                                                                File No. 70-7715


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM U-1


                           APPLICATION OR DECLARATION

                                    under the

                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                     * * *

                         INDIANA MICHIGAN POWER COMPANY
                 One Summit Square,  Fort Wayne,  Indiana 46801
               (Name of company or companies filing this statement
                 and addresses of principal executive offices)

                                     * * *

                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                     (Name of top registered holding company
                     parent of each applicant or declarant)

                                     * * *

                         Susan Tomasky, General Counsel
                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215
                    (Name and address of agent for service)


      Indiana Michigan Power Company, Inc. ("I&M"), an Indiana corporation and a subsidiary company of American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), hereby amends its Application or Declaration on Form U-1 in File No. 70-7715 as follows:

      1.   By adding the following paragraphs to the end of Item 1.
DESCRIPTION OF PROPOSED TRANSACTION:
      "By Order dated December 21, 1990 (HCAR No. 25222), the Commission, among other things, authorized I&M to enter into a Nuclear Material Lease Agreement, dated as of December 1, 1990 ('Existing Lease'), with DCC Fuel Corporation ('DCC'), under which I&M leases certain nuclear material ('Nuclear Fuel') required for use at its Donald C. Cook Nuclear Plant ('Cook Plant'). DCC is a special purpose corporation formed under the laws of the State of Ohio, all the stock of which is held by The Huntington Trust Company, N.A., as Trustee (the 'Trustee') of DCC Fuel Trust (the 'Trust'). The Trust was formed under the laws of the State of Ohio pursuant to a Trust Agreement among I&M, as trustor, the Trustee and I&M, as trust beneficiary.

      Under the terms of the Existing Lease, DCC is responsible for all payments to suppliers, processors and manufacturers necessary to provide Nuclear Fuel for the Cook Plant, and I&M is responsible for operating, maintaining, repairing, replacing, and insuring the Nuclear Fuel and for paying all taxes and costs arising out of the ownership, possession or use thereof. The maximum value of Nuclear Fuel under the Existing Lease cannot exceed $110,000,000

      Basic Rent under the Existing Lease is payable monthly and includes (A) a Monthly Finance Charge, which includes allocated operational and financing costs of DCC, and (B) a Monthly Rent Component equal to the cost of the Nuclear Fuel consumed while the Nuclear Fuel is in the reactor and producing heat. In addition, I&M pays Additional Rent which includes among other things all expenses and taxes incurred by DCC to the extent not paid as part of Basic Rent.

      In accordance with the terms of the Credit Agreement between DCC and PruLease, the Note Purchase Agreement between DCC and various note purchasers and the other relevant transaction documents, on March 1, 1999 PruLease and the note purchasers notified I&M that they had elected to terminate their obligations effective March 1, 2001 or such earlier date as is mutually acceptable to the parties. I&M now proposes to enter into a new arrangement with Bank of America for the financing and lease of the Nuclear Fuel ('New Lease').

      Pursuant to the terms of a Loan Agreement among DCC, a special purpose commercial paper funding entity ('CP Funding Vehicle') and one or more financial institutions ('Liquidity Purchasers'), either the CP Funding Vehicle or the Liquidity Purchasers will agree to make loans ('Loans') to DCC from time to time commencing on the date the transaction documents are entered into and ending 30 days prior to the scheduled last day of the term of the New Lease. DCC may from time to time borrow, prepay and reborrow amounts pursuant to the Loan Agreement. If on any advance date the CP Funding Vehicle chooses not to fund an advance request, then such amount will be funded by the Liquidity Purchasers directly to DCC. DCC's obligations under the Loan Agreement will be evidenced by notes ('Notes'). The maturity date of the Notes will be coterminous with the term of the New Lease. Pursuant to the terms of the Loan Agreement, the CP Funding Vehicle and the Liquidity Purchasers will be obligated from time to time to make revolving loans to DCC up to a maximum aggregate commitment of $140,000,000. The form of the Loan Agreement is attached hereto as Exhibit B-8.

      Notes will bear interest (i) if funded by the CP Funding Vehicle, at the commercial paper rate quoted including dealer fees plus a program fee and (ii) if funded by the Liquidity Purchasers, at LIBOR plus a margin. The principal amount of each Loan will amortize monthly based upon the heat production of the Nuclear Fuel, commencing on the date the parties enter into a final leasing record and ending when the Nuclear Fuel is removed from service. Each group of fuel assemblies inserted into a nuclear reactor as a group (a 'Batch') will be amortized to zero (other than Batches still in heat production on the last day of the lease term)

      I&M also proposes to enter into a new lease with DCC ('New Lease'). Under the terms of the New Lease, which is substantially the same as the Existing Lease except for the determination of the monthly lease payments and other minor changes, DCC will be responsible for all payments to suppliers, processors and manufacturers necessary to provide Nuclear Fuel for the Cook Plant, and I&M will be responsible for operating, maintaining, repairing, replacing, and insuring the Nuclear Fuel and for paying all taxes and costs arising out of the ownership, possession or use thereof. The form of the New Lease is attached hereto as Exhibit B-9.

      During the term of the New Lease, I&M will pay rent monthly in arrears in amounts equal to (i) interest and principal due and payable with respect to the Notes and (ii) other operational and financing costs paid or due and payable by DCC.

      Unless earlier terminated or extended, the New Lease will terminate on the fifth anniversary of its inception. The lease term may be extended by additional two-year terms by notice given at least 180 days prior to the expiration of the lease term or any renewal thereof by mutual agreement of I&M, DCC, the Liquidity Purchasers and the CP Funding Vehicle. I&M may terminate the New Lease upon 30 days' prior written notice at any time after the second anniversary of the inception of the New Lease. DCC may terminate the New Lease prior to the scheduled termination date under certain circumstances, including, among others, if it becomes subject to certain adverse rules, regulations or declarations with respect to its status or the conduct of its business, if certain changes occur in the Price-Anderson Act or Atomic Energy Act, if there is a nuclear incident of sufficient magnitude, or if certain adverse regulatory events occur in connection with the New Lease or the Cook Plant.

      At termination of the New Lease, I&M will purchase all of DCC's interests in and to the Nuclear Fuel then subject to the New Lease. Title to the Nuclear Fuel will be transferred to I&M or, under certain circumstances, a party designated by I&M and approved by DCC. I&M will be obligated to pay DCC a purchase price equal to the sum of the then outstanding principal amount of the Notes, and, among other things, all other amounts due under the Loan Agreement. Upon consummation of such purchase, all obligations of I&M under the New Lease will terminate except to the extent provided therein. In addition, in the event that borrowings of DCC mature and DCC otherwise cannot obtain funds to pay such borrowings, I&M will be required to purchase Nuclear Fuel from DCC in such amount as will enable DCC to pay such borrowings.

      Upon the occurrence of certain events of default, DCC may terminate the New Lease, or whether or not it has terminated the New Lease, may take possession of the Nuclear Fuel and sell it. In the event of such a termination, DCC may recover from I&M damages and expenses resulting from the breach of the New Lease, all accrued and unpaid amounts owed to it by I&M, and liquidated damages.

      The parties will also enter into a Participation Agreement and a Security Agreement, forms of which are attached hereto as Exhibits B-10 and B-11, respectively.
                             Compliance with Rule 54

      Rule 54 provides that in determining whether to approve certain transactions other than those involving an exempt wholesale generator ('EWG') or a foreign utility company ('FUCO'), as defined in the 1935 Act, the Commission will not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or FUCO if Rule 53(a), (b) and (c) are satisfied. All applicable conditions of Rule 53(a) are currently satisfied except for clause (1). As of December 31, 1999, AEP, through its subsidiary, AEP Resources, Inc. ('Resources'), had aggregate investment in FUCOs of $885,141,000. This investment represents approximately 51.3% of $1,725,274,000, the average of the consolidated retained earnings of AEP reported on Forms 10-Q and 10-K for the four consecutive quarters ended December 31, 1999. However, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs (HCAR No. 26864, April 27, 1998) (the '100% Order') in File No. 70-9021.
Although AEP's aggregate investment exceeds the 50% 'safe harbor' limitation contained in Rule 53, AEP's aggregate investment is below the 100% limitation authorized under the 100% Order.

      Since the date of the 100% Order, there has been no material change in AEP's consolidated capitalization ratios. As of September 30, 1997, the most recent period for which financial statement information was evaluated in the 100% Order, AEP's consolidated capitalization consisted of 47.4% common and preferred equity and 52.6% debt. As of December 31, 1999, AEP's consolidated capitalization consisted of 41.0% common and preferred equity and 59.0% debt. The requested authorization will have no impact on AEP's consolidated capitalization ratios on a pro forma basis. AEP believes this ratio remains within acceptable ranges and limits. Further, AEP's interests in EWGs and FUCOs have contributed positively to its consolidated earnings.

      AEP will continue to maintain in conformity with United States generally accepted accounting principles and make available the books and records required by Rule 53(a)(2). AEP does, and will continue to, comply with the requirement that no more than 2% of the employees of AEP's electric utility subsidiaries shall, at any one time, directly or indirectly, render services to an EWG or FUCO in which AEP directly or indirectly owns an interest, satisfying Rule 53(a)(3). And lastly, AEP will continue to submit a copy of Item 9 and Exhibits G and H of AEP's Form U5S to each of the public service commissions having jurisdiction over the retail rates of AEP's electric utility subsidiaries, satisfying Rule 53(a)(4). Rule 53(c) is inapplicable by its terms because the proposals contained herein do not involve the issue and sale of securities (including any guarantees) to finance an acquisition of an EWG or FUCO.

      Rule 53(b). (i) Neither AEP nor any subsidiary of AEP is the subject of any pending bankruptcy or similar proceeding; (ii) AEP's average consolidated retained earnings for the four most recent quarterly periods ($1,725,274,000) represented an increase of approximately $51,053,000 (or 3.0%) in the average consolidated retained earnings from the previous four quarterly periods ($1,674,221,000); and (iii) for the fiscal year ended December 31, 1999, AEP did not report operating losses attributable to AEP's direct or indirect investments in EWGs and FUCOs.

      As noted, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs. In connection with its consideration of AEP's application for the 100% Order, the Commission reviewed AEP's procedures for evaluating EWG or FUCO investments. Based on projected financial ratios and on procedures and conditions established to limit the risks to AEP involved with investments in EWGs and FUCOs, the Commission determined that permitting AEP to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs would not have a substantial adverse impact upon the financial integrity of the AEP, nor would it have an adverse impact on any of the utility subsidiaries or their customers, or on the ability of state commissions to protect the utility subsidiaries or their customers.

      2. By adding the following paragraph to the end of Item 2. FEES, COMMISSIONS AND EXPENSES:

      "No fees, commissions and expenses are expected to be incurred with respect to the transaction proposed in this Application or Declaration, except for legal fees and expenses of counsels for the Trustee, Company, Bank of America and the CP Funding Vehicle not in excess of $250,000, and fees and expenses to be billed at cost by American Electric Power Service Corporation and not to exceed $20,000 in the aggregate."

      3. By adding  the  following  paragraph  to the end of Item 4.  REGULATORY
APPROVAL:
      "No Federal or State commission or regulatory body, other than this Commission and the Indiana Utility Regulatory Commission, has jurisdiction over the proposed transactions for which authorization is requested herein, except that the Nuclear Regulatory Commission (the 'NRC') has licensing and regulatory jurisdiction over the ownership, possession, storage and handling of the Nuclear Fuel and has licensing and regulatory jurisdiction over the operation of the Cook Plant."

      4. By adding the following paragraph to the end of Item 5. PROCEDURE: "It is requested, pursuant to Rule 23(c) of the Rules and Regulations of the Commission, that the Commission's order granting, and permitting to become effective this Post-Effective Amendment No. 1 be issued on or before June 30, 2000. I&M waives any recommended decision by a hearing officer of or by any other responsible officer of the Commission and waives the 30-day waiting period between the issuance of the Commission's order and the date it is to become effective, since it is desired that the Commission's order, when issued, becomes effective forthwith. I&M consents to the Office of Public Utility Regulation assisting in the preparation of the Commission's decision and/or order in this matter, unless the Office opposes the matter covered by this Post-Effective Amendment No. 1."

      5. By adding the following Exhibits to ITEM 6. EXHIBITS:

      B-8 Form of Loan Agreement to be entered into among DCC, the CP Funding Vehicle and the Liquidity Purchasers (to be filed by amendment)

      B-9 Form of Nuclear Material Lease to be entered into between DCC and I&M

      B-10 Form of Participation Agreement to be entered into among DCC, I&M, the CP Funding Vehicle and the Liquidity Purchasers

      B-11 Form of Security Agreement to be entered into between DCC, the CP Funding Vehicle and the Liquidity Purchasers (to be filed by amendment)

      D-5 Petition to Indiana Utility Regulatory Commission (to be filed by amendment)

      D-6 Order of Indiana Utility Regulatory Commission (to be filed by amendment)

                                    SIGNATURE
      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                               INDIANA MICHIGAN POWER COMPANY


                               By: _/s/ A. A. Pena___________
                                      A. A. Pena
                                      Vice President
Dated: May 15, 2000

                                                                     Exhibit B-9
COUNTERPART NO.

                                     FORM OF
                             NUCLEAR MATERIAL LEASE
                          Dated as of ________ __, 2000
                                     between
                              DCC FUEL CORPORATION,
                                    as Lessor
                                       and
                         INDIANA MICHIGAN POWER COMPANY,
                                    as Lessee



AS OF THE DATE OF THIS LEASE, THE LESSOR UNDER THIS LEASE (THE "LESSOR") HAS GRANTED TO THE SECURED PARTIES, AS DEFINED HEREIN, A SECURITY INTEREST IN THIS LEASE AND IN ALL OF THE LESSOR'S RIGHTS AND INTERESTS UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, ALL OF THE LESSOR'S RIGHTS TO AND INTERESTS IN NUCLEAR MATERIAL AS DEFINED IN THIS LEASE.

THIS LEASE HAS BEEN MANUALLY EXECUTED IN [INSERT NUMBER OF COUNTERPARTS] (__) COUNTERPARTS, NUMBERED CONSECUTIVELY FROM 1 TO [__]. NO SECURITY INTEREST IN THIS LEASE OR IN ANY OF THE LESSOR'S RIGHTS AND INTERESTS UNDER THIS LEASE MAY BE PERFECTED BY THE POSSESSION OF ANY SUCH COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                    I N D E X

1.    Definitions                                                  4

2.    Notices                                                      4

3.    Title to Remain in the Lessor; Quiet Enjoyment; Fuel Management;
      Location                                                     4

4.    Agreement for Lease of Nuclear Material                      5

5.    Orders for Nuclear Material and Services; Assigned Agreements5

6.    Leasing Records; Payment of Costs of Lessor                  7

7.    No Warranties or Representation by Lessor                    8

8.    Lease Term; Early Termination; Termination of Leasing Records9

9.    Payment of Rent; Payments with Respect to the Lessor's Transaction
      Costs                                                        11

10.   Compliance with Laws; Restricted Use of Nuclear Material;
      Assignments; Permitted Liens; Spent Fuel                     11

11.   Permitted Contests                                           15

12.   Insurance; Compliance with Insurance Requirements            16

13.   [Intentionally Omitted]                                      18

14.   Casualty and Events of Loss                                  18

15.   Nuclear Material to Remain Personal Property.                19

16.   Events of Default                                            19

17.   Rights of the Lessor Upon Default of the Lessee              20

18.   Termination After Certain Events                             21

19.   Investment Tax Credit                                        23

20.   [Intentionally Omitted.]                                     23

21.   Obligation of the Lessee to Pay Rent                         23

22.   Miscellaneous                                                24



APPENDIX A      DEFINITIONS

EXHIBIT A       INTERIM LEASING RECORD

EXHIBIT B       FINAL LEASING RECORD

EXHIBIT C       NUCLEAR MATERIAL CONTRACTS

EXHIBIT D       ASSIGNMENT AGREEMENT

EXHIBIT E       BILL OF SALE TO INDIANA MICHIGAN POWER COMPANY

EXHIBIT F       FORM OF BASIC RENT AND OTHER RENT DUE SCHEDULE AND SCV
                CONFIRMATION SCHEDULE

EXHIBIT G       BTU CHARGE AGREEMENT



                                  NUCLEAR MATERIAL LEASE

      LEASE dated as of the __ day of _____________, 2000, by and between DCC FUEL CORPORATION, an Ohio corporation (herein called the "Lessor"), and INDIANA MICHIGAN POWER COMPANY, an Indiana corporation (herein called the "Lessee")

      In consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

1.    Definitions.
      Except as otherwise provided herein, defined terms when used in this Lease (including the Exhibits hereto) shall have the respective meanings set forth in Appendix 1 to the Participation Agreement dated as of even date herewith among Lessor, Lessee, Huntington Trust Company, as Owner Trustee, First Security Bank, National Association, as Collateral Agent, Bank of America, National Association, as Administrator and Liquidity Agent, the Liquidity Banks from time to time party thereto, and Hatteras Funding Corporation, as CP Lender (the "Participation Agreement").

2.    Notices.
      Any notice, demand or other communication which by any provision of this Lease is required or provided to be given shall be deemed to have been delivered if in writing addressed as provided below and actually delivered by mail, overnight courier or facsimile at the following addresses:

           (i) If to the Lessor, DCC Fuel Corporation, c/o The Huntington Trust Company, N.A., 917 Euclid Avenue, Cleveland, Ohio 44115, marked for the attention of [__________,] or at such other address as it may have furnished to the Lessee and the Secured Parties; or (ii) If to the Lessee, Indiana Michigan Power Company, c/o American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, marked for the attention of the Senior Vice President-Finance, or at such other address as it may have furnished the Lessor and the Secured Parties in writing; or (iii)except as otherwise requested in writing by any Secured Party, any notice, demand or communication which by any provision of this Lease is required or provided to be given to the Secured Parties shall be deemed to have been delivered to all the Secured Parties if a single copy thereof is delivered to each of (a) the Collateral Agent, (b) the Liquidity Agent and (c) the Lender at the address for each as identified in the Participation Agreement.

3.    Title to Remain in the Lessor; Quiet Enjoyment; Fuel Management;Location

      (a) The Lessor and the Lessee hereby acknowledge that this Lease is a lease and is intended to secure the obligations of the Lessee to pay installments of Rent hereunder as the same become due; that, subject to the provisions of Section 10(h) and (j) hereof, the Lessor has title to and is the owner of the Nuclear Material; and that the relationship between the Lessor and the Lessee shall always be only that of the Lessor and the Lessee.

      (b) The Lessor agrees and covenants that, so long as the Lessee makes timely payments of Rent and fully performs all other obligations to be performed by the Lessee hereunder, the Lessor shall not hinder or interfere with the Lessee's peaceable and quiet enjoyment of the possession and use of Nuclear Material leased hereunder, for the term or terms herein provided, subject, however, to the terms of this Lease.

      (c) So long as no Lease Event of Default shall have occurred and be continuing and the Lessor shall not have elected to exercise any of its remedies under Section 17 hereof, the Lessee shall have full right and lawful authority to engage in Fuel Management. The Lessee is hereby designated the lawful representative of the Lessor in all dealings with Manufacturers and any regulatory agency having jurisdiction over the ownership or possession of the Nuclear Material.

      (d) The Lessee covenants to the Lessor that the location of the Nuclear Material will be limited to: (x) the Manufacturers' facilities, (y) transit between Manufacturers' facilities and other Manufacturers' facilities or a Generating Facility and (z) a Generating Facility. Each assembly of the Nuclear Material will be located during its Heat Production and "cooling-off" stage at a Generating Facility.

4. Agreement for Lease of Nuclear Material.

      The Lessor shall lease to the Lessee and the Lessee shall lease from the Lessor such Nuclear Material as may be mutually agreed upon, provided that the total Stipulated Casualty Value of all Nuclear Material leased hereunder at any one time shall not exceed the Aggregate Commitment Amount in the aggregate ("Maximum Stipulated Casualty Value"). The Lessor and the Lessee shall evidence their agreement to lease particular Nuclear Material in accordance with the terms and provisions of this Lease by signing and delivering to each other, from time to time, Leasing Records, substantially in the form of Exhibit A or Exhibit B hereto, as applicable, covering such Nuclear Material. Nothing contained herein shall be deemed to prohibit the Lessee from leasing from other lessors or otherwise obtaining other nuclear material for use in any Generating Facility, subject to the provisions with respect to intermingling contained in
      Section 6 hereof.

5. Orders for Nuclear Material and Services; Assigned Agreements.

      (a) The Nuclear Material Contracts listed in Exhibit C hereto, relating, among other things, to the purchase of, and services to be performed with respect to, Nuclear Material were entered into by the Lessee prior to the date of this Lease. Any further agreements which the Lessee deems necessary or desirable with respect to the purchase of or services to be performed on Nuclear Material to be leased hereunder may be negotiated by the Lessee and executed by the Lessee in its own name, or, where permitted, as agent for the Lessor.

      (b) So long as no Lease Event of Default shall have occurred and be continuing, and subject to the approval of the Lessor and to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, the interests of the Lessee under the agreements listed in Exhibit C, and the interests of the Lessee under any further Nuclear Material Contracts (whether executed and delivered before or after the date of this agreement) pursuant to which the Lessee desires to purchase Nuclear Material or have services performed on any Nuclear Material leased or to be leased hereunder, may be assigned to the Lessor under an Assignment Agreement substantially in the form of Exhibit D hereto or in such form, approved by the Lessor, as shall be required pursuant to the applicable terms of the agreements listed in Exhibit C. The Lessee shall use its best efforts to cause the other parties to such agreements to consent to such assignment. Upon such assignment and consent with respect to any Nuclear Material Contract, the Lessor, subject to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4, shall make all payments which are required thereunder for the purchase of Nuclear Material or for services to be performed thereon, such payments to be made as provided in Section 6.

      (c) So long as no Lease Event of Default shall have occurred and be continuing, the Lessor hereby authorizes the Lessee, at the Lessee's cost and expense, to assert all rights and claims, and to bring suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any Manufacturer's warranties or undertakings, express or implied, relating to any portion of the Nuclear Material and to retain the proceeds of any such suits, actions and proceedings.

      (d) Notwithstanding any other provision of this Lease or any other Basic Document, the Lessee shall not be obligated to provide the Lessor or the Secured Parties with a copy of, or any information relating to, any portion of an Assigned Agreement other than as permitted by the Assignment Agreement related to such Assigned Agreement.

6. Leasing Records; Payment of Costs of Lessor.

      (a)  Interim Leasing Records.
           An Interim Leasing Record shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of Nuclear Material, and shall set forth the full description of the Nuclear Material specified therein, the Acquisition Cost and location thereof, and such other details with respect to such Nuclear Material as the parties may agree. During the period of preparation and processing or reprocessing of Nuclear Material subject to an Interim Leasing Record, if the Lessor shall make any further payment or payments or if the Lessor receives any payment or payments representing a credit against the Acquisition Cost previously paid with respect to such Nuclear Material, a supplemental Interim Leasing Record dated the date that the Lessor makes each such further payment or the date of receipt of any such credit shall be signed by the Lessor and the Lessee to record the revised Acquisition Cost, after giving effect to any such payments or credits with respect to such Nuclear Material, any change in location and such additional details as the parties may agree.

      (b)  Final Leasing Records.
           For Nuclear Material previously covered by an Interim Leasing Record, the Final Leasing Record shall be dated the first day of the month following the date of completion of the first 200 full power hours of Heat Production of such Nuclear Material, unless such completion date is the first day of a calendar month, in which case the Final Leasing Record shall be dated such date. For Nuclear Material not previously covered by an Interim Leasing Record, (which Nuclear Material shall include such Nuclear Material that is leased as of the first day of the Lease Term and that has completed the first 200 full power hours of Heat Production), the Final Leasing Record shall be dated the date that the Lessor first makes any payment with respect to the Acquisition Cost of such Nuclear Material. A Final Leasing Record shall set forth a full description of the Nuclear Material specified therein, the Acquisition Cost thereof, the BTU Charge, the location, and such other details with respect to such Nuclear Material as the parties may agree. The BTU Charge for any Nuclear Material may be revised by Lessee at any time during the lease thereof to reflect any reasonably anticipated change in its operating life, heat output or utilization in each case so that at the end of the operating life of the Nuclear Material the principal amount of the outstanding Notes allocable to the Acquisition Cost of such Nuclear Material would be paid in full. Such revision shall be affected by Lessee executing and forwarding to the Lessor a revised Final Leasing Record dated the first day of the following calendar month and setting forth such revised BTU Charge. Upon receipt of such revised Final Leasing Record, Lessor shall execute and return a copy thereof to the Lessee. Such revised BTU Charge shall be applicable to such Nuclear Material for each month thereafter beginning on the date of the revised Final Leasing Record.

      (c)  Payment of Nuclear Material Costs.
           Invoices of Manufacturers, or of other persons performing services, covering Nuclear Material to be leased hereunder shall be forwarded to the Lessor in care of the Lessee at the Lessee's address. Upon receipt by the Lessee of an invoice covering Nuclear Material to be leased hereunder, the Lessee shall review such invoice and upon the Lessee's approval thereof, the Lessee shall forward such invoice endorsed with the Lessee's approval to the Lessor, together with a Leasing Record completed and signed by a Lessee Representative covering such Nuclear Material. The Lessee's invoice for any cost incurred by it and includable in the Acquisition Cost of any Nuclear Material shall be forwarded to the Lessor, together with a Leasing Record completed and signed by a Lessee Representative covering such costs. After receipt of such invoice or invoices and Leasing Record, the Lessor, subject to the limitation on the Maximum Stipulated Casualty Value of Nuclear Material contained in Section 4 shall pay such invoice as provided therein or in the related purchase agreement and shall execute the Leasing Record and return a copy thereof to the Lessee and the Secured Parties. The Leasing Record shall be dated as provided for in this Lease. To the extent that the Acquisition Cost of the Nuclear Material covered by any Leasing Record has been paid or incurred by the Lessee, the Lessor, subject to the limitation on Maximum Stipulated Casualty Value of Nuclear Material contained in
           Section 4 shall  promptly  reimburse  the Lessee in  accordance  with
           Article III of the Participation Agreement. The Lessee shall: (i) pay all costs and expenses of freight, packing, insurance, handling, storage, shipment and delivery of the Nuclear Material to the extent that the same have not been included in the Acquisition Cost; and
           (ii) at its own cost and expense, furnish such labor, equipment and other facilities and supplies, if any, as may be required to install and erect the Nuclear Material to the extent that the cost and expense thereof have not been included in the Acquisition Cost. Such installation and erection shall be in accordance with the specifications and requirements of each Manufacturer.

      (d)  Intermingling of Fuel Assemblies.
           Nuclear Material specified in a Leasing Record and leased hereunder shall, subject to the provisions of Section 10 (h) and (i) hereof, be owned exclusively by the Lessor and leased to the Lessee hereunder. The Lessee agrees that in no case will it cause or permit nuclear material owned by any Person other than the Lessor to be included in an assembly or sub-assembly which is owned by the Lessor and leased hereunder. However, fuel assemblies or sub-assemblies owned by the Lessor and leased to the Lessee hereunder may be intermingled in a Generating Facility with fuel assemblies or sub-assemblies not owned by the Lessor and leased to the Lessee hereunder, provided that the Nuclear Material constituting assemblies or sub-assemblies owned by the Lessor shall be readily identifiable by serial number or other distinguishing marks. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Nuclear Material or making delivery thereof.

      (e)  Delivery of Leasing Records.
           Each of Lessor and Lessee shall deliver to the Collateral Agent a copy of any Leasing Record or other document, instrument or writing required to be delivered by it to any other Person pursuant to this
           Section 6.

7. No Warranties or Representation by Lessor.
      THE NUCLEAR MATERIAL IS LEASED AS-IS, WHERE-IS IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN AND TO ALL APPLICABLE LAWS, RULES, REGULATIONS, ORDERS, WRITS, INJUNCTIONS, DECREES, CONSENTS, APPROVALS, EXEMPTIONS, AUTHORIZATIONS, LICENSES AND WITHHOLDING OF OBJECTIONS OF ANY GOVERNMENTAL OR PUBLIC BODY OR AUTHORITY AND ALL OTHER REQUIREMENTS HAVING THE FORCE OF LAW APPLICABLE AT ANY TIME TO ANY OF THE NUCLEAR MATERIALS OR ANY ACT OR TRANSACTION WITH RESPECT THERETO OR PURSUANT TO THIS LEASE, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND BY THE LESSOR, OR ANY PERSON ACTING ON ITS BEHALF. THE LESSEE ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM NOR ANY OTHER PERSON ACTING ON BEHALF OF THE LESSOR HAS HAD AT ANY TIME PHYSICAL POSSESSION OF ANY PORTION OF THE NUCLEAR MATERIAL, HAS MADE ANY INSPECTION THEREOF, HAS GIVEN ANY ADVICE TO THE LESSEE OR HAS MADE ANY RECOMMENDATION TO THE LESSEE WITH RESPECT TO THE CHOICE OF THE SUPPLIER, VENDOR OR PROCESSOR OF THE NUCLEAR MATERIAL LEASED OR TO BE LEASED HEREUNDER OR WITH RESPECT TO THE PROCESSING, MILLING, CONVERSION, ENRICHMENT, FABRICATION, CONTAINERIZATION, TRANSPORTATION, UTILIZATION, STORAGE OR REPROCESSING OF THE SAME. THE LESSEE ALSO ACKNOWLEDGES AND AGREES THAT NEITHER THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM, NOR ANYONE ACTING ON BEHALF OF THE LESSOR HAS MADE ANY WARRANTY OR OTHER REPRESENTATION, EXPRESS OR IMPLIED, THAT THE NUCLEAR MATERIAL LEASED OR TO BE LEASED UNDER THIS LEASE (a) WILL NOT RESULT IN INJURY OR DAMAGE TO PERSONS OR PROPERTY, (b) WILL BE USEABLE BY THE LESSEE OR WILL ACCOMPLISH THE RESULTS WHICH THE LESSEE INTENDS FOR SUCH NUCLEAR MATERIAL, OR (c) IS SAFE IN ANY MANNER OR RESPECT. THE LESSEE ALSO ACKNOWLEDGES AND AGREES
      THAT THE LESSOR, ITS DIRECTORS, OFFICERS AND EMPLOYEES, ANY COMPANY, PERSON OR FIRM CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH ANY OF THEM (EXCEPT LESSEE ITSELF), AND ANYONE ACTING ON BEHALF OF ANY OF THEM IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF NUCLEAR MATERIAL AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, USEABILITY, DURABILITY, SUITABILITY OR CONSEQUENCES OF USE OR MISUSE OF THE NUCLEAR MATERIAL IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED.

8.    Lease Term; Early Termination; Termination of Leasing Records.

      (a) The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Nuclear Material for the term provided in this Lease and subject to the terms and provisions hereof.
      (b) The term of this Lease shall begin at 12:01 A.M., Cleveland, Ohio time, on [insert month and date], 2000, and, unless earlier terminated as provided in this Section 8 or in Sections 17 or 18 hereof, shall end at the close of business in Cleveland, Ohio on the Scheduled Termination Date.

      (c) (i) The Lessee may at any time on or after the second anniversary of the date of the initial Leasing Record or within 60 days of a Burdensome Buyout Event, in each case as to either or both Generating Facilities, terminate the Lease and the lease of all, but not less than all, of the Nuclear Material as is then used in or specifically designed for use in such Generating Facility, by giving written notice ("Notice of Lease Termination") thereof to the Lessor, the Secured Parties and the Agents. Such Notice of Lease Termination shall specify (x) a Termination Settlement Date, which shall be the Payment Date of the calendar month next following the date of said Notice of Lease Termination, and not later than the Scheduled Termination Date in effect on the date such notice is given, and (y) the Nuclear Material as to which this Lease is being terminated.

           (ii) If a Burdensome Buyout Event shall occur, Lessee may not give a Notice of Lease Termination unless it shall have provided to the Lessor and the Secured Parties written notice describing in reasonable detail such change in law or unforeseeable event or condition and how such event or condition has resulted in the leasing transaction becoming burdensome to Lessee ("Burdensome Buyout Notice"). Upon receipt of Lessee's Burdensome Buyout Notice, Lessor shall reasonably cooperate with Lessee, at the sole cost and expense of Lessee, to eliminate, reduce or recover the costs, obligations, restrictions or prohibitions resulting from the Burdensome Buyout Event, in each case in a manner not adverse to Lessor, any Secured Party or either Agent; provided that Lessee shall not be required to cooperate with the Secured Parties and either Agent if the Burdensome Buyout Event cannot be mitigated or avoided, in which case Lessee may give a Notice of Lease Termination concurrently with its Burdensome Buyout Notice. (iii)If the Lessee, the Secured Parties and Agents cannot, within 30 days of delivery of the Burdensome Buyout Notice, mutually agree on how to mitigate or avoid the burdensome effects to Lessee of the Burdensome Buyout Event, Lessee shall deliver to the Secured Parties and the Agents, as well as Lessor, a Notice of Lease Termination.

      (d) Following the giving of a Notice of Lease Termination under Section 8(c) hereof, all obligations of the Lessor and Lessee hereunder with respect to the relevant Generating Facility, including the obligations of the Lessee to pay Basic Rent and Additional Rent, and of the Lessor to acquire and pay for Nuclear Material and lease the same to the Lessee in respect of such Generating Facility, shall continue until the Termination Settlement Date. On such Termination Settlement Date, the Lessee shall be obligated to pay to the Lessor, as the purchase price for the Nuclear Material as to which this Lease is being terminated, an amount equal to the sum of (x) the Stipulated Casualty Value of such Nuclear Material leased hereunder as of the Termination Settlement Date and (y) the Termination Rent on the Termination Settlement Date. The Lessor shall be obligated to deliver to the Lessee or to any designee of the Lessee a Bill of Sale substantially in the form of Exhibit E hereto vesting title to and ownership of such Nuclear Material in the Lessee or in the Lessee's designee free and clear of all Liens under the Collateral Documents (but only if the Secured Parties are obligated to release such liens in accordance with Section 11 of the Security Agreement).

      (e) The Lessee shall deliver to the Lessor and to the Secured Parties an SCV Confirmation Schedule in the form of Exhibit F hereto on or within 30 days following the date on which any Nuclear Material leased hereunder is removed from the reactor of either Generating Facility for purposes of "cooling-off" preliminary to reprocessing (to the extent permitted by Applicable Laws) or permanent on-site safe storage and/or off-site disposal. If the Lessee elects within 30 days following the receipt by Lessor of such SCV Confirmation Schedule to extend the Lease Term thereof for the purposes of reprocessing any such Nuclear Material, then the Lessor and the Lessee shall enter into an Interim Leasing Record with respect to such Nuclear Material in its then condition. In all other cases, the Final Leasing Record with respect to any such Nuclear Material shall be terminated and the Lessee shall immediately pay to the Lessor all amounts, including Stipulated Casualty Value, with respect to such Nuclear Material, and, upon receipt thereof, the Lessor shall transfer title to such Nuclear Material, free and clear of the Liens created by the Collateral Documents (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement), to the Lessee or to any third party designated by Lessee by executing and delivering to the Lessee or any such designee a Bill of Sale.

9. Payment of Rent; Payments with Respect to the Lessor's Transaction Costs.

      (a)  Basic Rent.
           The Lessee shall pay Basic Rent monthly on each Basic Rent Payment Date.

      (b)  Additional Rent.
           In addition to the Basic Rent, the Lessee will also pay from time to time as provided in this Lease or on demand of the Lessor, all Additional Rent on the due date thereof; provided, however, that any amount of Additional Rent due with respect to Additional Costs shall be paid to the Lessor on the same date that the Lessor is obligated to make such payment under the Participation Agreement. In the event of any failure by the Lessee to pay any Additional Rent, the Lessor shall have all the rights, powers and remedies as in the case of failure to pay Basic Rent.

      [(c) Prepayments of Basic Rent.
           The Lessee may prepay the Monthly Rent Component on the date set forth in a written notice delivered at least [30 days] prior to such prepayment. Such payment shall be credited against subsequent amounts owed by the Lessee on account of the Monthly Rent Component.]

      (d)  Wire Payment; Procedure for Paying Basic Rent.
           All payments of Rent and other payments to be made by the Lessee to the Lessor pursuant to this Lease shall be paid to the Lessor (or, at the Lessor's request, to the Secured Parties) in Federal funds or in other funds immediately available at such address. The Lessee shall furnish to the Lessor and the Collateral Agent five Business Days prior to each Basic Rent Payment Date a summary of the rental calculations for the preceding calendar month (or portion thereof) covering all outstanding Leasing Records. On each Basic Rent Payment Date, the Lessee shall deliver to the Lessor and the Collateral Agent a signed and completed SCV Confirmation Schedule. All such schedules delivered by the Lessee pursuant to the provisions of this Lease shall constitute representations of the Lessee as to the accuracy of the matters contained therein.

      (e)  Purchase of Nuclear Material by Lessee.
           The Lessee shall, upon the Scheduled Termination Date, under circumstances where the Lessor cannot obtain funds to meet the maturities of the Notes through the proceeds of borrowings by the Lessor under the Loan Agreement and the LAPA, purchase an amount of Nuclear Material to be designated by the Lessee not less than three Business Days prior to such purchase, by delivering to the Lessor an SCV Confirmation Schedule in the form of Exhibit F hereto showing that the Stipulated Casualty Value of the designated Nuclear Material is not less than the amount of the Lessor's borrowings maturing under the circumstances set forth above. On the date specified for such purchase, the Lessee shall pay an amount equal to the Stipulated Casualty Value thereof, together with any Additional Rent then due and payable to the Lessor. Thereupon, the Lessor shall deliver to the Lessee a Bill of Sale transferring to the Lessee for no additional consideration, all right, title, interest and claim of the Lessor to such portion of the Nuclear Material free and clear of the Liens under the Collateral Documents (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement). Thereupon, such portion of the Nuclear Material shall cease to be subject to any provision of this Lease and, if the Secured Parties are obligated to release such Liens pursuant to such section, of the Collateral Documents. Upon delivery of such Bill of Sale, the Lessor and the Lessee shall execute a supplemental Leasing Record eliminating such portion of the Nuclear Material from the description of the Nuclear Material leased hereunder and making other necessary changes to the Leasing Record.

10. Compliance with Laws; Restricted Use of Nuclear Material; Assignments; Permitted Liens; Spent Fuel.

      (a)  Compliance with Legal Requirements.
           Subject to the provisions of Section 11 hereof, the Lessee agrees to comply with all Legal Requirements.

      (b) Recording of Title.
           The Lessee shall promptly and duly execute, deliver, file and record all such further counterparts of this Lease or such certificates, Bills of Sale, financing and continuation statements and other instruments as may be reasonably requested by the Lessor, and take such further actions as the Lessor shall from time to time reasonably request, in order to establish, perfect and maintain the rights and remedies created or intended to be created in favor of the Lessor and the Secured Parties hereunder and the Lessor's title to and interest in the Nuclear Material as against the Lessee or any third party in any applicable jurisdiction in the United States of America.

      (c)  Exclusive Use of Nuclear Material.
           So long as no Lease Event of Default shall have occurred and be continuing, the Lessee may use the Nuclear Material in the regular course of its business or in the business of any Subsidiary or Affiliate of the Lessee, and may, subject to Section 3(d) hereof and after notice in writing to the Lessor and at the Lessee's sole expense (without limiting the Lessee's rights to request payment by the Lessor of such expense as provided in Section 6 hereof), move such Nuclear Material to any other location for the purpose of having services performed thereon in connection with any stage of the
           Nuclear   Material   Cycle  other  than  Heat   Production   and  the
           "cooling-off"   stage,   provided  that  (i)  no  such  action  shall
           materially reduce the then fair market value of such Nuclear Material, (ii) such Nuclear Material shall be and remain the property of the Lessor, subject to this Lease, (iii) all Legal Requirements (including, without limitation, all necessary government approvals) shall have been met or obtained, and all necessary or advisable recordings, filings and registrations which the Lessor shall reasonably consider advisable shall have been duly made in order to protect the validity and effectiveness of this Lease and the security interest created in the Security Agreement, and (iv) in the case of any movement of Nuclear Material to any location outside the continental United States, the Lessee shall have delivered to the Lessor and the Secured Parties evidence reasonably satisfactory to the Lessor and Secured Parties (including, if requested, an opinion of independent outside counsel to the Lessee) that insurance and/or indemnification against liability to third persons for death or injury or damage to property exists protecting the interests of the Lessor, the Lessee, and the Secured Parties. The Lessee shall maintain and make available to the Lessor for examination upon reasonable notice complete and adequate records pertaining to receipt, possession, use, location, movement, physical inventories and any other information reasonably requested by the Lessor with respect to the Nuclear Material leased by the Lessee.

      (d)  Additional Lessee Covenants.
           The Lessee agrees to use every reasonable precaution to prevent loss or damage to the Nuclear Material leased hereunder. All individuals handling or operating Nuclear Material in the possession of the Lessee shall be conclusively presumed not to be agents of the Lessor. The Lessee shall cooperate fully with the Lessor and all insurance companies and governmental agencies providing insurance under Section 12 hereof in the investigation and defense of any claims or suits arising from the licensing, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating, utilization, and reprocessing of the Nuclear Material. To the extent required by any Applicable Laws, the Lessee shall attach to the Nuclear Material the form of required notice to protect or disclose the ownership of the Lessor or that the Nuclear Material is leased. Lessor hereby assigns and transfers to the Lessee all of its rights under any Manufacturer's warranty on Nuclear Material, provided that if a Lease Event of Default shall have occurred and be continuing, upon receipt of notice from Lessor or either Agent Lessee shall be deemed to have automatically reassigned all manufacturers' warranties to Lessor. The Lessee shall pay all costs, expenses, fees and charges, except Acquisition Costs, incurred by the Lessee in connection with the use and operation of
           Nuclear Material leased hereunder during the Lease Term of such Nuclear Material. The Lessee hereby assumes all risks of loss or damage of Nuclear Material however caused and shall, at its own expense, keep the Nuclear Material in good operating condition and
           repair,   reasonable  wear  and  tear,  obsolescence  and  exhaustion excepted.

      (e) Assignment by Lessor.
           Except as otherwise herein provided or in any other Basic Documents, the Lessor may not, without the prior written consent of the Lessee (not to be unreasonably withheld), sell, assign, transfer or convey the Nuclear Material or any interest therein or in the Lease, or grant to any party a security interest in, or create a lien or encumbrance upon, all or any part of its right, title and interest in this Lease and in any Nuclear Material leased hereunder, provided that such consent shall not be required if: (i) the Lessor shall advise the Lessee of such action, (ii) any such security interest, lien, encumbrance or assignment shall be expressly subject and subordinate to the interest of the Lessee in such Nuclear Material and in this Lease, and to all terms and provisions of this Lease, and
           (iii) the Lessor shall be and remain responsible for the performance of all terms, conditions and obligations under this Lease required to be performed by the Lessor, including but not limited to Lessor's obligations under Section 3 hereof. After receipt by the Lessee of written notice from the Lessor of any assignment by the Lessor of Rents or other sums payable by Lessee under this Lease, the Lessee shall make such payments as directed in such notice of assignment and such payments shall discharge the obligations of the Lessee hereunder to the extent of such payments. The Lessee hereby consents to the security interest and other rights and interests granted to the Secured Parties under the Security Agreement.

      (f)  Liens; Permitted Liens.
           The Lessee will not directly or indirectly create or permit to be created or to remain, and will discharge, any Lien imposed on the Nuclear Material or any portion thereof, or upon the Lessee's leasehold interest therein, or upon the Basic Rent, Additional Rent, or any other sum payable under this Lease, other than Permitted Liens.

      (g) Assignment by Lessee.
           Subject to all Applicable Laws, the Lessee may assign any right or interest which it may have under this Lease or in any Nuclear Material to a Subsidiary or Affiliate of the Lessee in which case such Subsidiary or Affiliate shall, except as otherwise provided in this sentence, be deemed to be the Lessee hereunder, provided, however, that in any such case the Lessee shall give prior written notice of such assignment to the Lessor and to the Secured Parties, and provided further that no such assignment shall in any way limit or affect the Lessee's obligations and duties hereunder.

      (h) Transfer of Title to Manufacturers.
           The parties recognize that, during the processing and reprocessing of Nuclear Material before and after its utilization in the Generating Facilities for the production of power, the Manufacturer performing services on the Nuclear Material may require that title thereto be transferred to such Manufacturer and/or that the Nuclear Material be commingled with other nuclear material, with an obligation for the Manufacturer, upon completion of the services, to reconvey a specified amount of nuclear material that will become Nuclear
           Material hereunder. The standard enrichment contracts of the Department of Energy contain such provisions. Therefore, the parties hereto agree that Nuclear Material leased hereunder may become subject to such a contract provision, and that the action contemplated by such provision may be taken, notwithstanding any provision of this Lease to the contrary, that, as between the Lessor and the Lessee, such Nuclear Material shall be deemed to be still leased hereunder while title thereto is in the Manufacturer, and that the nuclear material exchanged by the Manufacturer upon completion of its services shall be automatically leased hereunder in substitution for the Nuclear Material originally delivered to the Manufacturer.

      (i)  Spent Fuel.
           Without the consent of the Lessor [and subject to Section 3(d),] the Lessee shall not permit any Nuclear Material leased hereunder, which shall have been removed from a Generating Facility for the purpose of "cooling-off", storage, repair or reprocessing, to be removed from the site of the Generating Facilities unless (i) the new site of such Nuclear Material is a facility maintaining liability insurance and indemnification fully insuring and indemnifying the Lessor, the Lessee and the Secured Parties under the Atomic Energy Act and any other law, rule or regulation, or (ii) the lease of such Nuclear Material shall, concurrently with its removal from the Generating Facilities, be terminated by the Lessee pursuant to the provisions of
           Section 8 or 18 hereof, as applicable, with the Lessee acquiring the ownership thereof pursuant to Section 8(d) or Section 18(d) , as applicable.

      (j)  Intent of the Parties.
           Lessee hereby acknowledges it is the intent of the parties hereto for federal and state tax and bankruptcy purposes that Lessee is the beneficial owner of the Nuclear Material now or hereafter acquired and that the obligations of the Lessee to pay the interest component of the Monthly Finance Charge and the Monthly Rent Component will be treated as payments of interest and principal, respectively.

11.   Permitted Contests.
      The Lessee, at its expense, may in its own name or, if necessary and permitted, in the name of the Lessor or Secured Parties (and, if necessary but not so permitted, the Lessee may require the Lessor or the Secured Parties to) contest after prior notice to the Lessor, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or Lien therefor, or any Legal Requirements or Insurance Requirements, or any matter underlying Lessee's indemnity obligations under Section 9.1 of the Participation Agreement, or any other Lien, referred to in Section 10 hereof (each a "Permitted Contest"); provided that (i) in the case of an unpaid Imposition or Lien therefor, such proceedings shall suspend the collection thereof from the Lessor, (ii) neither the Nuclear Material or any portion thereof, nor the taking of any step necessary or proper with respect thereto in the management thereof through any stage of the Nuclear Material Cycle, nor the performance of any other act required to be performed by the Lessee under this Lease would be enjoined, prevented or otherwise interfered with, (iii) the Lessor would not be subject to any additional civil liability (other than interest which the Lessee agrees to pay), or any criminal liability, for failure to pay any such Imposition or to comply with any such Legal Requirements or Insurance Requirements or any such other mortgage, lien, encumbrance, charge, contract or agreement,
      (iv) such contest shall not interfere with the right of Lessor (or any permitted assignee of Lessor) to receive payment of all or any portion of Rent; and (v) the Lessee shall have set aside on its books adequate reserves (in accordance with GAAP) with respect thereto and shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the Lessor. The Lessee will pay, and save the Lessor, the Agents and the Secured Parties harmless against, all losses, judgments, decrees and costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the determination of such contest pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith and such indemnification and each other indemnification obligation in favor of the Lessor hereunder, shall survive any termination of this Lease in whole or in part.

12. Insurance; Compliance with Insurance Requirements. The Lessee shall comply with all Insurance Requirements and with all Legal Requirements pertaining to insurance. Without limiting the foregoing, the Lessee shall:

      (a)  [Nuclear] Liability Insurance.
           At its own cost and expense, procure and maintain, or cause to be procured and maintained, [nuclear] liability insurance and indemnification with respect to Nuclear Material leased hereunder insuring and indemnifying the Lessor, the Lessee, the Agents, and the Secured Parties with policy limits equal to the greater of (i) to the full extent required or available under the Atomic Energy Act or under any other law, rule or regulation and (ii) amounts customarily carried or maintained by owners or operators of nuclear generating facilities in the United States for generating facilities of similar type, nature and size to the Generating Facilities and which generating facilities have risks associated with them which are substantially similar to those connected with the operation, maintenance and use of the Generating Facilities. In the event the provisions of the Atomic Energy Act with respect to liability insurance and the indemnification of licensees and operators of Nuclear Material thereunder or any other provisions of the Atomic Energy Act which benefit the Lessor, the Agents or the Secured Parties shall change, then the Lessee shall use its best efforts to obtain equivalent insurance and indemnification from the Nuclear Regulatory Commission or from such other public and/or private sources from whom such coverage is available.

      (b)  Casualty Insurance.
           At its own cost and expense, procure and maintain physical damage insurance with respect to the Nuclear Material insuring the Lessor, the Agents and the Secured Parties against loss or damage to the Nuclear Material to the extent that such insurance coverage may be available from public and private sources with insurance limits at all times at least equal to the total SCV's for Nuclear Material subject to the Lease. The Lessee may self-insure with respect to liability and physical damage insurance to the extent of $2,500,000, which amount may be increased from time to time as the Lessor and the Lessee may agree in writing, provided that such self-insurance is permitted under all Applicable Laws.

      (c)  Third Parties - Insurance Requirements.
           At its own expense, provide that Nuclear Material, while in the possession of third parties, is covered for liability insurance to the maximum extent available, and for physical damage insurance in an amount not less than the Stipulated Casualty Value of such Nuclear Material. To the extent that any such third party is maintaining such insurance coverage for the Nuclear Material, the Lessee shall have no obligation hereunder to do so.

      (d)  Additional Insureds; Loss Payees.
           Provide for the Lessor, Agents and the Secured Parties to be additional insureds where possible (but without any obligation or liability for premiums for such insurance), and, with respect to physical damage coverage, name the Collateral Agent as sole loss payee in all insurance policies and indemnification agreements relating to the Nuclear Material required under this Section. All such policies and, where possible, indemnification agreements, shall provide (A) for at least ten (10) days prior written notice to the Lessor, the Agents and the Secured Parties of any cancellation or material alteration of such policies, (B) for the insurer to waive any rights of subrogation against the additional insureds, (C) for the insurance to be primary, without rights of contribution from any other insurance carried by an other additional insured with respect to Nuclear Materials, and (D) that no additional insureds shall have any obligation or liability for premiums in connection with such insurance.

      (e)  Insurance Certificates.
           Upon request of the Lessor, Collateral Agent or the Secured Parties, provide Lessor, the Secured Parties and the Collateral Agent with copies of the policies or insurance certificates in respect of the insurance procured pursuant to the provisions of this Section, and will advise the Lessor, the Collateral Agent, and the Secured Parties of all expirations and renewals of policies and all notices issued by the insurers thereunder. Within a six-month period from the execution of this Lease and at yearly intervals thereafter, the Lessee will furnish to the Lessor, the Collateral Agent and the Secured Parties a certificate as to the insurance coverage provided pursuant to this Section and will further give notice as to any material change in the nature of such coverage, including, to the best of the Lessee's knowledge, any material change in the provisions of the Atomic Energy Act or applicable rule or regulation thereunder with respect to liability insurance and indemnification, or in the application, interpretation or enforcement thereof. The Lessor shall be under no duty to examine such insurance policies or indemnification agreements or to advise the Lessee in case the Lessee is not in compliance with any Insurance Requirements.

      (f)  Insurance by Lessor, Agents or any Secured Party.

           Each of Lessor, each Agent and each Secured Party may at its own expense carry insurance with respect to its interest in the Nuclear Material, provided that (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor, any Agent or any Secured Party may have in force which would apply to a loss covered under Lessee's policy, (ii) each such insurance policy will not cause Lessee's insurance required under this Section 12 to be subject to a coinsurance exception of any kind and (iii) each such insurance policy shall contain a waiver of any right of subrogation, set-off, counterclaim, or other deduction, whether by attachment or otherwise against Lessee. Any insurance payments received from policies maintained by Lessor, any Agent or any Secured Party shall be retained by Lessor, such Agent or such Secured Party, as the case may be, without reducing or otherwise affecting Lessee's obligations hereunder.

13.   [Intentionally Omitted]

14. Casualty and Events of Loss.

      (a) In the case of an Event of Loss or (ii) a Casualty resulting in damages to the Nuclear Materials in excess of $1,000,000, the Lessee shall promptly deliver written notice thereof to Collateral Agent and Lessor, and shall otherwise act in accordance with this Section 14.

      (b) Lessee shall promptly repair all Casualties (other than a Casualty to a nuclear fuel assembly if the Lessee replaces the damaged assembly with a substitute assembly).

      (c) In the case of an Event of Loss with respect to a Generating Facility, the Lessee shall repay the Stipulated Casualty Value of that portion of the Nuclear Materials suffering the Event of Loss, plus all other amounts then due and payable on the earlier of (i) the next scheduled Payment Date at least 60 days after such Event of Loss and (ii) the last day of the Lease Term. Such payment shall include all Additional Costs, if any, and all other fees and expenses then due and payable.

      (d) The lease hereunder of any Nuclear Material suffering an Event of Loss, and the obligation of the Lessee to pay Basic Rent and Additional Rent with respect to such Nuclear Material, shall continue until the day on which the Lessor receives payment of such Stipulated Casualty Value, Basic Rent and Additional Rent. Upon receipt of such payment, the Lessor shall deliver to the Lessee a Bill of Sale transferring all right, title, interest and claim of the Lessor to such Nuclear Material, free and clear of the Liens created by the Collateral Documents (but only if the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement), and thereupon the lease with respect to such Nuclear Material shall terminate.

15.   Nuclear Material to Remain Personal Property.
      It is expressly understood and agreed that the Nuclear Material shall be and remain personal property notwithstanding the manner in which it may be attached or affixed to realty and notwithstanding any law or custom or the provisions of any lease, mortgage or other instrument applicable to any such realty. The Lessee agrees to indemnify the Lessor, the Agents and the Secured Parties against and to hold the Lessor, the Agents and the Secured Parties harmless from all losses, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any of the Nuclear Material becoming part of any realty. Upon termination of the lease of any Nuclear Material, any costs of removal, transportation, storage and delivery of such Nuclear Material shall be paid by the Lessee. The Lessor, the Agents and the Secured Parties shall not be liable for any physical damage caused to any realty or any building by reason of the removal of the Nuclear Material therefrom.

16.   Events of Default.
      Each of the following events of default by the Lessee shall constitute a "Lease Event of Default" and give rise to the rights on the part of the Lessor described in Section 17 hereof:

           (a) Default in the payment of Basic Rent on the date on which such payment is due, or default in the payment of Additional Rent, if any, on the date on which such payment is due and in each case the continuance of such default of payment of Additional Rent for three days; or

           (b) Default in the payment of Termination Rent or any amount required to be paid under Section 9(e) on the date on which such payment is due;

           (c) Default in the payment or performance of any other liability or obligation or covenant of the Lessee under any Basic Document and the continuance of such default for thirty (30) days after written notice to the Lessee sent by registered or certified mail; provided that, no such default shall be deemed a Lease Event of Default if (i) such default is curable but cannot be cured within such thirty (30) day period, (ii) the Lessee is diligently pursuing such cure and effects such cure within 180 days of the date of such default, and (iii) during the continuance thereof, such default does not impair in any material respect the rights of the Lessor or the Secured Parties in the Collateral or subject the Lessor or the Secured Parties to onerous regulation or to any material liabilities under law;

           (d) The admission of insolvency or bankruptcy, inability to pay debts as they mature, or entering into receivership on the part of Lessee;

           (e) The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the Lessee and, if instituted against the Lessee, its consent thereto or the pendency of such proceedings for sixty (60) days; or

           (f) Other than pursuant to a condemnation proceeding, any court, governmental officer or agency shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of the Lessee.

17. Rights of the Lessor Upon Default of the Lessee.
      Upon the occurrence of any Lease Event of Default, the Lessor may, in its discretion, and shall, at the direction of the Secured Parties, do one or more of the following:

      (a) Terminate the lease of any Nuclear Material upon five (5) days written notice to the Lessee sent by registered or certified mail;

      (b) Whether or not any lease of any Nuclear Material is terminated, and, subject to any Applicable Laws, take immediate possession of any or all Nuclear Material or cause such Nuclear Material to be taken from the possession of the Lessee, and for such purpose, enter upon any premises without liability for so doing or require the Lessee, at the Lessee's expense, to deliver the Nuclear Material, properly containerized and insulated for shipping to the Lessor or to such other person as Lessor may designate, in which case the risk of loss shall be upon the Lessee until such delivery is made;

      (c) Whether or not any action has been taken under (a) or (b) above, and subject to any Applicable Laws, sell any Nuclear Material (with or without the concurrence or request of the Lessee) for cash at public or private sale and the Lessee shall be liable for and shall promptly pay to the Lessor all unpaid Rent to the date of receipt by the Lessor of the proceeds of such sale plus any deficiency between the net proceeds of such sale and the Stipulated Casualty Value of such Nuclear Material at the time of such payment by the Lessee;

      (d) Subject to any Applicable Laws, sell in a commercially reasonable manner, dispose of, hold, use, operate, remove, lease or keep idle any Nuclear Material as the Lessor (acting at the direction of the Secured Parties in their sole discretion) may decide, without any obligation to account to the Lessee with respect to such action or inaction or any proceeds thereof, except that the net proceeds of any such selling, disposing of, holding, using, operating or leasing shall be credited by the Lessor against any amount due to the Lessor from the Lessee hereunder;

      (e) Terminate this Lease as to any or all of the Nuclear Material, or exercise any other right or remedy which may be available under Applicable Laws or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

If the Lessee fails to deliver, promptly after written request, the Nuclear Material pursuant to (b), above, subject to reasonable wear and tear, use and exhaustion, in good operating condition and repair, or converts or destroys any Nuclear Material, the Lessee shall be liable to the Lessor for all Rent then due and payable on the Nuclear Material, all other amounts then due and payable under this Lease, the then Stipulated Casualty Value of such Nuclear Material, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and disbursements) sustained by the Lessor, any Agent or any Secured Party by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto, including any costs incurred under the Loan Agreement, the LAPA, and the Security Agreement, and any other amounts owed to the Secured Parties with respect to the Notes. If, upon the occurrence of a Lease Event of Default, the Lessee delivers Nuclear Material to the Lessor or to such other person as Lessor may designate, or if the Lessor repossesses or causes Nuclear Material to be repossessed on its behalf, the Lessee shall be liable for and the Lessor may recover from the Lessee all Rent on the Nuclear Material due and payable to the date of such delivery or repossession, all other amounts due and payable under this Lease, plus any loss, damage and expense (including without limitation reasonable attorneys' fees and disbursements) sustained by the Lessor, any Agent or any Secured Party by reason of such Lease Event of Default and the exercise of the Lessor's remedies with respect thereto. No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity and the exercise in whole or in part by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all such other remedies. No waiver by the Lessor of any Lease Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

18.   Termination After Certain Events.

      (a) This Lease shall, at the direction of the Majority Secured Parties, terminate prior to the expiration of its term upon the happening of any of the following "Terminating Events":

           (i) any change in, or new interpretation by an Authority having jurisdiction relating to the Price-Anderson Act, as amended, or the Atomic Energy Act, or the regulations of the Nuclear Regulatory Commission thereunder, in each case as in effect on the date of this Lease, as a result of which, in the opinion of independent counsel selected by the Collateral Agent and reasonably satisfactory to the Lessee and the Secured Parties, the Lessor is prohibited from asserting any material right, protection or defense available under Applicable Laws as of the date of this Lease with respect to civil or criminal actions brought in connection with a Nuclear Incident;

           (ii) the occurrence of a Deemed Loss Event;

           (iii)the failure of Unit 1 to average greater than 90% of the "Maximum Dependable Capacity" (1000 Mwe thereof), as reported in the NRC monthly operating report, for a period of 30 consecutive days within six months of the Scheduled Restart Date; (iv) the occurrence of a Nuclear Incident at either Generating Facility;

           (v) the failure of either Generating Facility to return to service within six months after being shutdown and the Lessee receives an order of the NRC pursuant to 10 CFR 2.202(a) relating to the shutdown;

           (vi) the failure of either Generating Facility to return to service within nine months after being shutdown for any reason other than (x) the occurrence of a Nuclear Incident or (y) receipt by Lessee of an order of the NRC pursuant to 10 CFR 2.202(a); or

           (vii)any law or regulation or interpretation (judicial, regulatory or otherwise) of any law or regulation shall be adopted or enforced by any Authority, and as a result of such adoption or enforcement, approval of the transactions contemplated by this Lease shall be required and shall not have been obtained within any applicable grace period after such adoption or enforcement, or as a result of which adoption or enforcement this Lease or any transaction contemplated hereby, including any payments to be made by the Lessee or the ownership of the Nuclear Material by the Lessor, shall be or become unlawful, or the performance of this Lease shall be rendered impracticable in any material way; or

           (viii) there shall occur the revocation or material adverse modification of any authorization, consent, exemption or approval theretofore obtained from any Authority necessary for the carrying out of the intent and purposes of this Lease, or the actions or transactions contemplated hereby, and the effectiveness of any such revocation or material adverse modification shall not be stayed pending any appeal thereof.

      (b) Upon the happening of any of the events listed in Section 18(a) hereof, this Lease shall cease and terminate, except with respect to obligations and liabilities of the Lessee, actual or contingent, which arose under the Lease on or prior to the date of termination and except for the Lessee's obligations set forth in Sections 10 and 12 and Section
      9.1 of the Participation Agreement, and in this Section 18, all of which obligations will continue until the delivery of documentation by the Lessor and the payment by the Lessee provided for below, and except that after such delivery and payment, the Lessee's obligations under Section
      9.1 of the Participation Agreement shall continue as therein set forth as shall all of Lessee's indemnification obligations set forth in other sections of this Lease and the other Basic Documents. Notwithstanding the foregoing, if a Terminating Event described in either Section 18(a)(iv),
      (vii) or (viii) shall occur with respect to one but not both of the Generating Facilities, then the lease of Nuclear Material hereunder shall terminate only with respect to such Nuclear Material as is then used in or specially designed for use in the Generating Facility affected.

      (c) Upon such termination, the entire interest of the Lessor in the Nuclear Material, or in the case of a Terminating Event described in
      Section 18(a)(iv), (vii) or (viii), the portion thereof determined in accordance with Section 18(b), shall automatically transfer to and be vested in the Lessee, without the necessity of any action by either the Lessor or the Lessee, provided, however, that if the Lessor shall have theretofore approved in writing such person and the terms of such transfer, the entire interest of the Lessor in such Nuclear Material shall, upon such termination, automatically transfer to and be vested in any person designated by the Lessee.

      (d) Promptly after either party hereto shall learn of the happening of any of the events listed in Section 18(a) hereof, such party shall give notice thereof to the other party hereto and to Agents and the Secured Parties, which notice shall (x) acknowledge that the Lease has terminated, or, in the case of a Terminating Event described in Section 18(a)(iv), (vii) or
      (viii), that the lease with respect to a portion of the Nuclear Material hereunder shall have terminated, subject to the continuing obligations of the Lessee mentioned above, and that title to and ownership of such Nuclear Material has transferred to and vested in the Lessee or such other person, and (y) specify a Termination Settlement Date occurring, if the notice is given by the Lessor, 270 days after the giving of such notice or, if the notice is given by the Lessee, not less than 90 nor more than 270 days after the giving of such notice. After such termination of this Lease and until such Termination Settlement Date, the Lessee shall continue to pay Basic Rent and Additional Rent. On such Termination Settlement Date, the Lessee shall be obligated to pay to the Lessor as the purchase price for the Nuclear Material, an amount equal to the sum of (x) Stipulated Casualty Value of the Nuclear Material as of the Termination Settlement Date, and (y) the Termination Rent on the Termination Settlement Date. The Lessor shall be obligated to deliver to the Lessee a Bill of Sale on an as-is, where-is, noninstallment, cash sale basis, without recourse to or warranty or agreement of any kind by the Lessor acknowledging the above-described transfer and vesting of title and ownership of the Nuclear Material, free and clear of the Liens created by the Collateral Documents (but only if any Agent or the Secured Parties are obligated to release such Liens in accordance with Section 11 of the Security Agreement).

19.   Investment Tax Credit.
      To the extent that the Lessee determines the Nuclear Material is or becomes eligible for any investment or similar credit under the Code as now or hereafter in effect, the Lessee shall request in writing that the Lessor elect to treat the Lessee as having acquired such Nuclear Material which is leased hereunder, and, if permitted to do so under the Code and under any other Applicable Laws, the Lessor, pursuant to such request of the Lessee, shall provide the Lessee with an appropriate investment credit election and the Lessee shall consent to such election. A condition to the Lessor's making such election will be the provision by the Lessee of a report or statement with respect to all Nuclear Material as to which the investment credit election is applicable. Such report or statement shall contain such information and be in such form as may be required for Internal Revenue Service reporting purposes. The Lessee shall indemnify and hold harmless the Lessor and any Affiliates with respect to any adverse tax consequence, other than the loss of the credit, which may result from such election.

20.   [Intentionally Omitted.]

21. Obligation of the Lessee to Pay Rent.
      The Lessee's obligation to pay, as the same becomes due, Basic Rent, Additional Rent, Termination Rent, and all other amounts payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor or any other Person for any reason whatsoever, (ii) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or removal, abandonment, salvage, contamination, requisition, taking, loss or destruction of, any Nuclear Material, (iii) any interruption or cessation in the use or possession of any Nuclear Material by the Lessee for any reason whatsoever, (iv) the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the Lessee, (v) the impairment of any Lien granted under any Basic Document or the invalidity, unenforceability or lack of binding nature of this Lease, the Security Agreement or any other Basic Document to which Lessee is a party, or (vi) any termination of the Lease so long as the last Payment Date has not occurred. The Lessee hereby waives, to the extent permitted by Applicable Laws, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent and each other payment made by the Lessee shall be final and the Lessee will not seek to recover all or any part, of such payment from the Lessor for any reason whatsoever.

      Nothing contained herein shall be construed to waive any claim which Lessee might have under any of the Basic Documents or otherwise, including without limitation Section 3(b) hereof, or to limit the right of Lessee to independently make any claim it might have against Lessor or any other Person or to independently pursue such claims in such manner as Lessee shall deem appropriate.

22.   Miscellaneous.

      (a)  Successors and Assigns.
           This Lease shall be binding upon the Lessee and the Lessor and their respective successors and assigns, and shall inure to the benefit of the Lessee and the Lessor and their respective successors and assigns.

      (b)  Waivers.
           The parties hereto agree that either party shall not by act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver is given in writing. A waiver on one occasion shall not be construed as a waiver on any other occasion.

      (c)  Entire Agreement.
           This Lease, together with the written instruments provided for or contemplated hereby, the other Basic Documents and other written agreements between the parties dated as of the date hereof, constitute the entire agreement between the parties hereto with respect to the leasing of Nuclear Material and no representations, warranties, promises, guaranties or agreements, oral or written, express or implied, have been made by either party hereto, or by any one else with respect to this Lease or the Nuclear Material leased hereunder, except as may be expressly provided for herein or therein. Any change or modification of this Lease must be in writing and duly executed by the parties hereto.

      (d)  Descriptive Headings.
           The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      (e)  Severability.
           Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Laws, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      (f)  Governing Law.
           This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

      (g)  No Recourse.
           This Lease is intended to be a corporate obligation of the Lessor only, and all of the statements, representations, covenants and agreements made by the Lessor contained herein are made and intended only for the purpose of binding the Lessor and establishing the existence of rights and remedies provided for herein which can be exercised and enforced against the Lessor. Therefore, anything contained in this Lease to the contrary notwithstanding, no recourse may be made against any incorporator, shareholder (direct or indirect), affiliate, director, officer, employee or agent of the Lessor with respect to claims against the Lessor arising under or relating to this Lease; provided, however, that nothing in this
           Section 20(g) shall relieve the Lessor from its corporate obligations under this Lease.

      IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease to be executed and delivered by their duly authorized officers as of the day and year first above written.

                              DCC FUEL CORPORATION,
                                     Lessor


ATTEST

___________________________         By:_________________________________
Secretary                                 Vice President

                               INDIANA MICHIGAN POWER COMPANY,
                                     Lessee


ATTEST

___________________________         By:_________________________________
Assistant Secretary                            Vice President

                                                                    Exhibit B-10


                             PARTICIPATION AGREEMENT
                        (Indiana Michigan Power Company)

                        Dated as of [__________ __], 2000


                                      among

                         INDIANA MICHIGAN POWER COMPANY,
                                    as Lessee

                              DCC FUEL CORPORATION,
                                    as Lessor


                         HUNTINGTON TRUST COMPANY, N.A.,
                                as Owner Trustee,


                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                               as Collateral Agent


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                      as Liquidity Agent and Administrator


                          HATTERAS FUNDING CORPORATION,
                                  as CP Lender


                                       and


           THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE 1-A HERETO,
                               as Liquidity Banks



                    BANC OF AMERICA LEASING & CAPITAL, LLC,
                                   as Arranger



                                  TABLE OF CONTENTS
                                                                            Page

ARTICLE I.  DEFINITIONS
      SECTION 1.1  Definitions                                     2

ARTICLE II.  DOCUMENT CLOSING DATE
      SECTION 2.1  Document Closing Date                           2

ARTICLE III.  ADVANCES AND FUNDINGS
      SECTION 3.1  Advance Date                                    2
      SECTION 3.2  CP Lender's Commitment                          2
      SECTION 3.3  Limitations                                     3
      SECTION 3.4  Procedures for Loans                            3
      SECTION 3.5  Notes                                           5
      SECTION 3.6  Reduction in Commitments                        5

ARTICLE IV.  INTEREST
      SECTION 4.1  Interest Rate                                   5
      SECTION 4.2  Monthly Notice of Interest Rate                 6
      SECTION 4.3  Payments and Prepayments of Loans               6
      SECTION 4.4  Rates                                           6
      SECTION 4.5  Fees                                            6

ARTICLE V.  GENERAL PROVISIONS
      SECTION 5.1  Nature of Transaction                           8
      SECTION 5.2  Amounts Due Under Lease                         8
      SECTION 5.3  Release of Lien                                 8
      SECTION 5.4  Extension of Scheduled Termination Date and
                   Maturity Date                                   8

ARTICLE VI.  CONDITIONS PRECEDENT TO LOANS
      SECTION 6.1  Conditions to the Advance Dates                 10

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES
      SECTION 7.1  Representations and Warranties of Lessee        10
      SECTION 7.2  Representations and Warranties of Lessor        14
      SECTION 7.3  Representations and Warranties of the Trust
                   Company and the Agents                          18
      SECTION 7.4  Representations of the Liquidity Banks          19
      SECTION 7.5  Representations of the CP Lender                21
      SECTION 7.6  Representations and Warranties of the Owner
                   Trustee                                         21

ARTICLE VIII.  COVENANTS
      SECTION 8.1  Covenants of Lessee                             22
      SECTION 8.2  Covenants of Lessor                             28
      SECTION 8.3  Covenants of each of the Agents, the
                   Participants and the Owner Trustee              31

ARTICLE IX.  INDEMNITIES
      SECTION 9.1  General Indemnification                         32
      SECTION 9.2  Claims Procedure                                34
      SECTION 9.3  General Tax Indemnity                           35
      SECTION 9.4  No Contest                                      36
      SECTION 9.5  Payments                                        36
      SECTION 9.6  Reports                                         37
      SECTION 9.7  Gross Up                                        37
      SECTION 9.8  Lessor Breach                                   37
      SECTION 9.9  Funding Losses                                  37
      SECTION 9.10  Reserve Requirements; Change in Circumstances  38
      SECTION 9.11  Change in Legality                             39
      SECTION 9.12  Non-U.S. Lender Taxes                          39
      SECTION 9.13  Assignment of Commitments Under Certain
           Circumstances; Duty to Mitigate                         40

ARTICLE X.  DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS
      SECTION 10.1  Upfront Fees and Facility Fees                 40
      SECTION 10.2  Basic Rent Payments                            41
      SECTION 10.3  Payments for the Repurchase of All of the
                    Nuclear Material                               41
      SECTION 10.4  Payments for Less than All of the Nuclear
                    Material                                       41
      SECTION 10.5  Payments of Additional Rent                    41
      SECTION 10.6  Payments After a Lease Event of Default        41
      SECTION 10.7  Payments of Excluded Amounts                   42
      SECTION 10.8  Payments for other Specific Purposes           42
      SECTION 10.9  Payment of Interest Before Principal           42

ARTICLE XI.  COLLATERAL AGENT
      SECTION 11.1  Appointment of Collateral Agent; Powers and
           Authorization to Take Certain Actions                   42
      SECTION 11.2  Reliance                                       44
      SECTION 11.3  Action Upon Instructions Generally             44
      SECTION 11.4  Indemnification                                44
      SECTION 11.5  Independent Credit Investigation               45
      SECTION 11.6  Refusal to Act                                 45
      SECTION 11.7  Resignation or Removal of Collateral Agent;
           Appointment of Successor                                45
      SECTION 11.8  Separate Collateral Agent                      46
      SECTION 11.9  Termination of Agency                          46
      SECTION 11.10  Compensation of Collateral Agent              46
      SECTION 11.11  Limitations                                   46

ARTICLE XII.  AMENDMENTS TO BASIC DOCUMENTS
      SECTION 12.1  Amendments to Basic Documents With Consent of
           Participants                                            47
      SECTION 12.2  Amendments to Basic Documents Affecting Any
                    Agent                                          48

ARTICLE XIII.  MISCELLANEOUS
      SECTION 13.1  Survival of Covenants                          48
      SECTION 13.2  APPLICABLE LAW                                 48
      SECTION 13.3  Effect and Modification of Agreement           48
      SECTION 13.4  Notices                                        48
      SECTION 13.5  Transaction Costs                              49
      SECTION 13.6  Counterparts                                   49
      SECTION 13.7  Severability                                   49
      SECTION 13.8  Successors and Assigns                         49
      SECTION 13.9  Brokers                                        49
      SECTION 13.10  JURY TRIAL                                    49
      SECTION 13.11  Captions; Table of Contents                   50
      SECTION 13.12  FINAL AGREEMENT                               50
      SECTION 13.13  No Third-Party Beneficiaries                  50
      SECTION 13.14  Limitations on Recourse to the CP Lender      50
      SECTION 13.15  Reproduction of Documents                     50
      SECTION 13.16  Consideration for Consents to Waivers and
                     Amendments                                    51
      SECTION 13.17  Liabilities of Participants                   51
      SECTION 13.18  Liabilities of Agents                         51
      SECTION 13.19  Limited Liability of Lessor                   51
      SECTION 13.20  Submission to Jurisdiction                    51
      SECTION 13.21  Non-Petition                                  52
      SECTION 13.22  Role of Arranger                              52
      SECTION 13.23 Assignment of CP Lender's Interest in Loan Agreement to Liquidity Banks or SPC Assignee 52
      SECTION 13.24  Non-Consenting Liquidity Bank                 52


                                   APPENDICES

APPENDIX 1       Definitions

                                    SCHEDULES

SCHEDULE 1-A     Participant Addresses, Commitments, etc.
SCHEDULE 1-B     Conditions Precedent to Document Closing Date and Advance
                 Dates
SCHEDULE 2 Addresses  and Funding  Instructions  SCHEDULE 3 Consents and Permits
SCHEDULE 4 List of Disclosed Litigation SCHEDULE 5 Filings and Recordings [SCHEDULE 6.1 Lessee Obligations] SCHEDULE 6.2 Prudential Financing Documents
SCHEDULE 7 Amortization Schedule for Notes

                                  APPENDICES AND EXHIBITS

EXHIBIT A        Form of Advance Request
EXHIBIT B        Form of Release Certificate



                                  PARTICIPATION AGREEMENT


      THIS PARTICIPATION AGREEMENT (Indiana Michigan Power Company), dated as of [___________ __,] 2000 (this "Agreement"), is among INDIANA MICHIGAN POWER COMPANY, as Lessee, DCC FUEL CORPORATION (in its corporate capacity, "DCC Fuel"), as Lessor, HUNTINGTON TRUST COMPANY, N.A.,(in its corporate capacity, the "Trust Company") as trustee of the DCC Fuel Trust (in such capacity, the "Owner Trustee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the "Collateral Agent"), HATTERAS FUNDING CORPORATION (in its corporate capacity, "HFC"), as CP Lender, BANK OF AMERICA, NATIONAL ASSOCIATION (in its corporate capacity, "Bank of America"), as administrator for the CP Lender (in such capacity, the "Administrator") and as liquidity agent for the Liquidity Banks (in such capacity, the "Liquidity Agent"), and the persons named on Schedule 1-A hereto, as Liquidity Banks (the Liquidity Banks, together with the CP Lender, the "Participants").


                                  W I T N E S S E T H:

      WHEREAS, subject to the terms of this Agreement and the Loan Agreement, the CP Lender is willing from time to time to make Loans consisting of proceeds from the issuance of commercial paper (the "Commercial Paper") in an aggregate amount not to exceed the Aggregate Commitment Amount to Lessor at the request of Lessee, as agent for Lessor, pursuant to the Loan Agreement, for the purpose of enabling Lessor to finance up to 100% of the Acquisition Cost of Nuclear Material for the Generating Facilities;

      WHEREAS, if, for any reason, the CP Lender elects not to issue commercial paper and lend such proceeds, the Liquidity Banks are willing to make Loans in an aggregate amount not to exceed the Aggregate Commitment Amount to Lessor for up to 100% of the Acquisition Cost of Nuclear Material for the Generating facilities;

      WHEREAS, immediately after the initial Loan is made, the Prudential Lease will be terminated and the nuclear material subject thereto will be leased by Lessor to Lessee as Nuclear Material under and pursuant to the Lease (and any lease supplements) entered into by each party as of the date hereof;

      WHEREAS, on the initial Advance Date, Lessor will use the proceeds of the initial Loan to pay in full all outstanding principal and accrued interest and other fees and expenses due and payable on (i) the $140,000,000 Floating Rate Credit Agreement, dated as of December 1, 1990 between DCC Fuel and PruLease, Inc., as amended, (ii) the $125,000,000 Note Purchase Agreement, dated as of December 1, 1990 between DCC Fuel and various note purchasers named therein, as amended, and (iii) all other debt obligations of DCC Fuel then outstanding, in all cases in the aggregate not to exceed the Aggregate Commitment Amount;

      WHEREAS, at each refueling of a Generating Facility, subject to the Aggregate Commitment Amount, the terms of the Loan Agreement and the other Basic Documents, either the CP Lender or the Liquidity Banks will make Loans to Lessor, the proceeds of which will be used by Lessor to purchase additional Nuclear Material and, concurrently with Lessor's purchase, Lessor will lease such Nuclear Material to Lessee pursuant to the Lease;

      WHEREAS, as of the date hereof, the CP Lender, the Liquidity Banks and the Liquidity Agent have entered into the LAPA, pursuant to which the Liquidity Banks may from time to time purchase Percentage Interests from the CP Lender;

      WHEREAS, the Collateral Agent for the benefit of the Participants shall have a first perfected security interest and lien in all of Lessor's right, title and interest in the Collateral, including the Nuclear Material and all of Lessor's rights against Lessee under the Lease;

      NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      SECTION I.1 Definitions. Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Appendix 1 hereto unless herein defined or the context otherwise requires, which Appendix 1 shall for all purposes constitute a part of this Agreement.


                                   ARTICLE II
                                  DOCUMENT CLOSING DATE

      SECTION II.1 Document Closing Date. The Document Closing Date shall occur as of the date hereof, if all of the conditions precedent set forth in
      Item 1 of Schedule 1-B attached hereto shall have been satisfied or waived by the applicable parties. All documents and instruments required to be delivered on the Document Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820, or at such other location as may be determined by the Collateral Agent and Lessee.


                                   ARTICLE III
                                  ADVANCES AND FUNDINGS

      SECTION III.1 Advance Date. Subject to the terms and conditions of this Agreement, on each Advance Date, (i) the CP Lender may or, if the CP Lender elects in its sole discretion not to make such Loans then the Liquidity Banks shall, make a Loan, the proceeds of which shall be used by Lessor to fund the Acquisition Cost of the Nuclear Material funded by such Loan for the Generating Facilities, (ii) Lessor shall acquire such Nuclear Material and (iii) Lessor and Lessee shall have entered into a Leasing Record pursuant to which Lessor shall lease to Lessee the Nuclear Material funded by such Loan.

      SECTION III.2 CP Lender's Commitment. Subject to the conditions and terms hereof and of the Loan Agreement, the CP Lender shall make Loans to Lessor, as Borrower, at the request of Lessee on each Advance Date for the purpose of enabling Lessor to acquire or retain Nuclear Materials and to pay the Acquisition Cost thereof, in an aggregate principal amount not to exceed the amount of the CP Lender's Commitment Amount less the then aggregate outstanding principal amount of the CP Loans. Subject to the terms of the Loan Agreement, Lessor, as Borrower thereunder, may from time to time borrow, prepay and reborrow Loans.

      SECTION III.3 Limitations. The parties acknowledge that the CP Lender shall not be obligated to make a CP Loan on any Advance Date notwithstanding the use of the terms "Commitment" or "Commitment Amount" in relation to the CP Lender, or any other language indicating an obligation of the CP Lender to make a CP Loan on any Advance Date.

      SECTION III.4 Procedures for Loans.

      (a) With respect to each Loan, Lessee shall give Lessor and the Collateral Agent irrevocable written notice not later than 11:00 a.m., New York time, at least three Business Days prior to the proposed Advance Date, by delivery of an advance request substantially in the form of Exhibit A hereto (an "Advance Request") (which Advance Request the Collateral Agent shall promptly forward to the Administrator, the Liquidity Agent and the Participants) specifying:

           (i)  the proposed Advance Date;

           (ii)  the amount of the Loan requested;

           (iii) a description of the Nuclear Material to be acquired on the proposed Advance Date;

           (iv) a listing of the Acquisition Costs of the Nuclear Materials to be acquired, setting forth in reasonable detail the amount of each category of Acquisition Costs;

           (v)  that  Lessee   certifies   that  such  Loan  complies  with  the
           limitations  and  conditions  set forth at Sections 3.2, 3.3 and 3.4;
           and

           (vi) wire transfer instructions for the disbursement of funds.

      All documents and instruments required to be delivered pursuant to this Agreement (i) with respect to the initial Advance Date, shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820 and (ii) with respect to each subsequent Advance Date, to the Collateral Agent at its address set forth in Schedule 2 or at such other location as the Liquidity Agent and Lessee may agree.

      (b) All remittances made by the CP Lender and Liquidity Banks for the funding of the Loans shall be made on the related Advance Date in immediately available funds by wire transfer to the account maintained by the Collateral Agent for such purpose and identified in Schedule 2 hereto. Subject to the prior satisfaction or waiver of all the applicable conditions set forth in Section 6.1, the Participants will fund the applicable Loan prior to 12:00 noon, New York City time, on the Advance Date. Collateral Agent on behalf of Lessor shall wire transfer in immediately available funds the proceeds of the Loan to the Persons entitled thereto in accordance with the Advance Request promptly upon receipt thereof and in accordance with the Advance Request.

      (c) (i) If the CP Lender elects not to, or otherwise fails to, make available to the Collateral Agent on the applicable Advance Date an amount equal to the amount of the Advance requested by Lessee pursuant to the terms hereof to be funded on such Advance Date, the Administrator shall notify each of the Liquidity Banks and Lessee. Upon receipt by the Liquidity Banks of the notice from the Administrator, the Liquidity Banks shall make available to the Collateral Agent amounts equal to their respective Commitment Percentages of the amount of the Advance required by the terms hereof to be funded on such Advance Date pursuant to the Loan Agreement or, if applicable, the Advance shall be made from the accounts maintained pursuant to Sections 3.2(g), 3.6 or 3.7 of the LAPA.

           (ii)(A) In the event that any Liquidity Bank (a "Defaulting Liquidity Bank") fails to make available to the Collateral Agent on the applicable Advance Date an amount equal to such Liquidity Bank's Commitment Percentage of the amount of the Advance required by the terms hereof to be funded on such Advance Date, or the Collateral Agent determines that a Liquidity Bank will become a Defaulting Liquidity Bank on the applicable Advance Date, the Collateral Agent shall promptly notify the Lessee thereof and the Lessee shall have the following options (provided that Lessee shall not be required to make such election if such Advance is funded pursuant to Sections 3.2(g), 3.6(d) or 3.7(c) of the LAPA): (y) except in respect of any Advance pursuant to the initial Advance Date and without in any way waiving the occurrence of any Payment Default, the Lessee may elect to postpone the funding of the entire Advance (provided, however, that such postponement shall in no event relieve Lessee of its obligation to pay as Additional Rent any Additional Costs suffered or incurred by any Participant (other than the Defaulting Liquidity Bank, against which Lessee may exercise any rights to recover any [___________________]) as required by and pursuant to Article IX) or
           (z) to have the provisions of clause (i)(B) of this Section 3.4(c) be applicable. In any event, Lessee or the Collateral Agent may elect to have the Defaulting Liquidity Bank replaced with a new Liquidity Bank acceptable to the Lessee, so long as such replacement satisfies the requirements of Section 10.1 of the LAPA and the Liquidity Agent and the Defaulting Liquidity Bank shall cooperate (at no cost to the Lessee) in replacing such Defaulting Liquidity Bank.

           (B) At Lessee's option, the Liquidity Agent shall (1) promptly notify each other Liquidity Bank (each, a "Non-Defaulting Liquidity Bank"),
           (2) specify the then Available Commitment (as used in this Section 3.4(c), the "Defaulted Commitment Amount") of the Defaulting Liquidity Bank and (3) give to all Non-Defaulting Liquidity Banks the opportunity to increase their respective Commitment Amounts by notice in writing to Liquidity Agent. If the Non-Defaulting Liquidity Banks offer to increase their Commitment Amounts in an amount in the aggregate greater than the Defaulted Commitment Amount, Liquidity Agent shall increase the Commitment Amounts of the participating Non-Defaulting Liquidity Banks on a pro rata basis in accordance with the respective amounts by which such Non-Defaulting Liquidity Banks have offered to participate, it being understood that in no event shall the aggregate amount funded by any Liquidity Bank exceed the amount of such Liquidity Bank's Commitment Amount after giving effect to any increase in such Commitment Amount pursuant to this sentence. The Administrator shall promptly provide the Liquidity Agent (with a copy to Lessee) with such information as is necessary for the Liquidity Agent to give such notification.

           (C) As soon as practical after receipt of notices from Non-Defaulting Liquidity Banks electing to participate in the Defaulted Commitment Amount in an amount equal to or greater than the Defaulted Commitment Amount, Liquidity Agent shall notify each participating Non-Defaulting Liquidity Bank of its revised Commitment Amount, Lessee may resubmit such Advance Request and each Liquidity Bank shall transfer to Collateral Agent, in immediately available funds, its pro rata share of the requested Loan, determined in proportion to the revised Commitment Amount of the Liquidity Banks. Following a revision of the Commitment Amounts as described above, a Defaulting Liquidity Bank shall not have the right to fund its Defaulted Commitment Amount. The right of the Defaulting Liquidity Bank to receive any payments made under the Facility Notes or otherwise in accordance with the Basic Documents shall be subordinate in all respects to the right of the Non-Defaulting Liquidity Banks to receive payments of amounts due under the Facility Notes or otherwise in accordance with the Basic Documents, and no such payments shall be made to the Defaulting Liquidity Bank until each Non-Defaulting Liquidity Bank shall have received all such sums then due to it.

           (D) Unless either (A) the Defaulting Liquidity Bank cures its default or (B) the Non-Defaulting Liquidity Banks offer to increase their Commitment Amount in an amount equal to or greater than the Defaulted Commitment Amount, or the Defaulting Liquidity Bank is replaced pursuant to clause (i) of this Section 3.4, such that the aggregate Available Commitment of the Non-Defaulting Liquidity Bank are equal to the remaining unfunded Loan Commitment, no Non-Defaulting Liquidity Bank shall be obligated to fund any Loans.

      SECTION III.5 Notes. Each Loan shall be evidenced on the Note issued to the applicable Participant pursuant to Section 2.3 of the Loan Agreement and shall be repayable in accordance with, and with interest accruing pursuant to, the terms of the Loan Agreement. Each Participant is authorized and entitled to make notations on their respective Notes in accordance with the Loan Documents each of which notations shall constitute prima facie evidence of the accuracy of the information so noted, absent manifest error.

      SECTION III.6 Reduction in Commitments. The Lessee may, on any one occasion on any Business Day occurring after the time of the initial Advance Date hereunder, voluntarily instruct the Lessor to reduce, and upon receipt of such instructions Lessor shall reduce, the Aggregate Commitment Amount; provided, however, that such a reduction shall require at least three Business' Days prior notice to the Collateral Agent (which notice the Collateral Agent shall promptly forward to the Administrator, the Liquidity Agent and Participants) and be permanent, and any reduction of any Commitment Amount shall be no greater than the amount of $30,000,000.


                                   ARTICLE IV
                                    INTEREST

      SECTION IV.1 Interest Rate.

      (a) Notes or any interest capitalized therein shall bear interest (i) if owned by the CP Lender and funded or maintained by the issuance of Commercial Paper, at the CP Rate and (ii) if owned by the Liquidity Banks, at the applicable rate set forth in Section 4.1(b) below.

      (b)  Upon the  conversion  of a CP Loan to a  Facility  Loan  pursuant  to
      Section 2.9(a) of the Loan Agreement, the interest rate of such Facility Loan shall be automatically converted to the Alternate Base Rate at the effective date of such conversion. On any such conversion date, the Administrator shall notify the Collateral Agent by telephone, with written confirmation by overnight delivery service or facsimile transmission, of such conversion, the applicable Alternate Base Rate for such period, and the principal amount of the Loan so converted, and the Collateral Agent shall determine the LIBO Rate on the next succeeding Business Day. The Collateral Agent shall notify the Administrator, Lessor, Lessee and the Liquidity Banks as to the LIBO Rate plus the Drawn Margin on such succeeding Business Day by telephone, with written confirmation by overnight delivery service or facsimile transmission. If the Drawn Rate is determined for all or a portion of the Facility Loan, the initial Interest Period for such Facility Loan shall commence two Business Days after the date of the setting of the LIBO Rate (or such other rate as set in accordance with this Section) and shall end on, but exclude, the Payment Date next following the commencement of such Interest Period and, thereafter, the Interest Period shall commence on the last day of the preceding Interest Period and end on the next Payment Date, unless earlier terminated by a prepayment or sale of such Facility Loan to the CP Lender, provided, that if the LIBO Rate is unavailable for any reason, the Alternate Base Rate shall continue to apply. Upon prepayment of all or a portion of a Facility Loan owned by the Liquidity Banks on a date other than a Payment Date, Section 9.9 shall apply. The conversion of the interest rate on all or a portion of the outstanding principal amount of a Facility Loan shall be automatic and not require any notice from any Liquidity Bank, the CP Lender or any Agent. Administrator shall notify the Collateral Agent and Lessee at any time a CP Loan is converted to a Facility Loan, and vice versa.

      (c) Interest shall be payable in arrears on each Payment Date in accordance with the Loan Agreement.

      SECTION IV.2 Monthly Notice of Interest Rate. The Administrator shall deliver to the Collateral Agent by the fifth Business Day of each calendar month, commencing on the fifth Business Day of the first calendar month following the initial Advance Date, and each calendar month thereafter, until and including the first and, if necessary, the second calendar month following the end of the Lease Term, a report setting forth the amount of interest at the CP Rate or the Alternate Base Rate for the immediately preceding calendar month (or portion thereof). The Collateral Agent shall deliver to Lessee, Lessor and the Administrator no later than the seventh Business Day prior to the next Payment Date, an invoice setting forth the amount of interest at the Drawn Rate, with respect to LIBO Rate Loans, at the CP Rate, with respect to CP Loans (or at the Alternate Base Rate, with respect to Alternate Base Rate Loans), and any Fees described in Section 4.5, in each case for the Interest Period ending on such Payment Date. Within two Business Days thereafter, Lessee shall deliver to Lessor, Collateral Agent and Administrator a Basic Rent Schedule setting forth all Rent payable by Lessee on the next Payment Date, and the Collateral Agent shall no later than the second Business Day thereafter notify the Agents and the Participants of such amount of Rent.

      SECTION IV.3 Payments and Prepayments of Loans.

      (a) Lessor hereby directs Lessee to pay to the Collateral Agent on each Payment Date the Rent due on such Payment Date no later than 12:00 noon New York time on such date (other than Excluded Amounts, which Lessor hereby directs Lessee to make directly to the applicable person entitled thereto). Lessee hereby consents to the payment of Rent to the Collateral Agent.

      (b) If Lessee terminates the Lease for any reason, Lessor will prepay the entire Lease Balance and other amounts due and owing under this Agreement or any other Basic Document (including but not limited to any funding losses payable under Section 9.9 hereof).

      (c) Principal payments on the Notes shall be made for each Basic Rent Period in amounts equal to, and at times determined by the calculation of, the aggregate Monthly Rent Component as shown on each Basic Rent Schedule for such Basic Rent Period.

      SECTION IV.4 Rates. With respect to each determination of interest pursuant to this Agreement and the Loan Agreement and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.5 and 2.6 of the Loan Agreement.

      SECTION IV.5 Fees. Lessee agrees to pay the fees set forth in this Section
4.5 (each, a "Fee", and collectively, the "Fees"). Lessee may request Fees to be paid with the proceeds of Loans pursuant to the terms and conditions set forth at Section 3.4.

      (a) Lessee agrees to pay the following fees to the Persons indicated below (provided, however, that any Fees payable to the Participants shall be paid to the Liquidity Agent on their behalf) from time to time during the Lease Term (such fees representing the "Program Fee" (as described in the Conduit Fee Letter) and the "Facility Fees", each to begin accruing from the Document Closing Date):

           (i) The "Program Fee" (specifically excluding the Facility Fee, which is payable as described in the immediately succeeding clause (ii), the Upfront Fee, which is payable as described in the immediately succeeding clause (iii), and the Dealer Fee, which is payable in accordance with the definition of "CP Rate") to the Administrator, for its own account, in the amounts and on the dates set forth in the Conduit Fee Letter.

           (ii) A "Facility Fee" to the Administrator for the benefit of each of the Liquidity Banks (A) during any period that clause (B) is not applicable, at a rate per annum equal to the Facility Fee on such Liquidity Bank's Commitment Amount (as defined in the LAPA) under the LAPA or (B) during any period that such Liquidity Bank's Commitment Amount (as defined in the LAPA) has been paid into an account provided for at 3.2(g), Section 3.6 or 3.7 of the LAPA, in an amount equal to the Cash Collateral Fee (as defined in the LAPA).

           (iii) An "Upfront Fee" to the Administrator for the benefit of each Participant payable on the initial Advance Date.

      Subject to Section 4.2, the Collateral Agent shall provide to the Lessee from time to time not less than seven (7) Business Days prior to the due date for each Fee, a written statement of the amount of the Fee then due, the due date therefor and the calculation thereof (which statement may be based on and shall include the information provided by the Administrator under the LAPA with respect to the amount and basis for calculation of the Cash Collateral Fee (as defined in the LAPA), if any); provided, however, that Collateral Agent's failure to give such notice shall not relieve Lessee of its obligation to pay all Fees. The Program Fee and the Facility Fees shall be payable quarterly in arrears (on a date which is otherwise a Payment Date), and shall be computed on the basis of the actual number of days occurring during each calendar quarter, or portion thereof, ending on the last day of the calendar quarter immediately preceding such Payment Date (with the initial period for the Program Fee and the Facility Fees being the period from and including the Document Closing Date to and including the last day of the calendar quarter in which the Document Closing Date occurs), and thereafter, during each calendar quarter, or portion thereof, ending on the last day of the calendar quarter immediately preceding such Payment Date, for which such Program Fee and the Facility Fees are payable over a year of 360 days and shall be distributed by the Liquidity Agent to the Liquidity Banks in accordance with their respective interests therein.

      (b) Other Fees. The Lessee also agrees to pay (i) to the Collateral Agent, for its own account, the fees set forth in the Collateral Agent Fee Letter, and (ii) to the Arranger, the Arrangement Fee as set forth in the Arranger Fee Letter. The Fees payable pursuant to this clause (b) shall be payable in the amounts and on the dates set forth therein.


                                    ARTICLE V
                                  GENERAL PROVISIONS

      SECTION V.1 Nature of Transaction. It is the intent of the parties that:

      (a) the Overall Transaction constitutes a capital lease from Lessor to Lessee for purposes of Lessee's financial reporting treatment under GAAP;

      (b) for Federal and state income tax, bankruptcy and Uniform Commercial Code and financial accounting purposes:

           (i) the Overall Transaction constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Nuclear Material in Lessee, and the obligations of Lessee to pay Basic Rent shall be treated as payments of principal and interest to the Participants, and the payment by Lessee of any amounts in respect of the Monthly Rent Component shall be treated as payments of principal to Participants;

           (ii) the Lease grants a security interest or a lien, as the case may be, in the Nuclear Material and the other Collateral in favor of Lessor and Collateral Agent for the benefit of the Participants; and

           (iii) the Security Agreement creates liens and security interests in the Collateral for the benefit of the Participants.

      Lessee acknowledges and agrees that none of Lessor, any Agent, Arranger, or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Basic Documents or any aspect of the Overall Transaction and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Basic Documents as Lessee deems appropriate.

      SECTION V.2 Amounts Due Under Lease. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessor and the Participants that the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of principal and interest on the Loans, plus any other amounts payable thereunder, on each Payment Date.

      SECTION V.3 Release of Lien. Collateral Agent and Lessor shall release within three Business Days the Lien on any Nuclear Material that is covered by a Financing Statement, in each case upon receipt of a release certificate (the "Release Certificate") substantially in the form of Exhibit B attached hereto, with appropriate insertions, signed by Lessee.

      SECTION V.4  Extension of Scheduled Termination Date and Maturity Date.

      (a) Lessee may request in writing (an "Extension Request") to Lessor, CP Lender and each Liquidity Bank (with a copy to each Agent) that Lessor and each Participant agree to extend the Lease Term (a "Lease Extension") for additional two-year periods commencing on the last day of the then current Lease Term, as applicable (each, a "Lease Renewal Term") and that the Maturity Date be correspondingly extended to the extended Scheduled Termination Date. Any such Extension Request must be delivered in writing to Lessor and each Participant not later than 180 days nor more than 360 days prior to the expiration of the then current Lease Term. Subject to the foregoing limitations, Lessee may deliver one or more than one Extension Request and each Extension Request may request a Lease Extension of one or more than one two-year period. Lessor and each Participant will notify each Agent and Lessee in writing of whether or not it has consented to such Extension Request not later than 45 days after receipt of the Extension Request (the "Extension Response Date"). Any Liquidity Bank that consents to such Extension Request shall be deemed to have extended its Commitment accordingly. Any Liquidity Bank who does not so notify the Agents and Lessee by the Extension Response Date will be deemed to be, and any Liquidity Bank that has notified the Agents and Lessee that it has not consented to an Extension Request will be, a "Non-Consenting Liquidity Bank." Each Participant's determination with respect to an Extension Request shall be a new credit determination and within such Participant's sole and absolute discretion and may be conditioned upon such terms and conditions as deemed appropriate by the consenting Participants, including receipt of such financial information, documentation or other information or conditions as may be reasonably requested by such Participant.

      The Lease Extension shall become effective as of the first date (the "Extension Effective Date") on or after the Extension Response Date on which Lessor and all of the Participants (other than Non-Consenting Liquidity Banks who have been replaced by Replacement Liquidity Banks in accordance with Section 5.4(b)) and Replacement Liquidity Banks shall have consented to such Lease Extension; provided, that on both the date of the Extension Request and the Extension Effective Date: (w) each of the representations and warranties made by Lessor and Lessee in or pursuant to any Basic Document shall be true and correct in all material respects as if made on and as of each such date (except to the extent any such representation or warranty specifically relates to an earlier date), (x) Lessee shall not have delivered a Notice of Lease Termination or a Burdensome Buyout Notice, (y) no Lease Default or Lease Event of Default shall have occurred and be continuing, and (z) on each of such dates, the Collateral Agent shall have received a certificate of Lessee as to the matters set forth in clauses (w) and (y) above; and provided, further, that in no event shall the Extension Effective Date occur unless each of the Participants (other than Non-Consenting Liquidity Banks who have been replaced in accordance with Section 5.4(b)) and the Replacement Liquidity Banks shall have consented to the Extension Request on or before the expiration of the then current Lease Term.

      (b) At any time after the Extension Response Date, Lessee shall be permitted to replace any Non-Consenting Liquidity Bank with a replacement bank or other financial institution (a "Replacement Liquidity Bank"), and such Non-Consenting Liquidity Bank shall sell (without recourse) to the Replacement Liquidity Bank all Loans of such Non-Consenting Liquidity Bank for an amount equal to the aggregate outstanding principal amount of such Loans plus accrued interest to (but not including) the date of sale, provided that: (i) such replacement does not conflict with any Applicable Laws, (ii) Lessee shall pay to such Non-Consenting Liquidity Bank any amounts arising under Section 9.9 if any Loan owing to such Non-Consenting Liquidity Bank shall be purchased other than on the last day of the Interest Period relating thereto, (iii) such replacement shall be made in accordance with the provisions of Section 10.1 of the LAPA (provided that the relevant Replacement Liquidity Bank or Lessee shall be obligated to pay the transaction costs arising in connection therewith), (iv) the Replacement Liquidity Bank shall have agreed to be subject to all of the terms and conditions of the relevant Basic Documents, and (v) such replacement must be consummated no later than thirty (30) days prior to the expiration of the Lease Term. Upon replacement of a Non-Consenting Liquidity Bank in accordance with this subsection (b), the Replacement Liquidity Bank shall be a party hereto and the other Basic Documents to which the Non-Consenting Liquidity Bank was a party and shall have the rights and obligations of a Liquidity Bank hereunder and under such other Basic Documents, and the Non-Consenting Liquidity Bank shall relinquish its rights and be released from its obligations hereunder and under such other Basic Documents; provided, that a Non-Consenting Liquidity Bank's rights under the indemnification provisions of the Basic Documents shall survive any sale of its Loans to a Replacement Liquidity Bank.


                                   ARTICLE VI
                                  CONDITIONS PRECEDENT TO LOANS

      SECTION VI.1 Conditions to the Advance Dates. The obligation of each Participant to perform its respective obligations on each Advance Date shall be subject to the satisfaction (including, with respect to writings, such writings being in substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by such Participant, of the conditions precedent set forth on Items 2 and 3 of Schedule 1-B hereto on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance).


                                   ARTICLE VII
                                  REPRESENTATIONS AND WARRANTIES

      SECTION VII.1 Representations and Warranties of Lessee. Lessee represents and warrants to each of the other parties hereto as follows:

           (a) Organization and Standing. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Indiana, and is qualified to do business in each state or other jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would, individually or in the aggregate, not have a Material Adverse Effect on its ability to perform its obligations under this Agreement.

           (b) Corporate Authority. Lessee has the corporate power and authority to execute and perform this Agreement and the Lease and to lease the Nuclear Material from Lessor.

           (c) Compliance with Other Instruments, etc. The execution, delivery and performance of the Basic Documents to which Lessee is a party, and other related instruments, documents and agreements, and the compliance by Lessee with the terms thereof, (i) have been duly and legally authorized by appropriate corporate action taken by Lessee,
           (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's certificate or articles of incorporation or other constitutive documents, its by-laws or of any provisions relating to shares of capital stock of Lessee and (iii) will not violate or constitute a breach of any provision of law, any order of any court or any order, rule or regulation of any other agency of government applicable to or binding on Lessee, or any indenture, agreement or other instruments to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets or any Nuclear Material, other than Permitted Liens.

           (d) Legal Obligations. This Agreement and the Lease have been executed by a Responsible Officer of Lessee, and this Agreement and the Lease constitute, and each Leasing Record, when executed by a Responsible Officer of Lessee and delivered to Lessor, will constitute, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the Atomic Energy Act and the rules, regulations or orders issued pursuant thereto, or by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law) and subject to requirements of reasonableness, good faith and fair dealing.

           (e) Governmental Consents. Neither the execution and delivery of this Agreement, the Lease or any Leasing Record by Lessee, nor the performance by Lessee of all of its obligations hereunder or thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other person except for the order of the SEC, dated ___________, 2000, the order of the Indiana Utility Regulatory Commission, dated _______________, 2000, and for the filing of any statement or other instrument pursuant to Section 10 of the Lease.

           (f) Consents and Permits. Lessee possesses all licenses, permits, franchises and certificates and all other approvals, orders, authorizations and consents and has made all declarations, filings and registrations which are necessary or appropriate for the ownership of its properties and assets and for the conduct of its business as now conducted and proposed to be conducted (except as otherwise disclosed in Schedule 3 hereto and except for those licenses, permits, franchises, certificates, approvals, orders, authorizations and consents which the failure to possess, and such declarations, filings and registrations which the failure to make, would not have a Material Adverse Effect upon the condition, financial or otherwise, of Lessee, and would not have a Material Adverse Effect upon Lessee's ability to carry out its obligations, under the Basic Documents to which Lessee is a party, or the existing Bills of Sale or Leasing Records executed by Lessee).

           (g) Litigation. Except as disclosed in Schedule 4 hereto or as otherwise disclosed in Lessee's most recent current SEC Report, there is no litigation or other proceeding now pending or, to the best of Lessee's knowledge, threatened, against or affecting Lessee, before any court, arbitrator or administrative or governmental agency (i) which would adversely affect or impair title of Lessor to the Nuclear Material, (ii) which questions the validity or enforceability of any Basic Document to which Lessee is a party or any action taken or to be taken by Lessee pursuant to or in connection with this Agreement, or (iii) which, if decided adversely to Lessee, would materially adversely affect the condition, financial or otherwise, of Lessee.

           (h) Taxes. Lessee has filed or caused to be filed all tax returns which are required to be filed, and has paid or caused to be paid all taxes shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, except for taxes and assessments which are being contested in good faith and by appropriate proceedings and as to which it has provided reserves which are adequate in accordance with GAAP.

           (i) No Defaults. Lessee is not in material default under any bond, debenture, note or any other evidence of Obligation for Borrowed Money or Deferred Purchase Price or any mortgage, deed of trust, indenture, loan agreement or other agreement relating thereto.

           (j) Pension Plans. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been, or is expected by Lessee to be, incurred with respect to any plan (other than a multiemployer plan) by Lessee which is or would be materially adverse to Lessee. Lessee has not incurred and presently does not expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to Lessee. Neither the execution and delivery by Lessor of the Basic Documents, and the funding of the Loans and the purchase of the Notes thereunder, nor the execution and delivery by Lessee of this Agreement, the Trust Agreement and each other Basic Document to which Lessee is a party, will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975. The representation by Lessee in the next preceding sentence is made in reliance upon and subject to the accuracy of (i) the CP Lender's representation in Section 7.5 of this Agreement as to the source of the funds to be used to fund the Loans and (ii) the Liquidity Banks' representation in Section 7.4 of this Agreement as to the source of funds to be used to purchase the Notes. As used herein, the term "plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is and has been established or maintained, or to which contributions are or have been made, by Lessee or by any trade or business, whether or not incorporated, which, together with Lessee is under common control as described in
           Section 414(b) or (c) of the Code, and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

           (k) Financial Statements. The balance sheet of Lessee as of December 31, 1999, and the related statements of income and cash flows of Lessee for the year then ended, copies of which have been delivered to Lessor and the Participants, and all other annual or quarterly statements so delivered fairly present the financial condition of Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with GAAP consistently applied. There has been no material adverse change in Lessee's condition, financial or otherwise, since the most recent annual or quarterly financial statements so delivered.

           (l) Liens. Immediately after the termination of the Prudential Lease and the effectiveness of the Lease, the Nuclear Material shall be free and clear of any Lien in favor of any Person claiming by, through or under Lessee or any Affiliate thereof, other than Permitted Liens.

           (m) Disclosure. None of the representations in this Agreement, or in any other document, certificate, or statement furnished to any Participant or Agent by or on behalf of Lessee in connection with the transactions contemplated hereby including the Annual Report on Form 10-K for the year ended December 31, 1999, contained as of its date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not untrue. There is no fact within the knowledge of Lessee which has not been disclosed herein or therein and which materially adversely affects the condition, financial or otherwise, of Lessee.

           (n) Collateral Equivalence Test. The aggregate Stipulated Casualty Value of the Nuclear Material leased under the Lease equals or exceeds the sum of the outstanding aggregate principal amount of all Loans.

           (o) Filings. No filing, recordation or registration is necessary in order to perfect the security interest in the Nuclear Material, except for the filing of Financing Statements in the jurisdictions listed in Schedule 3 hereto, and that upon such filings, the security interest in the Nuclear Material is enforceable and properly perfected./

           (p)  Federal Reserve Regulations.

                (i) Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (the "Board") or any regulations, interpretations or rulings thereunder.

                (ii) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X. Margin securities do not constitute 25% or more of the fair market value of the assets of Lessee, subject to the restrictions of Section 8.1(a).

           (q) Principal Place of Business. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of Lessee is set forth on Schedule 2.

           (r) No Prohibited Transactions. The execution and delivery of the Basic Documents, and the consummation of the transactions contemplated hereby and thereby, will not involve any prohibited transactions, within the meaning of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

           (s) No Lease Event of Default; Deemed Loss Event. No Lease Event of Default or Deemed Loss Event has occurred and is continuing.

           (t) Personal Property. The Nuclear Material is at all times personal property within the meaning of the laws of the State of Michigan where the Nuclear Material is located on the Document Closing Date; and the Nuclear Material is "goods" or "fixtures" (as defined in the Uniform Commercial Code as in effect in such State).

           (u) No Registration. Neither Lessee nor any of its Affiliates has undertaken, or caused any other person (other than the Arranger) to undertake, any solicitation, sale or distribution of the Notes or any interest in the LAPA.

           (v) No Transfer Taxes. No sales, use, excise, transfer or other tax, fee or imposition shall result from the transaction effected on the Document Closing Date, except such amounts that have been paid in full on or prior to the date hereof.

           (w) Not Subject to Regulation. Neither of the Agents, the Participants, nor Lessor will, solely by reason of entering into the Basic Documents or consummating the transactions contemplated thereby, (i) become subject to ongoing regulation of its operations by any government authority (other than upon exercise of remedies (excluding, however, foreclosure against, or the taking of possession or control of, Nuclear Material) under this Agreement or any of the other Basic Documents); or (ii) become subject to ongoing regulation of its operations by any government authority upon exercise of remedies under the Lease or upon the expiration thereof.

           (x) Lessor Representations True and Correct. The representations and warranties made by Lessor in each Basic Document are or were true and correct as of the date such representations and warranties are or were made, as applicable.

      SECTION  VII.2   Representations   and  Warranties  of  Lessor.  DCC  Fuel
      represents and warrants to each of the other parties hereto as follows:

           (aii Due Organization, etc. DCC Fuel is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio, is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or ownership of its assets requires such qualification, and has the corporate power and authority to conduct its business as now conducted, to own or hold under the lease its properties and to enter into and perform its obligations under this Agreement and each of the other Basic Documents to which it is a party and any other agreements, instruments, certificates and documents executed by DCC Fuel in connection herewith and therewith or by which DCC Fuel is bound.

           (bii Due Authorization; Enforceability, etc. This Agreement and each other Basic Document to which DCC Fuel is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of DCC Fuel (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of DCC Fuel (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by the Atomic Energy Act or applicable bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors' rights generally and by general principles of equity and subject to requirements of reasonableness, good faith and fair dealing.

           (cii No Conflict. The execution and delivery by DCC Fuel of this Agreement and each other Basic Document to which DCC Fuel is or will be a party, are not and will not be, and the performance by DCC Fuel of its obligations under each are not and will not be, inconsistent with its certificate or articles of incorporation or other constitutive documents, its by-laws, or of any provisions relating to shares of capital stock of DCC Fuel, do not and will not contravene any Applicable Laws of the United States of America or the State of Ohio relating to the banking or trust powers of DCC Fuel and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which DCC Fuel is a party or by which it or its properties may be bound or affected.

           (dii Consents or Permits. DCC Fuel possesses all licenses, permits and certificates and all approvals, orders, authorizations and consents and has made all declarations, filings and registrations which are necessary or appropriate for the ownership of its properties and assets and for the conduct of its business as now conducted and proposed to be conducted (except for those licenses, permits, certificates, approvals, orders, authorizations and consents which the failure to obtain, and such declarations, filings and registrations which the failure to make, would not have a material adverse effect upon either (i) the business, operations, prospects, properties or condition, financial or otherwise, of DCC Fuel, or (ii) DCC Fuel's ability to carry out its obligations under this Agreement, the Lease or the other Basic Documents to which DCC Fuel is a party). Except for the following: (a) licenses, orders, approvals or filings all of which have been obtained or made: (i) a general license to own Nuclear Material from the Nuclear Regulatory Commission (currently granted under 10 C.F.R. Section 40.21 and 70.20; (ii) a license to possess and use special nuclear material granted by the NRC to DCC Fuel; (iii) an order of the SEC obtained by Lessee under the Public Utility Holding Company Act; (iv) approval of the IURC and (v) a certificate on Form U-7D filed by DCC Fuel with the SEC pursuant to the SEC's Rule 7(d) under the Public Utility Holding Company Act; (b) a license to possess and use special nuclear material which must be granted by the NRC prior to the time DCC Fuel or any other Person may possess or use any special nuclear material as a result of the exercise of provisions contained in the Security Agreement or the Lease providing for such use or possession; and (c) necessary Manufacturer's Consents, all of which have been obtained; no consent, license, approval, order or authorization of, or filing, registration or declaration with, any governmental authority, or any court or other Person is required to be obtained or made by DCC Fuel or Lessee in connection with the execution, delivery, acceptance, validity or enforceability of this Agreement, the Notes, the Lease or any other Basic Documents to which DCC Fuel is a party, or in connection with the performance thereof, except, solely in the case of performance, for any consents, licenses, approvals, orders, filings, registrations or declarations which are necessary relative to the conduct of DCC Fuel's or Lessee's business or the ownership of its assets, none of which are necessary to authorize DCC Fuel's or Lessee's ability to carry out its obligations under this Agreement, the Notes, the Lease or any other Basic Documents to which DCC Fuel or Lessee is a party. All licenses, orders, approvals and filings referred to in clause (i) above have been duly obtained or made, are final and are in full force and effect. None of such licenses, orders, approvals, or filings is the subject of any pending or, to the best of DCC Fuel's knowledge, any threatened attack by direct proceedings or otherwise.

           (eii Financial Statements. The most recent quarterly statement of assets and liabilities, and receipts and disbursements, which has been delivered to the Participants presents fairly the financial condition of DCC Fuel as of its date and the results of DCC Fuel's operations for the quarter ended on such date. There is no known contingent liability, or material liability for taxes or material commitments of DCC Fuel which is not reflected in such financial statements. Since the later of (i) the date of DCC Fuel's incorporation or (ii) the date of the most recent quarterly statement of DCC Fuel which has been delivered to the Participants, there has not been any material adverse change in the business, operations, properties or condition, financial or otherwise, of DCC Fuel or any condition, event or act which would materially and adversely affect the business, condition or operation of DCC Fuel. DCC Fuel is not a party to any instrument providing for the incurrence by DCC Fuel of Obligations for Borrowed Money or Deferred Purchase Price, (including any financing lease, conditional sale contract or arrangement, sale-leaseback, guarantee or other similar financing arrangement) other than the Basic Documents (it being understood that the Prudential Financing Documents listed in Schedule 6.2 hereto will be terminated, or released as applicable, as a condition to the initial Advance Date). DCC Fuel has not, directly or indirectly, created, incurred, assumed or suffered to exist any Obligations for Borrowed
           Money or Deferred Purchase Price other than pursuant to this Agreement, the Loan Agreement or the Prudential Financing Documents. After applying the proceeds of the Loans made hereunder on the initial Advance Date, any Obligations of DCC Fuel for Borrowed Money or Deferred Purchase Price or any other obligations incurred in connection with or arising out of the Basic Documents and the agreements referred to therein will have been paid in full. DCC Fuel has transacted no business prior to the date hereof except for the carrying out of the transactions contemplated by the Basic Documents and the Prudential Financing Documents and the agreements referred to therein to be carried out prior to the date hereof and except in connection with its organization. DCC Fuel's only place of business and the place where it keeps its records concerning its accounts, contract rights, chattel paper and general intangibles is in [Columbus], Ohio.

           (fii Shareholders; Subsidiaries; Title to Properties. The only issued and outstanding shares of capital stock of DCC Fuel are [______] shares of common stock, [_____] par value, owned by the Owner Trustee. No shares of capital stock are held in treasury. DCC Fuel has no subsidiaries and owns no capital stock of any other Person. DCC Fuel has good title to all of DCC Fuel's assets owned or purported to be owned by it as of the date hereof, including without limitation the Nuclear Material referred to in the Leasing Record most recently delivered to the CP Lender. All such assets are free of any Liens, except Permitted Liens.

           (gii Private Offering. Neither DCC Fuel, Lessee nor any Person authorized or employed by either of them as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes has directly or indirectly offered any of the Notes or any similar securities for sale to, or solicited offers to buy thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the CP Lender and the Liquidity Banks. DCC Fuel agrees that it will not, either directly or indirectly through Lessee or any Person acting on behalf of either of them, offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone, or take any other action which would subject the issuance and sale of the Notes to the registration provisions of
           Section 5 of the Securities Act.

           (hii Disclosure. None of the representations of DCC Fuel in this Agreement, in each SCV Confirmation Schedule, in each Leasing Record or in any other document, certificate, or statement furnished to the Participants by or on behalf of DCC Fuel in connection with the transactions contemplated hereby contained as of its date any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not untrue. There is no fact within the knowledge of DCC Fuel which has not been disclosed herein or therein and which materially adversely affects the business, operations, properties or condition, financial or otherwise, of DCC Fuel.

           (iii Regulatory Status of DCC Fuel; Trust Indenture Act. DCC Fuel is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act. DCC Fuel is not a "public-utility company", or a "holding company," or an "affiliate" of a "holding company,"or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act. DCC Fuel is not a " public utility" within the meaning of the Federal Power Act, as amended, and is not a "utility," "public utility," "public service company" or other similar entity which is subject to the jurisdiction of the IURC or MPSC. The Security Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the security interest in the Collateral in favor of the Secured Parties under the Security Agreement does not require an indenture to be qualified under said Act.

           (jii Basic Documents in Full Force. Each of the Basic Documents in existence on the date hereof is in full force and effect.

           (kii Absence of Certain Events. No Terminating Event, Deemed Loss Event or Lease Event of Default has occurred nor has any event occurred which would, with the lapse of time or the giving of notice or both, constitute a Terminating Event, Deemed Loss Event or Lease Event of Default. No Loan Agreement Default or Loan Agreement Event of Default has occurred.

           (lii First Perfected Security Interest. The Security Agreement is effective to create in favor of the Secured Parties a legal, valid and enforceable first lien on and security interest in all of the Collateral, including without limitation all Nuclear Material, Assigned Agreements, cash, securities now owned by DCC Fuel or any Nuclear Material being acquired, stored, fabricated or processed after the date hereof, securing the Secured Obligations, and all filings, recordings and other actions that are necessary in order to establish and perfect the Secured Parties' lien on, and security interest in, the Collateral as a legal, valid and enforceable first lien and security interest, have been duly effected, except that the foregoing representation shall not be deemed to be violated as a result of the existence or priority of any Permitted Lien./

           (mii Litigation. Except as set forth on Schedule 4, there is no action, suit or proceeding pending or, to the knowledge of DCC Fuel, threatened, against DCC Fuel before or by any governmental authority that questions the validity or enforceability of this Agreement, the Notes, any of the other Basic Documents and any other agreements, instruments, certificates and documents executed by DCC Fuel in connection herewith and therewith or by which DCC Fuel is bound or of any action taken or to be taken by DCC Fuel pursuant to or in connection with this Agreement or any of the other Basic Documents, or that, if determined adversely to DCC Fuel, would materially adversely affect the ability of DCC Fuel to perform its obligations hereunder or thereunder.

           (nii Compliance with Other Agreements and with Law. DCC Fuel is in compliance in all material respects with the terms and provisions of this Agreement and in all material respects with the terms and provisions of the other Basic Documents and of all of the agreements and other instruments and of all statutes, rules, regulations, judgments, decrees and governmental orders or other legal requirements by which it is bound.

           (oii No Other Business. Except as contemplated by this Agreement, each of the other Basic Document and the Prudential Lease and the agreements referred to therein, DCC Fuel has not engaged in any business or activity of any type or kind whatsoever.

           (pii Pension Plans. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been, or is expected by DCC Fuel to be, incurred with respect to any plan (other than a multiemployer plan) by DCC Fuel. DCC Fuel has not incurred and presently does not expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan. The execution and delivery of this Agreement and the other Basic Documents and the funding of the Loans will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
           Section 4975. The representation by DCC Fuel in the next preceding sentence is made in reliance upon and subject to the accuracy of the CP Lender's representation in Section 7.4 as to the source of the funds to be used to fund the Loans. As used herein, the term "plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is and has been established or maintained, or to which contributions are or have been made, by DCC Fuel or by any trade or business, whether or not incorporated, which, together with DCC Fuel is under common control as described in Section 414(b) or
           (c) of the Code, and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

           (qii Taxes. DCC Fuel has filed all tax returns which are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, except for taxes an assessments which are being contested in good faith and by appropriate proceedings and as to which it has provided reserves which are adequate in accordance with GAAP.

           (rii Margin Stock. DCC Fuel does not own any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or any regulations, interpretations or rulings thereunder.

           (sii No Finders  Fee.  No broker or finder has been  retained  by DCC
           Fuel nor has DCC Fuel incurred any liability for brokerage fees, finder's fees, agents' commissions or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby.

           (tii Collateral Equivalence Test. The aggregate Stipulated Casualty Value of the Nuclear Material leased under the Lease equals or exceeds the sum of outstanding aggregate principal amount of all Loans.

           (uii Lessor Liens. The Nuclear Material is free and clear of all Lessor Liens attributable to DCC Fuel and no act or omission by it has occurred which would give rise to a Lessor Lien attributable to it.

      SECTION VII.3 Representations and Warranties of the Trust Company and the Agents. Each of the Trust Company, the Collateral Agent, the Liquidity Agent and the Administrator represents and warrants severally but not jointly to each of the other parties hereto that, as to itself only:

           (aii Organization and Authority. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to enter into and perform its obligations under the Basic Documents to which it is, or is to be, a party.

           (bii Authorization; Binding Effect. The Basic Documents to which it is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by it, and this Agreement is, and such other Basic Documents are, or, when so executed and delivered by it will be, valid, legal and binding agreements of it, enforceable against it in accordance with their respective terms, except as enforcement may be limited by the Atomic Energy Act or bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and subject to requirements of reasonableness, good faith and fair dealing.

           (cii Non-Contravention. Neither the execution and delivery by it of the Basic Documents to which it is or will be a party, either in its individual capacity or as trustee or agent or both, as the case may be, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, either in its individual capacity or as trustee or agent or both, as the case may be, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of it, either in its individual capacity or as trustee or agent or both, as the case may be, to perform its obligations under any Basic Document to which it is or will be a party, either in its individual capacity or as trustee or agent or both, as the case may be; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal or state authority applicable to it in its individual capacity or as trustee or agent or both, as the case may be, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect its ability either in its individual capacity or as trustee or agent or both, as the case may be, to perform its obligations under any Basic Document to which it is or will be a party.

           (dii Absence of Litigation, etc. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to its best knowledge, threatened against it which would be reasonably likely to adversely affect the Owner Trust Estate or it's ability to enter into or perform its obligations under the Basic Documents to which it is party.

           (eii Lessor Liens. The Nuclear Material is free and clear of all Lessor Liens attributable to it.

           (fii Title to the Owner Trust Estate. The Owner Trust Estate is free and clear of any Liens which result from claims against Trust Company in its individual capacity not related to the transactions contemplated by the Basic Documents to which it is a party, the administration of the Owner Trust Estate, the ownership of the Nuclear Materials or the leasing of the Nuclear Materials, and Trust Company has not by affirmative act, either in its individual capacity or as Trustee, conveyed any interest in the Owner Trust Estate to any Person or subjected the Owner Trust Estate to any Lien (except Permitted Liens) except pursuant to the Basic Documents.

      SECTION VII.4 Representations of the Liquidity Banks. Each of the Liquidity Banks hereby represents and warrants severally but not jointly to Lessee, Lessor, Liquidity Agent and the CP Lender that, as to itself only:

           (aii Statement of Sources. It will not be funding the Loans or acquiring the Notes with the assets of a separate account or an employee benefit plan (or its related trust) as defined in Section 3 of ERISA, or with the assets of a plan (or its related trust) as defined in Section 4975(e)(1) of the Code, or with any assets which are "plan assets" within the meaning of Department of Labor regulation Section 2510.3-101, unless the acquisition qualifies for an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code other than assets allocated to an insurance company pooled separate account as defined in ERISA
           Section 3(17) maintained by a Lessor which satisfies the requirements of U.S. Department of Labor Prohibited Transaction Class Exemption 90-1 within respect to the transactions contemplated by the Basic Documents in order for such transactions to be exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code.

           (bii Due Organization, etc. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of
           (x) the state of its organization or of the United States, or (y) another country that is a member of the Organization for Economic
           Cooperation and Development ("OECD"), (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified could have a material adverse effect on its assets or could impair its ability to perform any of its obligations hereunder and (iii) has all requisite power and authority to conduct its business as contemplated hereby and to execute, deliver and perform its obligations under, this Agreement and each other Basic Document to which it is a party.

           (cii Non-Contravention. Neither the execution and delivery by it of the Basic Documents to which it is or will be a party nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws;
           (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect its ability to perform its obligations under any Basic Document to which it is or will be a party; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal or state authority applicable to it, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect its ability to perform its obligations under any Basic Document to which it is or will be a party.

           (dii Binding Agreement. The execution, delivery and performance of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action. The Basic Documents to which it is a party have been duly executed and delivered by it and each such Basic Document constitutes a legal, valid and binding obligation, enforceable against it according to such Basic Document's terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (eii Authorizations. All authorizations, consents, approvals, registrations, filings, exemptions and licenses with or from any governmental or regulatory authorities which are necessary for the purchases hereunder, for the execution and delivery of the Basic Documents to which it is a party, or for the performance by it of its obligations hereunder or under the other Basic Documents have been effected and obtained and, so long as may be required for it to comply with this Agreement or any Basic Document, will remain in full force and effect.

           (fii Ratings. As of the date hereof, it has a short-term unsecured debt or deposit rating at least equal to the then existing rating of the Commercial Paper Notes from each Rating Agency.

           (gii Investment in Notes. It is acquiring its interest in the Notes for its own account for investment purposes and not with a view toward, or sale in connection with, any distribution thereof (as such term is used in Section 2(11) of the Securities Act), and has no present intention of selling, negotiating or otherwise disposing of the Notes and if in the future it should decide to dispose of its interest in the Notes, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any other applicable securities laws. Each Liquidity Bank acknowledges that the Notes have not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws and that neither Lessor nor Lessee contemplate filing, or is legally required to file, any such registration and such Liquidity Bank has been advised that the Notes must be held indefinitely unless the Notes are subsequently registered under the Securities Act or an exemption from such registration is available. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or any interest in the Nuclear Material and other Collateral or the Lease to the registration requirements of
           Section 5 of the Securities Act. Each transferee or purchaser of a Note, by its acceptance thereof, shall be deemed to have made the representations and warranties of the Liquidity Banks contained in this Section 7.4(g). No representation or warranty contained in this
           Section 7.4(g) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant, Agent, Lessor or any of their Affiliates. Notwithstanding the foregoing, it is understood among the parties that the disposition of each Liquidity Bank's property shall be at all times within its control.

           (hii Lessor Liens. The Nuclear Material is free and clear of all Lessor Liens attributable to it.

      SECTION VII.5 Representations of the CP Lender. The CP Lender hereby represents and warrants severally but not jointly to Lessee, Lessor, Collateral Agent, Liquidity Agent and each Liquidity Bank that, as to itself only:

           (aii Statement of Sources. It will not be funding the Loans or acquiring the Notes with the assets of a separate account or an employee benefit plan (or its related trust) as defined in Section 3 of ERISA, or with the assets of a plan (or its related trust) as defined in Section 4975(e)(1) of the Code, or with any assets which are "plan assets" within the meaning of Department of Labor regulation Section 2510.3-101, unless the acquisition qualifies for an exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code other than assets allocated to an insurance company pooled separate account as defined in ERISA
           Section 3(17) maintained by a Lessor which satisfies the requirements of U.S. Department of Labor Prohibited Transaction Class Exemption 90-1 within respect to the transactions contemplated by the Basic Documents in order for such transactions to be exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code.

           (bii Status. The CP Lender (a) is a corporation duly organized and validly existing under the laws of the state of Delaware, (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where the failure to be so licensed or qualified could have a material adverse effect on its assets or could impair its ability to perform any of its obligations hereunder and (c) has all requisite power and authority to conduct its business as contemplated hereby and to execute, deliver and perform its obligations under, this Agreement and the other Basic Documents and Program Documents to which it is a party.

      SECTION VII.6 Representations and Warranties of the Owner Trustee. The Owner Trustee represents and warrants to each of the other parties hereto as follows:

           (aii Chief Executive Office. The Owner Trustee's chief executive office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at [__________________].

           (bii Due Organization, etc. The Owner Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement and, to the extent it is a party hereto, this Agreement.

           (cii Authorization; Binding Effect. This Agreement and each other Basic Document to which the Owner Trustee is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Owner Trustee and are, or upon execution and delivery will be, legal, valid and binding obligations of the Owner Trustee, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles and subject to requirements of reasonableness, good faith and fair dealing.

           (dii Non-Contravention. The execution and delivery by the Owner Trustee of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and the performance by the Owner Trustee of its obligations under each are not and will not be, inconsistent with the certificate or articles of incorporation or other constitutive documents or by-laws of the Owner Trustee, do not and will not contravene any Applicable Laws of the United States of America or the state of its incorporation relating to the banking or trust powers of the Owner Trustee and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Owner Trustee is a party or by which it or its properties may be bound or affected.

           (eii No Approvals, etc. Neither the execution and delivery by the Owner Trustee of any of the Basic Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any federal or state authority governing its banking practices.

           (fii Lessor Liens. The Nuclear Material is free and clear of all Lessor Liens attributable to the Owner Trustee and no act or omission by it has occurred which would give rise to a Lessor Lien attributable to it.


                                  ARTICLE VIII
                                    COVENANTS

      SECTION VIII.1 Covenants of Lessee.

           (aii  Information.  Lessee shall furnish to Lessor and each Secured
           Party:

                     (iii0 Notice of Defaults and Claimed Defaults, Events of Default. Immediately upon Lessee becoming aware of the existence of any condition or event which constitutes any
                     (x) Loan Agreement Default or Loan Agreement Event of Default or (y) any Lease Event of Default, Deemed Loss Event or a Terminating Event, or the occurrence of any event or condition which would, with the lapse of time or the giving of notice or both, become a Lease Event of Default or a Terminating Event, a written notice specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto;

                     (iv0 Notice of Litigation. Immediately upon Lessee becoming aware thereof, written notice of (i) any litigation or proceedings which would be required to be disclosed as an exception to the representations and warranties contained herein or in the Lease in order that such representations and warranties would be true and correct on a continuing basis; and (ii) any dispute (other than disputes with a Manufacturer which do not raise a possibility that the Nuclear Material covered by any Assigned Agreement will neither be processed and delivered, nor stored and delivered, as the case may be, by the Manufacturer which is a party thereto pursuant to the applicable Assigned Agreement nor returned by such Manufacturer in the form delivered to such Manufacturer or in another form which does not cause a reduction in the fair market value of the Nuclear Material and other than rate proceedings to the extent related to the recovery by Lessee of payments under the Lease) between Lessee and any governmental authority or other party relating to any part of the transactions contemplated by this Agreement, the Lease, any of the other Basic Documents (including any Assigned Agreement) to which Lessee is a party, or which would have a material adverse effect on the ability of Lessee to carry out its obligations hereunder, under the Lease, any other Basic Document (including any Assigned Agreement) which Lessee is a party.

           (b General Obligations. Subject to the last sentence of this Section 8.1(b), Lessee shall (i) duly comply with all valid requirements of any governmental authority necessary to the conduct of its business or to its properties or assets, noncompliance with which would have a Material Adverse Effect upon the transactions contemplated by this Agreement, the Lease or any other Basic Document, or upon the condition, financial or otherwise, of Lessee, or the ability of Lessee to carry out its obligations under this Agreement, the Lease or any other Basic Document; (ii) continue to engage principally in the business contemplated by this Agreement and the other Basic Documents; (iii) obtain, maintain and keep in full force and effect all consents, permits, licenses and approvals, the absence of which would have a Material Adverse Effect upon the transactions contemplated by this Agreement, the Lease, the Assigned Agreements or any other Basic Document to which Lessee is a party, or upon the condition financial or otherwise, of Lessee, or the ability of Lessee to carry out its obligations under this Agreement, the Lease, the Assigned Agreements or any other Basic Document to which Lessee is a party; (iv) maintain its properties used or useful in its business in good repair, working order and condition; provided, however, that without diminishing Lessee's obligations under the Lease, Lessee shall not be prevented from discontinuing the operation and maintenance of any of its properties if it shall determine that the continued operation and maintenance of such properties is no longer necessary, desirable or permissible; (v) pay when due all fees, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any property belonging to it, and maintain appropriate reserves for the accrual of the same in accordance with GAAP; (vi) except as permitted by Section 8.1(b)(vii) of this Agreement, at all times maintain its corporate existence, privileges, franchises and rights to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary; and (vii) will not merge into or consolidate with any corporation or other entity, or permit any corporation or other entity to merge into or consolidate with it, or sell or otherwise dispose of all or substantially all of its assets to any other corporation or entity, if, in any such case, (a) either before or after any such merger, consolidation or disposition, a Lease Default shall occur or be continuing or (b) in the case of a merger or consolidation, such successor corporation or entity (if other than Lessee) shall fail to assume the obligations of Lessee under the terms of this Agreement and the other Basic Documents, which assumption shall be in a manner reasonably satisfactory to the CP Lender and the Majority Secured Parties. Notwithstanding the foregoing provisions of this Section 8.1(b), Lessee may contest by appropriate proceedings conducted in good faith and due diligence, the amount, validity or application, in whole or in party of any fee, tax, assessment or government charge or levy, or any legal requirement, provided that Lessee shall have set aside on its books adequate reserves, if required in accordance with GAAP with respect thereto and shall furnish such security, if any, as may be required in the proceeding.

           (c Performance of Lease and Liens. Lessee acknowledges that, except as otherwise provided in the Lease, its obligations as set forth under the Lease are absolute and unconditional. Lessee shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any Lien with respect to any Nuclear Material, except Permitted Liens.

           (d Notification. Lessee shall notify the Collateral Agent immediately upon the happening of any of the following: (i) the Unit 1 Generating Facility reaching the Second Operational Date, (ii) a Casualty in respect of any Nuclear Materials in excess of $1,000,000, (iii) an Event of Loss in respect of any Nuclear Materials and (iv) a Termination Event.

           (e   Sale of Nuclear Material and Assignment of Rights under
           Nuclear Material Contracts.

                     (i) In the event that Lessee delivers a Bill of Sale to Lessor conveying title to Nuclear Material from Lessee to Lessor, on or before the date of such delivery Lessee shall provide Lessor with an Assignment Agreement, substantially in the form of Exhibit D to the Lease, and a Manufacturer's Consent with respect to all Nuclear Material contracts, relating to such Nuclear Material. Notwithstanding the foregoing, Lessee shall not be required to have obtained a Manufacturer's Consent in any instance where the Manufacturer's obligations under the applicable Nuclear Material Contract have been fully discharged and performed, and the Manufacturer's warranties with respect to such Nuclear Material Contract has expired, and Lessee has delivered to Lessor, the Liquidity Banks and the CP Lender a certificate to such effect.

                     (ii) Except to the extent that any action or non-action does not materially adversely affect Lessor or the Secured Parties or their respective interests in the Collateral, Lessee at its expense shall perform and comply with all the terms and provisions of each Assigned Agreement to be performed or complied with by it (other than Lessor's payment obligations pursuant to Section 5(b) of the Lease), shall maintain each Assigned Agreement in full force and effect, shall enforce each of the Assigned Agreements in accordance with their respective terms, and shall take all such action to that end as from time to time may reasonably be requested by the CP Lender or the Liquidity Banks.

                     (iii) Lessee shall not enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to any Assigned Agreement, except as permitted by the Assignment Agreement related to such Assigned Agreement.

                     (iv) Lessee shall from time to time, upon request of the CP Lender or the Liquidity Banks, furnish the CP Lender and the Liquidity Banks such information concerning the Nuclear Material or, subject to the terms of the Assignment Agreement and related Consent and Agreement with respect to any Assigned Agreement containing provisions which, under its terms, are required to be kept confidential, any Assigned Agreement, as the CP Lender or the Liquidity Banks may reasonably request.

           (f   Financial Statements, Reports, etc.  Lessee shall furnish to the Collateral Agent and Administrator (with sufficient number of copies for each Participant):

                (i0 within 120 days after the close of its fiscal year, an annual report of the Lessee consisting of its audited financial statements, including a balance sheet as of the end of such fiscal year and statements of income and cash flows for the year then ended with all notes thereto, together with a report thereon of a recognized firm of certified public accountants;

                (ii0 within 60 days after the close of each of the first three quarterly periods of the Lessee's fiscal year, a balance sheet of the Lessee as of the end of such quarter and detailed comparative statements of income and cash flows for such quarter;

                (iii0within the period set forth in (i) above, a certificate of an authorized officer of the Lessee stating that such officer has reviewed the activities of the Lessee and that, to the best of such officer's knowledge, there exists no Lease Event of Default under the Lease; and

                (iv0 from time to time such other  information  relating  to the
                Lessee,   including   non-financial   information,   as  may  be
                reasonably requested.

           (g Employee Benefits. Lessee shall (i) comply in all material respects with the applicable provisions of ERISA and the Code and
           (ii) furnish to the Collateral Agent and the Administrator as soon as possible after, and in any event within 30 days after any Responsible Officer of Lessee or any ERISA Affiliate knows that, any ERISA Event has occurred that, alone or together with any other ERISA Event known to have occurred, could reasonably be expected to result in liability of Lessee in an aggregate amount exceeding $10,000,000 in any year, a statement of a Financial Officer of Lessee setting forth details as to such ERISA Event and the action, if any, that Lessee proposes to take with respect thereto.

           (h Maintaining Records; Access to Properties and Inspections. Lessee shall maintain financial records in accordance with GAAP and, upon reasonable notice, permit any representatives designated by the Administrator or any Participant to visit and inspect the financial records and the properties of Lessee or a Subsidiary, if any, during normal business hours and to discuss the affairs, finances and condition of Lessee with the officers thereof and independent accountants therefor.

           (i Chief Executive Office. Lessee shall furnish to the Administrator and Collateral Agent notice on or before the 30th day prior to any relocation of its chief executive office (as such term is used in Article 9 of the UCC) if the refiling of the Financing Statements is necessary to maintain Lessor's and Collateral Agent's perfected security interest in the Collateral.

           (j Further Assurances. At its expense, Lessee shall cause, as soon as possible, but in any event no later than the 10th day after any request, Financing Statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Administrator or the Collateral Agent in connection with the establishment and perfection of the interest of Lessor and the Collateral Agent in the Collateral, to be recorded or filed at such places (within the United States only) and times, and in such manner, and, at its expense, take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Lessor or the Collateral Agent in order to establish, preserve, protect and perfect the rights, titles and interests of Lessor and the Collateral Agent to the Collateral.

           (k   Collateral Equivalence Test; No Additional Collateral or
           Covenants; Condemnation Statements; Exercise of Rights of Secured Parties.

                     (i) Lessee shall not permit the aggregate Stipulated Casualty Value of the Nuclear Material leased under the Lease to be less than the outstanding aggregate principal amount of Notes.

                     (ii) Lessee shall not provide to any Person (other than the Participants), in order to induce such Person to extend credit to Lessor, any collateral or any guarantee or other assurance against loss or non-payment, nor shall Lessee consent to the provision thereof by Lessor.

                     (iii) Lessee shall not agree to any affirmative or negative covenant with respect to the condition, financial or otherwise, of Lessee with any Person in order to induce such Person to extend credit to Lessor.

                     (iv) Lessee shall at all times remain the sole beneficiary of the Trust and shall not sell, assign, convey, pledge or otherwise dispose of or encumber in any manner its beneficial interest in the Trust except to the extent such interest may be subject to the Mortgage and Deed of Trust, dated as of June 1, 1939, as amended and supplemented, from Lessee to the Bank of New York, as trustee. Lessee shall not direct the Owner Trustee to liquidate, dissolve, merge or consolidate] Lessor except if such transaction is consented to in writing by the Participants. Lessee shall not direct the Owner Trustee to take any action under the Trust Agreement which is inconsistent with the duties imposed upon Lessor by the Basic Documents and any other agreements, documents, instruments and articles executed and delivered, and to be executed and delivered, by the Owner Trustee in connection therewith.

                     (v) As provided in the Security Agreement, (i) the Collateral Agent for its benefit and the benefit of the Secured Parties may, on and after the occurrence of a Loan Agreement Default or Loan Agreement Event of Default, pursuant to Section 3 of the Security Agreement, exercise any and all of Lessor's rights, powers and privileges under the Lease, the Assigned Agreements and each other Basic Document to which Lessee is a party; (ii) if a Loan Agreement Event of Default occurs and is continuing, the Collateral Agent may, at its election and in its sole discretion, pursuant to Section 8 of the Security Agreement, enforce and exercise any and all the rights and remedies of the Secured Parties under the Uniform Commercial Code; and (iii) if a Lease Event of Default occurs and is continuing, the Collateral Agent may, at its election and in its sole discretion, pursuant to Section 8 of the Security Agreement, enforce and exercise any and all of Lessor's rights under Section 17 of the Lease and Lessee agrees that such Collateral Agent may do so either in concert with or in place of Lessor, and Lessee shall assist in, comply with and perform in accordance with all rights or remedies so enforced or exercised by such Collateral Agent for its benefit and the ratable benefit of the Secured Parties.

           (l)  Fuel  Management;  Quiet  Enjoyment.  The  occurrence  of a Loan
           Agreement Default or a Loan Agreement Event of Default or the occurrence of any Lease Event of Default, Deemed Loss Event or a Terminating Event, or the occurrence of any event or condition which would, with the lapse of time or the giving of notice or both, become a Lease Event of Default or a Terminating Event, shall not affect Lessee's sole obligation to engage in the generation of Nuclear Energy and Fuel Management; provided that, upon the occurrence of a Lease Event of Default, the Majority Secured Parties may, at their option, by written notice to Lessee, elect to revoke such power and authority, in which case the Secured Party or Parties from time to time designated by the Majority Secured Parties may (but shall not be obligated to), to the extent that the Secured Parties desire and to the extent permitted by law, engage in Fuel Management and/or remove all or any part of the responsibility for Fuel Management from Lessee. In the event the Majority Secured Parties, in accordance with the preceding sentence, shall revoke Lessee's power and authority to engage in Fuel Management, all rights conferred by Lessor to Lessee pursuant to Sections 3 and 10 of the Lease shall be deemed to be automatically reassigned to Lessor and Lessee shall execute such documents and instruments as the Secured Parties shall request to further confirm such assignment.

           (m) Consent to Assignment. Lessee acknowledges and consents to the present assignment and transfer, and any future assignments and transfers to the Collateral Agent by Lessor of Lessor's right to exercise any and all of its rights, remedies, powers and privileges (but none of its obligations, duties or liabilities) under the Lease, the Assigned Agreements and each other Basic Document to which Lessee is a party. Lessee hereby agrees with the Secured Parties to comply with any exercise by the Collateral Agent, either directly or through Lessor, of any rights, remedies, powers or privileges pursuant to the Security Agreement. Notwithstanding the foregoing, so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall have exclusive right to possession and use of the Nuclear Material in accordance with the Lease and may use such Nuclear Material for any lawful purpose consistent with the Lease.

           (n) Direct Payment of Payments Under the Lease. Lessee acknowledges that it has been directed by Lessor to, and agrees that it shall, make all payments of monies due and to become due to Lessor under the Lease, the Assigned Agreements and each other Basic Document to which Lessee is a party, directly to the Collateral Agent, including, without limitation, Basic Rent, Additional Rent, the purchase price of Nuclear Material pursuant to Section 8(d) and 9(e) of the Lease, payments pursuant to Section 9(e) of the Lease, payments of the Stipulated Casualty Value of Nuclear Material pursuant to Section 14 of the Lease, payments pursuant to Section 17 of the Lease and payments pursuant to Section 18(d) of the Lease (other than any portion of any payment described in this Section 8.1(o) consisting of Excluded Amounts or other amounts owed by Lessor to Persons other than the Secured Parties).

           (o) Lessor Actions. Lessee shall take all actions necessary to ensure, and shall not take any actions to prevent or hinder, Lessor's due performance of its obligations under this Agreement and each other Basic Document to which Lessor is a party.

      SECTION VIII.2 Covenants of Lessor.

           (a) Termination of Lease. Lessor shall not, without the prior written consent of each of the Liquidity Banks, deliver to Lessee and the Collateral Agent notice of the occurrence of a Terminating Event under Section 18(a) of the Lease, and, if a Terminating Event occurs, Lessor shall, promptly upon receipt of written direction from any Liquidity Bank, deliver such notice of the occurrence of such Terminating Event under Section 18(d) of the Lease to Lessee and the Collateral Agent.

           (b) Liens. Lessor shall not create, incur, assume or suffer to exist any Lessor Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except Permitted Liens.

           (c) Actions Affecting the Basic Documents, the Assigned Agreements and the Collateral. Unless Lessor has obtained the prior written consent of the Participants, it shall not (i) modify, supplement or amend any of the Basic Documents or waive any provisions, defaults or breaches thereof, or permit Lessee to do any of the foregoing or (ii) take any action (or fail to take any action) in connection with any Basic Document or any Collateral which would materially adversely affect the Secured Parties, or impair the rights or interests of the Secured Parties under any Basic Document or in the Collateral, or permit Lessee to take or fail to take any such action. Notwithstanding the foregoing, (x) Lessor may effect, and may permit Lessee to effect, any modification of, supplement or amendment to any Leasing Record necessary in order to subject additional Nuclear Material to the Lease or in order to effect any release or substitution of Collateral permitted by the terms of the Security Agreement and (y) Lessor may, and may permit Lessee to, enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to any Assigned Agreement but only as permitted by the Assignment Agreement related to such Assigned Agreements.

           (d) Collateral Equivalence Test. Lessor shall not permit at any time the aggregate Stipulated Casualty Value of all Nuclear Material leased under the Lease to be less than the sum of the outstanding aggregate principal amount of the Loans.

           (e) General Obligations. Lessor shall (i) duly observe and conform to all Legal Requirements and all other valid requirements of any governmental authorities relative to the conduct of its business or to the ownership of its assets unless (a) the same shall be contested in good faith by appropriate proceedings diligently prosecuted, (b) Lessor shall have provided reserves with respect thereto which are adequate in accordance with generally accepted accounting principles and (c) no foreclosure, distraint, sale or other similar proceedings relating to any of the Collateral shall have commenced, and (ii) obtain, maintain and keep in full force and effect all consents, permits, licenses, approvals, orders and authorizations which are necessary to properly carry out the transactions contemplated to be performed by it by this Agreement, the Notes and the other Basic Documents to which it is a party.

           (f) Expenses and Indemnity. Whether or not the transactions contemplated hereby shall be consummated, Lessor shall pay all reasonable expenses (including the reasonable fees and expenses of the Participants' special counsel) in connection with the preparation and reproduction of this Agreement, the Notes and each other Basic Document, and also in connection with any amendments or extensions of, or waivers under, this Agreement, the Notes or any other Basic Document, shall indemnify the Participants and their Affiliates and any other holder of any Note and hold each harmless against all expenses incurred in connection with this Agreement, the Notes and each other Basic Document, and shall pay their out-of-pocket expenses reasonably incurred in connection with the matters contemplated hereby and thereby, and, at the election of any Liquidity Bank or its Affiliates or any holder of any Note, shall reimburse such Liquidity Bank and its Affiliates or such holder of any Note for any such expenses paid by it; provided, however, Lessor shall not be obligated to indemnify the Liquidity Banks or their Affiliates or any other holder of any Note against expenses incurred, or pay their out-of-pocket expenses incurred, in connection with (i) the routine administration of this Agreement, (ii) the assignment of any Note or
           (iii) the granting of a participation in all or any part of any Note to any Person.

           In the event that it subsequently is determined that any tax is due on the issue of Notes or on the acquisition thereof by the Participants, or on any modification of the Notes, of this Agreement or any other Basic Document, Lessor shall pay or cause to be paid all such taxes and interest and penalties, if any (excluding, however, any transfer taxes), and shall indemnify and save the Participants and their Affiliates and any other holder of any Note harmless from any loss or damage of any kind whatsoever resulting from or arising out of the nonpayment or delay in the payment of such taxes. The obligations of Lessor under this Section 8.2(f) shall survive the payment of the Notes. In no event shall Lessor be required to pay any taxes based upon the net income or profits of the Participants and their Affiliates, or upon interest income arising out of the Notes.

           (g) Corporate Books. Lessor shall keep books of record and accounts in relation to its business and activities which are prepared in a manner consistent with prudent business practice.

           (h) Governmental Permits. Lessor shall, to the extent obtained or received by it, furnish or cause to be furnished to the Collateral Agent a copy of any authorization, license, permit, consent, order or approval of any governmental authority obtained or required to be obtained in connection with the transactions contemplated by this Agreement, the Notes or any of the other Basic Documents.

           (i) Copies of Documents. Lessor shall promptly deliver to the Collateral Agent copies of all notices, requests, agreements and other documents received or delivered by Lessor under or with respect to any of the Basic Documents to the extent that the same shall not have been delivered to the CP Lender pursuant thereto.

           (j) Notices. Upon an officer of Lessor obtaining knowledge thereof, Lessor shall promptly give written notice to the Collateral Agent of
           (i) the occurrence of any Lease Event of Default, Deemed Loss Event or a Terminating Event, or the occurrence of any event or condition which would, with the lapse of time or the giving of notice or both, become a Lease Event of Default or a Terminating Event; (ii) the
           occurrence of any Loan Agreement Default or Loan Agreement Event of Default; (iii) any litigation or proceedings with respect to Lessor or affecting Lessor or any of its assets; and (iv) such other information concerning the business, operations, properties or condition, financial or otherwise, of Lessor as the CP Lender may from time to time reasonably request.

           (k) Payment of Taxes. Lessor shall pay or cause to be paid and discharged when due all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or assets, prior to the day on which penalties are attached thereto.

           (l) Inspection. Lessor shall permit the Participants to inspect any of the Property (subject to applicable laws and regulations and to Lessee's security requirements with respect to a Generating Facility) or any of the books or financial records of Lessor and to discuss the affairs, finances and accounts of Lessor with Lessor's officers, all at such reasonable times and as often as the Participants may reasonably request.

           (m) Financial Statements. Lessor shall furnish to the Collateral Agent (for distribution to the Participants) within 45 days after the close of each calendar quarter a quarterly statement of assets and liabilities, and receipts and disbursements, relating to Lessor.

           (n) Activities of Lessor. Lessor shall not engage in any business or activity of any kind or enter into any transaction which is not directly related to the purchase and sale and leasing of Nuclear Material pursuant to the Lease and the financing thereof in the manner contemplated by this Agreement and the other Basic Documents.

           (o) Obligations. Lessor shall not, directly or indirectly, create, incur, assume or suffer to exist any Obligations for Borrowed Money or Deferred Purchase Price of any kind or extensions of credit (including any financing lease, conditional sale contract or arrangement, sale-leaseback or other similar financing arrangement), except the indebtedness evidenced by the Notes, the obligations and liabilities of Lessor arising out of or in connection with the Prudential Financing Documents, this Agreement, the Loan Agreement and each of the other Basic Documents.

           (p) Guarantees. Lessor shall not become or remain liable, directly or contingently, in connection with any obligation of any Person, whether by guaranty, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds or otherwise.

           (q) Additional Capital Stock; Distributions. Lessor shall not issue any additional shares of its capital stock to any Person. Lessor shall not declare or pay any dividend or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock, or make any other distribution (whether in cash or in Property) with respect to the profits, assets or capital of Lessor.

           (r) Investments; Loans. Lessor shall not make or suffer to exist any loans or advances (other than prepayments for services in the ordinary course of Lessor's business) to, or make any investments (by way of transfer of Property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of business or assets, or otherwise) in, any Person except for the purchase of Nuclear Material as contemplated by the Lease.

           (s) Merger; Sales. Lessor shall not enter into any transaction of merger or consolidation, or terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or acquire or be acquired by any Person, or otherwise change the form or organization of its business, or convey, sell, lease or otherwise dispose of any of the Collateral except (i) for transactions permitted by this Agreement, the Security Agreement or the Lease and
           (ii) Permitted Liens.

           (t) Compliance With Agreements. Lessor shall promptly take any and all actions as may be necessary to enforce its rights under the Lease, the Bills of Sale and Leasing Records executed and delivered by Lessee and to enforce or secure the performance by Lessee of its obligations thereunder. Without limiting the generality of the foregoing, Lessor shall file or cause to be filed all continuation statements required under the Uniform Commercial Code, as from time to time in effect in each applicable jurisdiction, with respect to the liens and security interests granted under the Security Agreement in order to maintain a first perfected lien upon and security interest in the Collateral. Not earlier than six months nor later than three months prior to the end of the 5-year period from the filing of UCC-l Financing Statements, Lessor shall provide to the Collateral Agent evidence satisfactory to it of the due recordation of such continuation statements.

           (u) Acceptance of Additional Nuclear Material Contracts. Lessor shall not accept the assignment by Lessee of all or any part of Lessee's rights in and to any additional Nuclear Material Contracts except in accordance with the terms and provisions of the Lease.

           (v) Deemed Loss Event. Lessor shall take all reasonable steps to prevent the occurrence of a Deemed Loss Event.

           (w)  Salaries.  Lessor shall not pay any salaries or wages.

      SECTION VIII.3 Covenants of each of the Agents, the Participants and the Owner Trustee.

           (a) Discharge of Liens. Each of the Participants, in its individual capacity, and each Agent, in its respective individual capacity, covenants as to itself, and not jointly with any such other person, that it shall not create or permit to exist at any time, and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and shall cause restitution to be made to the Owner Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with the obligations under this Section 8.3(a). Notwithstanding the foregoing, none of the Participants or each Agent, as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Nuclear Material, the Lease or the Owner Trust Estate or title thereto or any interest therein or the payment of Rent.

           (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of Owner Trustee to resign, Owner Trustee hereby agrees with Lessee, Lessor, the Administrator and each Agent: (i) except as permitted by the Trust Agreement, not to terminate or revoke the trust created by the Trust Agreement prior to the end of the Lease Term; (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the end of the Lease Term in such a manner as to adversely affect the rights of any such party; (iii) except as otherwise expressly authorized under the Basic Documents, not to withdraw from the Owner Trust Estate any funds without the prior written consent of each such party; and (iv) to comply with all of the terms of the Trust Agreement and the Loan Agreement applicable to it the nonperformance of which would adversely affect such party.

           (c) Successor Owner Trustee. Owner Trustee or any successor may resign or be removed by the Owner Trust Beneficiary, with or without cause (and, if a Lease Event of Default has occurred and is continuing, such removal is effective only with the consent of the Secured Parties), a successor Owner Trustee may be appointed, and a Qualified Institution may become Owner Trustee under the Trust Agreement, only in accordance with the provisions set forth in the Trust Agreement.

           (d) Indebtedness; Other Business. Owner Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Basic Documents and, for the benefit of the Owner Trust Beneficiary, agrees to be bound by Section 2.4 of the Trust Agreement.

           (e) Change of Principal Place of Business. Owner Trustee shall give prompt advance notice to the Participants and Lessee if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Nuclear Material or the Overall Transaction are kept, shall cease to be located at its address indicated on the signature page hereto or if it shall change its name or identity.

           (f) Transfer of Liquidity Bank Interests. Each Liquidity Bank shall not assign, transfer, convey or otherwise dispose of any of its interest in the LAPA, except in accordance with the LAPA.

           (g) Transfer of Capital Stock of Lessor. Owner Trustee shall not assign, transfer, convey or otherwise dispose of any of its interests in the shares of capital stock of Lessor without the prior written consent of the Collateral Agent.

           (h) Quiet Enjoyment. Each of the Participants, each Agent and the Owner Trustee covenants that, so long as Lessee makes timely payments of Rent and fully performs all the other obligations to be performed by Lessee hereunder and under the Lease, it will not hinder or interfere with Lessee's peaceable and quiet enjoyment of the possession and use of Nuclear Material leased under the Lease, subject, however, to the terms thereof and hereof.


                                   ARTICLE IX
                                   INDEMNITIES

      SECTION IX.1 General Indemnification. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by Applicable Laws, Lessee hereby agrees to indemnify and hold harmless each Indemnitee against any and all claims, demands and liabilities of whatsoever nature, and all costs, losses, damages, obligations, penalties, causes of action, judgments and expenses (including reasonable attorneys' fees and expenses) directly or indirectly relating to or in any way arising out of any of the following, whether such events, conditions or circumstances occurred before, on or after the date hereof:

           (a) defects in title to Nuclear Material on acquisition by Lessor, ownership of and interest in the Nuclear Material leased or to be leased hereunder (the term "Nuclear Material" when used in this
           Section 9.1 shall include, in addition to all other Nuclear Material, nuclear material the lease of which has been terminated hereunder and which is in storage, or is being transported to storage, and which has not been sold or disposed of by Lessor to Lessee or to a third party) or the licensing, ordering, rejection, use, nonuse, misuse, possession, control, installation, acquisition, storage, containerization, transportation, blending, transfer, consumption, leasing, insuring, operating, disposing, fabricating, refining, milling, enriching, conversion, cooling, processing, condition, operation, repair and reprocessing thereof, or resulting from the condition of the environment including the adjoining and/or underlying land, water, buildings, streets or ways, except to the extent that such costs are included in the Acquisition Cost of Nuclear Material leased or to be leased hereunder within the Stipulated Casualty Value specified within the limits provided by
           Section 4 of the Lease and except for any general administrative expenses of the Secured Parties and of such representative;

           (b) all costs, charges, damages or expenses and royalties and/or claims and expenses of litigation (including, but not limited to, reasonable attorneys' fees), arising out of or necessitated by the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Nuclear Material; provided, however, that Lessor shall make available to Lessee all of Lessor's rights under any similar indemnification from a Manufacturer under any Nuclear Material Contract;

           (c) any injury to or disease, sickness or death of persons, or loss of or damage to property occurring through or resulting from any Nuclear Incident involving or connected in any way with the Nuclear Material or any portion thereof;

           (d) any violation, or alleged violation, of any Basic Document or any Prudential Financing Document by Lessee or of any contracts or agreements to which Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to the Nuclear Material or any action or transaction by Lessee with respect thereto or pursuant to any Basic Document or any Prudential Financing Document;

           (e) performance of any labor or service or the furnishing of any materials in respect of the Nuclear Material or any portion thereof, except to the extent that such costs are included in the Acquisition Cost of such Nuclear Material within the Stipulated Casualty Value specified within the limits provided in Section 4 of the Lease;

           (f) liabilities based upon a theory of strict liability in tort, negligence or willful acts to the extent that such liabilities relate to the Nuclear Material or any action or transaction with respect thereto or pursuant to the Lease; or

           (g) the Lease, the Nuclear Material, the Prudential Lease or any related transactions or documents.

Lessee shall, forthwith, upon demand, reimburse Lessor, the Secured Parties or other indemnified parties, as the case may be, for any sum or sums expended with respect to any of the foregoing or advance such amount, upon request by Lessor, the Secured Parties or such other party for payment thereof; provided, however, that Lessee shall not indemnify any party seeking indemnification under this
Section 9.1, for any claims, demands, liabilities, costs or expenses (other than any such claims, demands, liabilities, costs, or expenses arising out of the gross negligence or willful misconduct of Lessee) which arise or result from, or relate to obligations of such party as an insurer under contracts or agreements of insurance or reinsurance. Without limiting any of the foregoing provisions of this Section 9.1, to the extent that Lessee in fact indemnifies an Indemnitee, Lessee shall be subrogated to the rights of such Indemnitee and shall have a right to determine the settlement of claims therein, provided that any such rights to which Lessee shall be subrogated shall be subordinate and subject in right of payment to the prior payment in full of all liabilities to Lessor of the person or entity in respect of which such rights exist. The foregoing indemnity shall not be affected by any termination of this Agreement, or of the lease of any Nuclear Material hereunder.

      SECTION IX.2 Claims Procedure. An Indemnitee shall, after obtaining knowledge thereof, promptly notify Lessee in writing of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release Lessee from any of its obligations under this Article IX, except to the extent that failure to give notice of any action, suit or proceeding against Indemnitee shall preclude Lessee's ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder. Lessee shall, after obtaining knowledge thereof, promptly notify each Indemnitee in writing of any indemnified Claim affecting such person. Subject to the provisions of the following paragraph and to the rights of insurers under policies of insurance maintained by Lessee, Lessee shall at its sole cost and expense be entitled to investigate any Claim and control the defense of each such Claim [and shall not be required to pay or discharge any Claim so long as the validity or the amount thereof shall be contested in good faith and by appropriate legal proceedings in any reasonable manner ; provided, that Lessee shall keep the Indemnitee which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect to such proceeding as such Indemnitee shall reasonably request. If Lessee does not elect to direct or assume such defense, the Indemnitee, at Lessee's expense, may direct such defense and select and employ such counsel as it chooses, and in such case, may settle such action on any reasonable basis. Lessee shall not, in connection with any action, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnitees selected by the Indemnitees.

      Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if in good faith opinion of counsel of such Indemnitee, there exists a conflict of interest such that it is advisable for such Indemnitee to retain control of such proceeding or such claim or liability involves the possibility of criminal sanctions or criminal liability to such Indemnitee or the Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to such Lessee. In such circumstances, the Indemnitee shall be entitled to control and assume responsibility for the defense of such claim or liability and Lessee shall pay the reasonable costs and expenses of such defense. In addition, any Indemnitee may participate in any proceeding controlled by Lessee pursuant to this Section 9.2 at its own expense. Lessee may in any event participate in all such proceedings at its own costs. Nothing contained in this Section 9.2 shall be deemed to require an Indemnitee to contest any Claim or assume responsibility for or control of any judicial proceeding with respect thereto.

      The Indemnitee shall supply Lessee, at Lessee's sole cost and expense, with such information as is available to the Indemnitee and is requested by Lessee as in the reasonable Opinion of Counsel to Lessee is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 9.2. Unless such Indemnitee waives its right to be indemnified with respect to a Claim under this Article IX or such Claim, in the reasonable opinion of the Indemnitee, exposes such Indemnitee to any risk of criminal liability, no Indemnitee shall enter into a settlement or other compromise with respect to such Claim without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. Lessee shall not be liable in the event of any settlement of any such action in which it is not entitled to assume the defense effected without its consent, which consent shall not be unreasonably withheld or delayed. In all actions in which Lessee has assumed the defense, Lessee shall not be liable in the event of any settlement of any such action effected without Lessee's consent, which consent shall not be unreasonably withheld or delayed. Each Indemnitee further agrees, in the case of any Claim covered by any policy of insurance maintained pursuant to Section 12 of the Lease, to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be reasonably required by such policy to maintain the insurance coverage provided. In the event Lessee proposes to settle the defense of any Claim and such Indemnitee determines in its good faith reasonable judgment that such proposed settlement would have a material adverse effect on such Indemnitee unrelated to the transactions contemplated by the Basic Documents, then such Indemnitee shall have the right to not enter into such proposed settlement and to assume the contest of such Claim, at its sole cost and expense. In such event, Lessee shall be relieved of any further obligation to defend such Claim and shall be released of any obligation to indemnify in respect of such Claim in excess of the liability Lessee would have accepted if such proposed settlement had been consummated. To the extent that any Indemnitee, in fact receives complete and full indemnification payments from or on behalf of Lessee under the indemnification provisions of this Article IX (or its insurers), Lessee shall, without any further action, be subrogated to the extent of such payment to such Indemnitee's rights (other than rights in respect of insurance policies maintained by such Indemnitee at its own expense), with respect to the transaction or event requiring or giving rise to such Claim. If an Indemnitee shall obtain repayment of any Claim paid by Lessee pursuant to this Article IX, such Indemnitee shall promptly pay to Lessee the amount of such repayment actually received by such Indemnitee; provided, however, that such amount shall in no event be payable before such time as Lessee shall have made all payments and indemnities then due under the Basic Documents to such Indemnitee.

      The indemnities and assumptions of liability in this Article IX shall continue in full force and effect notwithstanding the assignment of the Lease or the termination of the Lease, in whole or in part, whether by expiration of time or otherwise, for any action or inaction during the Lease Term in contravention of the terms of the Lease. The indemnities contained in this Article IX are expressly made for the benefit of and shall be enforceable by each Indemnitee.

      SECTION IX.3 General Tax Indemnity. Lessee agrees to pay, and indemnify and hold Indemnitees and their respective successors and assigns harmless on a net after-tax basis from, any and all federal, state, county, municipal or other fees and taxes of whatsoever nature including, but not limited to, license, qualification, franchise, sales, use, business, gross receipts, ad valorem, property, excise, and occupation fees and taxes and penalties and interest thereon, whether assessed, levied against or payable by the Indemnitees or to which the Indemnitees are subject with respect to the Nuclear Material or the ownership thereof or interest therein or the licensing, ordering, ownership, use, possession, control, acquisition, storage, containerization, transportation, blending, milling, enriching, transfer, consumption, leasing, insuring, operating, disposing, fabricating, refining, conversion, cooling and reprocessing of Nuclear Material, or measured in any way by the value thereof or by the business of investment in, financing of or ownership by Lessor with respect thereto; provided, however, that Lessee shall not be obligated to indemnify the Indemnitees for any taxes, whether federal, state or local, based on or measured by net income of the Indemnitees where taxable income is computed in substantially the same manner as taxable income is computed under the Code;

      Each Indemnitee shall furnish Lessee with copies of any requests for information received by such Indemnitee from any taxing authority relating to any taxes or other impositions with respect to which such Lessee is required to indemnify hereunder, and if claim is made against any Indemnitee for any such taxes or other impositions, with respect to which such Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall give such Lessee notice in writing of such claim. Lessee may, at its sole cost and expense, either in its own name if permitted by law or otherwise in the name of the relevant Indemnitee, with such Indemnitee's consent (such consent not to be unreasonably withheld or delayed), contest the validity, applicability or amount of any such tax or other imposition by (i) resisting payment thereof if practicable, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, provided, however, that in the case of any claim for refund, Lessee shall have paid the Indemnitee an amount, on a net after-tax basis, sufficient to pay the tax or other imposition; provided, further, that such contest shall be permitted only if no Lease Event of Default has occurred and is continuing hereunder and only if and to the extent that such contest is being conducted in good faith, is being diligently prosecuted by Lessee by appropriate legal proceedings, and Lessor shall have determined in its sole judgment that the action to be taken in connection with such contest will not result in any criminal penalty or in any risk of the sale, forfeiture or loss of, or the creation of a Lien (other than a Permitted Lien) on, the Nuclear Material or any interest of Lessor therein. Furthermore, as a condition to any right to contest any claim, Lessee must pay on demand all reasonable costs and expenses of the Indemnitee (including reasonable attorney's fees and expenses, including the allocated costs of internal counsel). If any Indemnitee shall obtain a refund of any amount paid by Lessee pursuant to this Section 9.3, such Indemnitee shall pay to such Lessee the amount of such refund (but not in excess of the amount paid by Lessee), together with the amount of any interest actually received by such Indemnitee on account of such refund. Lessee shall promptly notify Lessor of all reports or returns required to be made with respect to any tax or other imposition with respect to which Lessee is required to indemnify hereunder, and shall promptly provide Lessor with all information necessary for the making and timely filing of such reports or returns by Lessor. If Lessor requests that any such reports or returns be prepared and filed by Lessee, Lessee shall prepare and file the same if permitted by applicable law to file the same, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to Lessor, at least ten (10) Business Days in advance of the date such payment is to be made. Upon written request, Lessee shall furnish Lessor with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by such Lessee pursuant to this Section 9.3. All of the indemnities contained in this Section 9.3 shall apply from the date of the execution of this Agreement notwithstanding that the term has not yet commenced with respect to any Nuclear Material and shall continue in full force and effect notwithstanding the expiration or other termination of the Lease, and are expressly made for the benefit of, and shall be enforceable by, Lessor and the other Indemnitees.

      SECTION IX.4 No Contest. Lessee shall pay on or before the time or times prescribed by law any tax which is subject to indemnification pursuant to
      Section 9.3. Notwithstanding the foregoing, Lessee shall not be required to discharge any Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Nuclear Materials, the Lease or the Owner Trust Estate or title thereto or any interest therein or the payment of Rent.

      SECTION IX.5 Payments. Any tax indemnifiable under Section 9.3 shall be paid by Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 9.3 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable , but not before the date that the relevant tax is due. Any payments made pursuant to Section 9.3 directly to the Indemnitee entitled thereto shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Upon the request of any Indemnitee with respect to an indemnifiable tax paid by Lessee directly to the applicable taxing authority, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

      SECTION IX.6 Reports. Except as otherwise provided in the third sentence below, Lessee shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any taxes that are subject to indemnification pursuant to Section 9.3. Lessee may notify in writing all applicable governmental authorities having jurisdiction with respect to personal property taxes that Lessee is the appropriate party for receiving notices of (or copies of, if such governmental authority is required by law to notify Lessor) assessment, appeal and payment with respect to the Nuclear Material. If an Indemnitee is obligated by law to file any such reports or returns, then Lessee shall at least 15 days before the same are due to prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Lessee at its address listed on the signature page hereto copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver on a timely basis such notices shall not relieve Lessee of any obligations hereunder.

      SECTION IX.7 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or tax which Lessee is required to pay or reimburse under any other provision of this
      Article IX (each such payment or reimbursement under this Article IX, an "original payment") and such original payment constitutes income to such Indemnitee, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis so that, after subtracting all taxes imposed on such Indemnitee with respect to such original payment by Lessee (including any taxes otherwise excluded by Section 9.3 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

      SECTION IX.8 Lessor Breach. Lessee shall indemnify each Secured Party, the Owner Trustee, each Agent, the Arranger, the Administrator and their respective Affiliates, successors and assigns for any costs and expenses imposed upon such Secured Party, Owner Trustee, Agent, Arranger, Administrator, Affiliate, successor or assign, to the extent that such costs and expenses arise out of or are caused by the inaccuracy or breach of a representation, warranty, covenant or any undertaking contained in this Agreement or any Basic Document of Lessor.

      SECTION IX.9 Funding Losses. Lessee shall indemnify each Participant against any loss or expense (other than loss of the Drawn Margin in respect of a LIBO Rate Loan) that such Participant may sustain or incur as a consequence of any event, other than a default by such Participant in the performance of its obligations hereunder, that results in (i) such Participant receiving or being deemed to receive any amount on account of the principal of any LIBO Rate Loan prior to the end of the Interest Period in effect therefor, (ii) a failure to fund a LIBO Rate Loan on the date requested in accordance with the Advance Request or (iii) the conversion of any LIBO Rate Loan to an Alternate Base Rate Loan, or the conversion of the Interest Period with respect to any LIBO Rate Loan, in each case prior to the end of the Interest Period (or maturity date, as the case may be) in effect therefor (any of the events referred to in this sentence being called a "Breakage Event"). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by Participant, of (x) its cost of the liquidity or reemployment of deposits or other funds required for the LIBO Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (y) the amount of interest realized or likely to be realized by Participant in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of Participant setting forth any amount or amounts that Participant is entitled to receive pursuant to this Section
      9.10 shall be delivered to Lessee and shall be conclusive absent manifest error.

      SECTION IX.10 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement or any other Basic Document, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Participant or shall impose on such Participant or the London interbank market any other condition affecting this Agreement or any other Basic Document or Loans (excluding, for purposes of this Section 9.10, any such changes that affect taxes required to be withheld or deducted from, or otherwise directly payable by Lessee in connection with, any payment, with respect to which Section 9.3 shall govern), and the result of any of the foregoing shall be to increase the cost to such Participant of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Participant hereunder (whether of principal, interest or otherwise) by an amount deemed by such Participant to be material, then Lessee shall pay to such Participant within ten days of written demand therefor, in the case of those applicable to prior periods, and the dates specified, in the case of those applicable to future periods, such additional amount or amounts as will compensate such Participant for such additional costs incurred or reduction suffered.

      (b) If any Participant shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Participant (or any lending office of such Participant) or any Participant's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any governmental authority has or would have the effect of reducing the rate of return on such Participant's capital or on the capital of such Participant's holding company, if any, as a consequence of this Agreement or the Loans made by such Participant pursuant hereto (or in the case of any Liquidity Bank, any commitment to provide funding in connection therewith) to a level below that which such Participant or such
      Participant's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Participant's policies and the policies of such Participant's holding company with respect to capital adequacy) by an amount deemed by such Person to be material, then from time to time Lessee shall pay to such Participant such additional amount or amounts as will compensate such Participant or such Participant's holding company for any such reduction suffered.

      (c) Each Participant shall furnish Lessee with a certificate setting forth the amount or amounts necessary to compensate such Participant or its holding company (including the calculation thereof) as specified in paragraph (a) or (b) above, which shall be conclusive absent manifest error. In making the determinations contemplated by this Section 9.10, each Participant may make such estimates, assumptions, allocations and the like that such Participant in good faith determines to be appropriate. Lessee shall pay such Participant the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Participant to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Participant's right to demand such compensation. The protection of this Section shall be available to each Participant regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

      SECTION IX.11 Change in Legality. (a) Notwithstanding any other provision of this Agreement or any other Basic Document, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Participant to make or maintain any LIBO Rate Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Rate Loan, then, by written notice to Lessee and to the Liquidity Agent such Participant may require that all outstanding LIBO Rate Loans made by it be converted to Alternate Base Rate Loans, in which event all such LIBO Rate Loans shall be automatically converted to Alternate Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Participant shall exercise its rights hereunder under all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Rate Loans that would have been made by such Participant or the converted LIBO Rate Loans of such Participant shall instead be applied to repay the Alternate Base Rate Loans made by such Participant in lieu of, or resulting from the conversion of, such LIBO Rate Loans.

      (b) For purposes of this Section 9.11, a notice to Lessee by any Participant shall be effective as to each LIBO Rate Loan made by such Participant, if lawful, on the last day of the Interest Period currently applicable to such LIBO Rate Loan; in all other cases such notice shall be effective on the date of receipt by Lessee.

      SECTION IX.12 Non-U.S. Lender Taxes. Each Participant (or permitted transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to each of Lessee and the Liquidity Agent two copies of (a) Internal Revenue Service Form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Non-U.S. Lender is entitled to benefits under an income tax treaty to which the United States of America is a party that reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States of America, and (b) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code certifying that such Non-U.S. Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Basic Documents, or a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the [Lessee] and is not a controlled foreign corporation related to the [Lessee] (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the [Lessee] under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 9.12, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 9.12 that such Non-U.S. Lender is not legally able to deliver.

      SECTION IX.13 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

           (a) In the event (i) any Liquidity Bank delivers a certificate requesting compensation pursuant to Section 9.10 or (ii) any Liquidity Bank delivers a notice described in Section 9.11, Lessee may, at its sole expense and effort, upon notice to such Liquidity Bank and the Liquidity Agent, require such Liquidity Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in the LAPA), all of its interests, rights and obligations under this Agreement and the Basic Documents to an assignee which shall assume such assigned obligations (which assignee may be another Liquidity Bank, if the Liquidity Bank accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, (y) Lessee shall have received the prior written consent of the Liquidity Agent, which consent shall not unreasonably be withheld, and (z) Lessee or such assignee shall have paid to the affected Liquidity Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding LIBO Rate Loans or Alternate Base Rate Loans of the Liquidity Bank plus all fees and other amounts accrued for the account of the Liquidity Bank hereunder (including any amounts under Section 9.10 and Section 9.11); further provided that if prior to any such transfer and assignment the circumstances or event that resulted in the Liquidity Bank's claim for compensation under Section 9.10 or notice under Section 9.11, as the case may be, cease to cause such Liquidity Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 9.12, or cease to result in amounts being payable under Section 9.3, as the case may be (including as a result of any action taken by such Liquidity Bank pursuant to paragraph (b) below), or if such Liquidity Bank shall waive its right to claim further compensation under Section 9.10 in respect of such circumstances or event or shall withdraw its notice under Section 9.11, as the case may be, then such Liquidity Bank shall not thereafter be required to make any such transfer and assignment hereunder.

           (b) If (i) such  Liquidity  Bank  shall  request  compensation  under
           Section 9.10, or (ii) such Liquidity Bank delivers a notice described in Section 9.11, then such Liquidity Bank shall use reasonable efforts (which shall not require such Liquidity Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by Lessee and (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce or eliminate its claims for compensation under Section
           9.10 or enable it to withdraw its notice pursuant to Section 9.11, as the case may be, in the future. Lessee hereby agrees to pay all reasonable costs and expenses incurred by such Liquidity Bank in connection with any such filing, assignment, delegation and transfer.


                                    ARTICLE X
                DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS

      SECTION X.1 Upfront Fees and Facility Fees. Except as otherwise provided in Section 10.6, each payment of the Facility Fee and Upfront Fee received by the Collateral Agent shall be distributed by the Collateral Agent promptly upon receipt to the Liquidity Banks based upon each Liquidity Banks respective Commitment.

      SECTION X.2 Basic Rent Payments. Except as otherwise provided in Section 10.6, each installment of Basic Rent received by the Collateral Agent shall be distributed by the Collateral Agent promptly upon receipt, in the following order of priority:

      first, so much of such payments as shall be required to pay in full accrued but unpaid interest (including interest on overdue principal and interest) shall be distributed to the Participants, ratably, without priority of one over the other, in the proportion that the amount of accrued but unpaid interest due each Participant bears to the aggregate amount of such payments then due all the Participants;

      second, so much of such payments as shall be required to pay in full the outstanding principal amount of the CP Loans then owned by the CP Lender (excluding any CP Loans that have been converted to Facility Loans pursuant to Section 2.9(a) of the Loan Agreement) shall be distributed to the CP Lender; and

      third, so much of such payments as shall be required to pay in full the outstanding principal amount of the Facility Loans then owned by the Liquidity Banks, shall be distributed to the Liquidity Banks, ratably, without priority of one over the other, in the proportion that the principal amount of each Liquidity Bank's Facility Loans bears to the aggregate principal amount of the Facility Loans then held by the Liquidity Banks.

      SECTION X.3 Payments for the Repurchase of All of the Nuclear Material. Except as otherwise provided in Section 10.6, each payment of the entire Lease Balance received by the Collateral Agent shall be distributed by the Collateral Agent promptly upon receipt to all of the Participants, ratably, in proportion that the principal amount of each Participant's Loans bears to the aggregate principal amount of the Loans then outstanding.

      SECTION X.4 Payments for Less than All of the Nuclear Material. Except as otherwise provided in Section 10.7, each payment of less than all of the Lease Balance received by the Collateral Agent shall be distributed by the Collateral Agent promptly upon receipt first in accordance with clause "second" of Section 10.2 and next to the CP Lender.

      SECTION X.5 Payments of Additional Rent. All payments of Additional Rent received by the Collateral Agent (excluding amounts paid by the Lessee to the Person entitled thereto) shall be distributed promptly by the Collateral Agent upon receipt thereof to the Persons entitled thereto pursuant to the Basic Documents.

      SECTION X.6 Payments After a Lease Event of Default. All amounts received by the Collateral Agent in connection with (x) any sale of all the Nuclear Material as a result of a Lease Event of Default, (y) any casualty after the occurrence and continuance of a Lease Event of Default or (z) payments received after the occurrence and continuance of a Lease Event of Default and the acceleration of the CP Notes or the Facility Notes shall be distributed by the Collateral Agent, after payment of all amounts due and unpaid to the Collateral Agent under the Basic Documents, in the following order of priority:

           first, so much of such payments or amounts as shall be required to pay the then existing or prior Participants the amounts payable to them pursuant to any expense reimbursement or indemnification or fee provisions of the Basic Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

           second, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of, and all accrued and to be accrued but unpaid interest (including interest on interest) on all of the CP Loans then owned by the CP Lender (excluding any CP Loans that have been converted to Facility Loans pursuant to Section 2.9(a) of the Loan Agreement) shall be distributed to the CP Lender; and

           third, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of, and all accrued but unpaid interest (including interest on interest) on all of the Facility Loans, shall be distributed, ratably, in proportion that the principal amount of each Liquidity Bank's Facility Loans bears to the aggregate amount of the Facility Loans then outstanding.

      SECTION X.7 Payments of Excluded Amounts. Notwithstanding any other provision of this Section 10, any Excluded Amounts received at any time by the Collateral Agent shall be distributed promptly to the Person entitled to receive such Excluded Amounts pursuant to the Basic Documents.

      SECTION X.8 Payments for other Specific Purposes. (a) Subject to Sections 10.8(b) and (c), any payment received by the Collateral Agent for which no provision as to the application thereof is made in the Basic Documents or elsewhere in this Section 10 shall be distributed pro rata among the Participants, without priority of one over the other, in the proportion that each Participants' share of the Lease Balance bears to the Lease Balance.

           (b) Except as otherwise provided in Sections 10.1 and 10.2, all payments received and amounts realized by the Collateral Agent under the Lease or otherwise with respect to the Nuclear Material, or any Proceeds thereof to the extent received or realized at any time after an indefeasible payment in full of the Lease Balance to the Participants and any other amounts due and owing to the Participants, shall be distributed forthwith by the Collateral Agent in the order of priority set forth in clause "first" of Section 10.6; and

           (c) Any payment received by the Collateral Agent for which provision as to the application thereof is made in a Basic Document but not elsewhere in this Section 10 shall be distributed promptly by the Collateral Agent to the person and for the purpose for which such payment was made in accordance with the terms of such Basic Document.

      SECTION X.9 Payment of Interest Before Principal. To the extent any payment made to the CP Lender, personally, is insufficient to pay in full its share of the principal and accrued and unpaid interest on outstanding CP Loans, then each such payment shall first be applied to accrued interest and then to principal.


                                   ARTICLE XI
                                COLLATERAL AGENT


      SECTION XI.1 Appointment of Collateral Agent; Powers and Authorization to Take Certain Actions.

      (a) Each Participant irrevocably appoints and authorizes [_______________] to act as its Collateral Agent hereunder, with such powers as are specifically delegated to Collateral Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs the Collateral Agent to, and Collateral Agent agrees for the benefit of the Participants, that, on the Document Closing Date it shall accept the Basic Documents. Collateral Agent accepts the agency hereby created applicable to it and agrees to hold security interests granted by Lessor in the Owner Trust Estate for the benefit of the CP Lender and Liquidity Banks, to receive all payments and proceeds pursuant to the Basic Documents and disburse such payments or proceeds in accordance with the Basic Documents. Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Collateral Agent shall not be responsible to any Participant (or to any other person) (i) for any recitals, statements, representations or warranties of any party contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Basic Documents, other than the representations and warranties made by Collateral Agent in Section 7.3, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Collateral Agent's obligations under Section 7.3 hereto) or of any other document referred to or provided for therein or (iii) for any failure by any Lessee, Lessor or any other third party (other than Collateral Agent) to perform any of its obligations under any Basic Document. Collateral Agent may employ collateral agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence, willful misconduct or in the case of Collateral Agent's handling of funds, the failure to act with the same care as Collateral Agent uses in handling its own funds.

      (b) Collateral Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Nuclear Material, any Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any related document to which such Collateral Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Basic Document against any Collateral Agent. The permissive right of Collateral Agent to take actions enumerated in this Agreement or any other Basic Document shall never be construed as a duty, unless Collateral Agent is instructed or directed to exercise, perform or enforce one or more rights by the Majority Secured Parties (provided that Collateral Agent has received indemnification reasonably satisfactory to it). Subject to Section 11.1(c) below, no provision of the Basic Documents shall require Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Basic Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Collateral Agent are ministerial in nature.

      (c) Except as specifically provided herein, Collateral Agent is acting hereunder solely as Collateral Agent and, except as specifically provided herein, Collateral Agent is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Collateral Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity or in the case of Collateral Agent's handling of funds, the failure to act with the same care as Collateral Agent uses in handling its own funds.

      (d) Collateral Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates, if any, with the same rights as it would have if it were not the named Collateral Agent hereunder.

      SECTION XI.2 Reliance. Collateral Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Collateral Agent with due care (including any expert selected by Collateral Agent to aid Collateral Agent in any calculations required in connection with its duties under the Basic Documents).

      SECTION XI.3 Action Upon Instructions Generally. Subject to Sections 11.4 and 11.6, upon written instructions of the Majority Secured Parties, Collateral Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Nuclear Material, and give such consent or enter into such amendment to any document to which it is a party as Collateral Agent as may be specified in such instructions. Collateral Agent shall deliver to each Participant a copy of each notice, report and certificate received by Collateral Agent pursuant to the Basic Documents. Collateral Agent shall not have any obligation to investigate or determine whether there has been a Lease Event of Default. Collateral Agent shall not be deemed to have notice or knowledge of a Lease Event of Default unless an officer of Collateral Agent is notified in writing of such Lease Event of Default. If Collateral Agent receives notice of a Lease Event of Default, Collateral Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to Section 11.4, Section 11.6 and Article XIII, Collateral Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Majority Secured Parties or, in the case of a Payment Default, as directed by any Participant; provided that, unless and until Collateral Agent receives such directions, Collateral Agent may refrain from taking any action, or may act in its discretion, with respect to such Lease Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to [Section 9.2] of the Lease, the Majority Secured Parties may deliver written instructions to Collateral Agent to waive, and Collateral Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Collateral Agent shall not waive any (i) Payment Default or (ii) covenant or provision which cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Agreement, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Secured Parties and such instructions of the Majority Secured Parties and any action taken or failure to act pursuant thereto shall be binding on each Participant.

      SECTION XI.4 Indemnification. Each Participant (other than the CP Lender) shall reimburse and hold Collateral Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Collateral Agent by, or on behalf of, Lessee in accordance with Section 9.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Collateral Agent and all other reasonable attorneys' fees and expenses incurred by Collateral Agent, in any way relating to or arising in any manner out of (i) any Basic Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Majority Secured Parties (including, without limitation, the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by such Collateral Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of such Collateral Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Collateral Agent in Section 7.3 or in the Loan Agreement, (c) in the case of Collateral Agent's handling of funds, the failure to act with the same care as Collateral Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Collateral Agent based on or measured by any fees, commissions or compensation received by it for acting as Collateral Agent in connection with the transactions contemplated by the Basic Documents.

      SECTION XI.5 Independent Credit Investigation. Each Participant by entering into this Agreement agrees that it has, independently and without reliance on Arranger, Collateral Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Agreement and each of the other Basic Documents to which it is a party and that it shall, independently and without reliance upon Arranger, Collateral Agent or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Collateral Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee.
      Except for notices or statements which Collateral Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Collateral Agent alone (and not also to each Participant, it being understood that Collateral Agent shall forward copies of same to each Participant) hereunder or under any other Basic Document, Collateral Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Collateral Agent or any of its Affiliates.

      SECTION XI.6 Refusal to Act. Except for notices and actions expressly required of Collateral Agent hereunder and except for the performance of its obligations under Section 7.3 hereto, Collateral Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants, subject to the terms and conditions of Section 11.4(b) above, against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 11.4(a), it being understood that no action taken by Collateral Agent in accordance with the instructions of the Majority Secured Parties shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Basic Document or to any Applicable Laws.

      SECTION XI.7 Resignation or Removal of Collateral Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by giving notice thereof to each Participant, Lessor and Lessee or may be removed at any time by written notice from the Majority Secured
      Parties. Upon any such resignation or removal, the Majority Secured Parties at the time of the resignation or removal shall have the right to appoint a successor Collateral Agent which shall be a financial institution having a combined capital and surplus of not less than $100,000,000, and which (unless a Lease Event of Default exists) shall be reasonably acceptable to Lessee. If, within 30 calendar days after the retiring Collateral Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Collateral Agent is not so appointed and does not accept such appointment, then the retiring or removed Collateral Agent may appoint a successor Collateral Agent which (unless a Lease Event of Default exists) shall be reasonably acceptable to Lessee and transfer to such successor Collateral Agent all rights and obligations of the retiring Collateral Agent. Such successor Collateral Agent shall be a financial institution having combined capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as a Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall be discharged from duties and obligations as Collateral Agent thereafter arising hereunder and under any related document. If the retiring Collateral Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

      SECTION XI.8 Separate Collateral Agent. The Majority Secured Parties may, and if they fail to do so at any time when they are so required, Collateral Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which the Collateral may be located, appoint one or more individuals or corporations either to act as co-Collateral Agent jointly with Collateral Agent or to act as separate Collateral Agent of all or any part of the Collateral, and vest in such individuals or corporations, in such capacity, such title to such Collateral, or any part thereof, and such rights or duties as Collateral Agent may consider necessary or desirable. Collateral Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Collateral Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-Collateral Agent or separate Collateral Agent more fully confirming such title, rights or duties to such co-Collateral Agent or separate Collateral Agent. Upon the acceptance in writing of such appointment by any such co-Collateral Agent or separate Collateral Agent, it, she or he shall be vested with such interest in the Collateral or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Basic Documents, as shall be specified in the instrument of appointment, jointly with Collateral Agent (except insofar as local law makes it necessary for any such co-Collateral Agent or separate Collateral Agent to act alone), subject to all terms of the Basic Documents. Any co-Collateral Agent or separate Collateral Agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Collateral Agent its attorney-in-fact and Collateral Agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-Collateral Agent or separate Collateral Agent shall die, become incapable of acting, resign or be removed, the interest in the Collateral and all rights and duties of such co-Collateral Agent or separate Collateral Agent shall, so far as permitted by law, vest in and be exercised by Collateral Agent, without the appointment of a successor to such co-Collateral Agent or separate Collateral Agent.

      SECTION XI.9 Termination of Agency. The agencies created hereby shall terminate upon the final disposition by Collateral Agent of all Collateral at any time subject hereto and the final distribution by Collateral Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with their terms; provided, that at such time Lessee shall have complied fully with all the terms hereof.

      SECTION  XI.10   Compensation  of  Collateral  Agent.   Lessee  shall  pay
      Collateral Agent its reasonable fees, costs and expenses for the performance of Collateral Agent's obligations hereunder as set forth in the Collateral Agent Fee Letter.

      SECTION XI.11 Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Basic Documents: (a) this Agreement and the other Basic Documents to which a Collateral Agent is a party are executed by such Collateral Agent, not in its individual capacity (except with respect to the representations and warranties of such Collateral Agent in Section 7.3), but solely as Collateral Agent under the Basic Documents in the exercise of the power and authority conferred and vested in it as Collateral Agent; (b) each and all of the undertakings and agreements herein made on the part of Collateral Agent are each and every one of them made and intended not as personal undertakings and agreements by Collateral Agent, or for the purpose or with the intention of binding Collateral Agent personally, but are made and intended for the purpose of binding only the Collateral Agent unless expressly provided otherwise; (c) actions to be taken by Collateral Agent pursuant to its obligations under the Basic Documents may, in certain circumstances, be taken by Collateral Agent only upon specific authority of the Participants; (d) nothing contained in the Basic Documents shall be construed as creating any liability on Collateral Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or Collateral Agent of, Collateral Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any person claiming by, through or under them; and (e) so far as Collateral Agent, individually or personally, is concerned, the other parties hereto and any person claiming by, through or under them shall look solely to the Collateral and Lessee for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 11.11 shall be construed to limit in scope or substance the general corporate liability of Collateral Agent in respect of its gross negligence, willful misconduct, those representations, warranties and covenants of Collateral Agent in its individual capacity set forth herein or in any of the other Basic Documents or, in the case of the Collateral Agent's handling of funds, the failure to act with the same care as Collateral Agent uses in handling its own funds.


                                   ARTICLE XII
                          AMENDMENTS TO BASIC DOCUMENTS

      SECTION XII.1 Amendments to Basic Documents With Consent of Participants. At any time and from time to time, but only with the consent of the Majority Secured Parties, Lessor shall enter into such written amendment of, supplement to, or waiver or modification of, the Lease or any other Basic Document to which it is party as Lessee may agree to and as may be specified in such consent; provided, however, that, without the consent of Lessor and each Participant, no amendment of, supplement to, or waiver or modification of, any Basic Document, shall:

           (i) modify any of the provisions of this Section 12.1, change the definition of "Majority Secured Parties", Additional Costs, or modify or waive any provision of an Basic Document requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Basic Document);

           (ii) modify, amend, waive or supplement any of the provisions of Sections 3.6, 3.7, 4.1, 4.4, 8.1, 8.2, or 10.1 of the Participation Agreement;

           (iii) reduce, modify, amend or waive any indemnities in favor of Lessor or any Participant (except that any person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

           (iv) postpone, reduce or forgive, in whole or in part, any payment of Rent, interest or, subject to clause (iii) above, other amounts payable under the Lease or this Agreement, or modify the definition or method of calculation of any payment of Rent, Lease Balance or other amount payable hereunder;

           (v) consent to any assignment of the Lease releasing Lessee from its obligations in respect of the payments of Rent or changing the absolute and unconditional character of such obligations;3/

           (vi) permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Basic Documents, or deprive Lessor or any Participant of the benefit of the security interest in the Collateral granted by each Lessee; or

and provided, further, that no amendment of, supplement to, or waiver or modification of, any Basic Document shall amend, supplement, waive or modify any provisions of any Basic Document limiting rights of any person against the CP Lender without the written consent of the Administrator.

      SECTION XII.2 Amendments to Basic Documents Affecting Any Agent. Without the prior written consent of such Agent, no amendment of, supplement to, or waiver or modification of, any Basic Document shall adversely affect any Agent's rights or immunities or modify or increase the duties or obligations of any Agent with respect to, any Basic Document.


                                  ARTICLE XIII
                                  MISCELLANEOUS

      SECTION XIII.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of Lessee contained herein shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

      SECTION XIII.2 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT TO THE MAXIMUM EXTENT PERMITTED BY LAW SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      SECTION XIII.3 Effect and Modification of Agreement. No variation, modification, amendment or waiver of this Agreement, including any Schedules or Exhibits hereto, or any other Basic Document to which Lessor is a party shall be valid unless in writing and signed by each of Lessee and Lessor with the consent of Participants pursuant to this Agreement. No variation, modification, amendment or waiver of any Note shall be valid unless in writing and signed by Lessor with the consent of the registered holder of such Note.

      SECTION XIII.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, delivered by facsimile (and confirmed, which confirmation may be mechanical), upon delivery by a nationally recognized overnight delivery service or otherwise actually received to such party at their respective addresses set forth on Schedule 2 or Schedule 1-A hereto, as applicable; or at such other place in the United States as any such party may designate by notice given in accordance with this Section 13.4.

      SECTION XIII.5 Transaction Costs. Lessee shall pay all Transaction Costs whether or not the transactions contemplated hereby close. Lessee shall pay on each Advance Date Transaction Costs invoiced and received no less than five days before such Advance Date. In addition, Lessee agrees to pay or reimburse Lessor, the Agents, the Administrator and the Participants, who shall be entitled to reimbursement for only one law firm each (including, but not limited to: Mayer, Brown & Platt; Cadwalader, Wickersham & Taft; and any local counsel specifically retained) except in the case of clauses (c) and (d) below, for all other reasonable out-of-pocket costs and expenses reasonably incurred by it in connection with: (a) negotiating and entering into the Basic Documents or entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Basic Documents; (b) any casualty or termination of the Lease or any other Basic Document; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Basic Document; (d) the enforcement of the rights or remedies under the Basic Documents; (e) any transfer by Lessor, Collateral Agent or a Participant of any interest in the Lease or a Note during the continuance of a Lease Event of Default or Loan Agreement Event of Default; (f) any extension of the LAPA; or (g) the transfer of the Nuclear Material in accordance with the Lease.

      SECTION XIII.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

      SECTION XIII.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION XIII.8 Successors and Assigns. [This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.]4/ Assignments and participations in respect of a Liquidity Bank's interests hereunder and under the other Basic Documents shall be governed by Section ___ of the Loan Agreement and
      Section 10.1 of the LAPA.

      SECTION XIII.9 Brokers. None of Lessee, Lessor or the Participants has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Agreement or the transactions contemplated hereby, except that Lessee and its Affiliates have retained Arranger as arranger in connection with the transactions contemplated hereby and Lessee shall be responsible for any and all claims, liabilities, or demands by Lessee for fees or other entitlements with respect to the Lease or the transactions contemplated hereby.

      SECTION XIII.10 JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CIVIL ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY BASIC DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION XIII.11 Captions; Table of Contents. Section captions and the table of contents used in this Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Agreement.

      SECTION XIII.12 FINAL AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER BASIC DOCUMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE OVERALL TRANSACTION. THIS AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION XIII.13 No Third-Party Beneficiaries. Nothing in this Agreement or the other Basic Documents shall be deemed to create any right in any person not a party hereto or thereto (other than the permitted successors and assigns of Lessee, Lessor, the Participants and the Agents), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid. Any party to this Agreement shall be deemed to be a third party beneficiary of any other Basic Document to the extent that such other Basic Document to which it is not a signatory provides that such party shall be the recipient of a notice or that such party's consent or approval is needed before the taking of any required action.

      SECTION XIII.14 Limitations on Recourse to the CP Lender. Notwithstanding any provision of the Participation Agreement to the contrary, the Lessor, Lessee, Collateral Agent, Administrator, Owner Trustee and Liquidity Banks agree that the CP Lender shall only be required to pay (a) any fees or liabilities that it may incur hereunder only to the extent the CP Lender has Excess Funds (as defined in the LAPA) and (b) any expenses, indemnities or other liabilities under any other Basic Document only to the extent the CP Lender has Excess Funds; provided, however, that if the CP Lender has insufficient funds to make any payments required by this Participation Agreement to the Lessor, Lessee, Collateral Agent, Administrator, Owner Trustee or Liquidity Banks, such Persons shall not be excused from the performance of their respective obligations hereunder. In addition, no amount owing by the CP Lender hereunder in excess of the liabilities that the CP Lender is required to pay in accordance with the preceding sentence shall constitute a claim (as defined in Section 101 to Title 11 of the United States Code) against the CP Lender. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of or claim against, the CP Lender arising out of or based upon this Participation Agreement, against any stockholder, employee, officer, director, manager or incorporator of the CP Lender or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. Any and all claims against the CP Lender by any other Person shall be subordinate to the claims of the holders of the Commercial Paper Notes. The obligations of Lessor, Lessee, Collateral Agent, Administrator, Owner Trustee and Liquidity Banks under this Section
      13.25 shall survive the termination of this Participation Agreement.

      SECTION XIII.15 Reproduction of Documents. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants in connection with the Basic Documents; (c) documents received by Lessor in connection with Lessor's receipt and/or acquisition of the Nuclear Material; and (d) financial statements, certificates, and other information previously or hereafter furnished to Collateral Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Participants agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION XIII.16 Consideration for Consents to Waivers and Amendments. Lessee agrees that it shall not, and that it shall not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to Lessor or any Participant in connection with, in exchange for, or as an inducement to, Lessor's or such Participant's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Basic Document unless such consideration or benefit is offered ratably to Lessor and all Participants.

      SECTION XIII.17 Liabilities of Participants. No Participant shall have any obligation to any other Participant or to each Lessee, Lessor or any Agent with respect to the transactions contemplated by the Basic Documents except those obligations of such Participant expressly set forth in the Basic Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Basic Documents except as otherwise so set forth.

      SECTION XIII.18 Liabilities of Agents. Agents shall not have any duty, liability or obligation to any party to this Agreement with respect to the transactions contemplated hereby except those duties, liabilities, or obligations expressly set forth in this Agreement, and any such duty, liability or obligation of such Agent shall be as expressly limited by this Agreement, as the case may be.

      SECTION XIII.19 Limited Liability of Lessor. The parties hereto agree that Lessor shall have no personal liability whatsoever to Lessee, the CP Lender, the Liquidity Banks, any Agent or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Basic Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that Lessor shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence or (b) negligence in the handling of funds.

      SECTION XIII.20 Submission to Jurisdiction. Lessor, any Agent, the Administrator and the Participants may bring suit to enforce any claim arising out of the Basic Documents in any state or Federal court located in New York, New York having subject matter jurisdiction, and with respect to any such claim, Lessee hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Lessee at its respective address specified in this Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York, New York including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that Lessee is not subject to personal jurisdiction or service of process in such forum. Nothing herein contained shall preclude Lessor or any Participant from bringing an action or proceeding in respect hereof in any other state or federal court within the United States having subject matter jurisdiction with respect to such action and personal jurisdiction over the parties to such action. Lessee agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

      SECTION XIII.21 Non-Petition. Each of Lessee, Lessor, each Liquidity Bank, the Collateral Agent, the Owner Trustee and the Liquidity Agent hereby agrees that it shall not institute against, or join or assist any other person in instituting against, the CP Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by that CP Lender is paid. This Section 13.21 shall survive the termination of this Agreement.

      SECTION XIII.22 Role of Arranger. Each party hereto acknowledges hereby that it is aware of the fact that Arranger has acted as an "arranger" with respect to the transactions contemplated by the Basic Documents. The parties hereto acknowledge and agree that Arranger and its Affiliates, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Basic Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Basic Documents in its capacity as Arranger.

      SECTION XIII.23 Assignment of CP Lender's Interest in Loan Agreement to Liquidity Banks or SPC Assignee. In the event the CP Lender exercises its option to sell all of its interests under the Loan Documents to the Liquidity Banks pursuant to Section 3.2 of the LAPA, the CP Lender, without further act, shall be deemed to have assigned to the Liquidity Banks on a several basis in accordance with their Percentage Interests all of their right, title and interest in the Basic Documents and the Liquidity Banks shall be deemed to have assumed as of the date of transfer on a several basis as aforesaid all obligations of the CP Lender arising on or after the date of transfer. In the event the CP Lender assigns all or a portion of its Loan and its rights and interests under the LAPA to an "SPC Assignee" in accordance with Section 10.1 (or an equivalent provision) of the LAPA, then the CP Lender, without further act, shall be deemed to have assigned to such SPC Assignee all or a portion, as applicable, of its right, title and interest in the Basic Documents and such SPC Assignee shall be deemed to have assumed all or a portion, as applicable, of the obligations of the CP Lender arising on or after the date of such assignment.

      SECTION XIII.24 Non-Consenting Liquidity Bank. The CP Lender shall draw down on any non-consenting Liquidity Bank's Commitment Amount if it has not been replaced in accordance with the LAPA, at least two Business Days before the purchase termination date thereunder.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


Lessee:                             INDIANA MICHIGAN POWER COMPANY, as Lessee


                                       By:
                                  Name Printed:
                                     Title:


Lessor:                             DCC FUEL CORPORATION, as Lessor


                                       By:
                                  Name Printed:
                                     Title:


Owner Trustee:                      HUNTINGTON TRUST COMPANY,
                                    N.A., not in its individual capacity, but solely as Owner Trustee


                                       By:

                                        Name Printed:
                                        Title:


Collateral Agent:                   [________________], as Collateral Agent


                                       By:
                                  Name Printed:
                                     Title:


Administrator and Liquidity Agent:  BANK OF AMERICA, NATIONAL ASSOCIATION, as
                                    Administrator and Liquidity Agent


                                       By:
                                  Name Printed:
                                     Title:


CP Lender:                          HATTERAS FUNDING CORPORATION, as CP Lender


                                       By:
                                  Name Printed:
                                     Title:


Liquidity Banks: